As filed with the Securities and Exchange Commission on April 5, 2002
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      INLAND RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                                   ----------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                    (Address of principal executive offices)

                                   ----------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
       (Name, address, including zip code and telephone number, including area code of agent for service)

                                   ----------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                          KATTEN MUCHIN ZAVIS ROSENMAN
                             525 WEST MONROE STREET
                                   SUITE 1600
                          CHICAGO, ILLINOIS 60661-3693

                            -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

================================================================================

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]_____________

                         CALCULATION OF REGISTRATION FEE

                                                                                                 Proposed
                                                                                Proposed          Maximum
                                                                                Maximum          Aggregate          Amount of
    Title of Each Class of                                  Amount Being     Offering Price      Offering         Registration
 Securities Being Registered                                 Registered         Per Share          Price               Fee
Common Stock, $.01 par value.........................       150,000,000          $10.00       $1,500,000,000      $138,000.00
Common Stock, $.01 par value (1).....................         6,000,000           12.00           72,000,000      $  6,624.00
Common Stock, $.01 par value (2).....................        12,000,000            9.50          114,000,000      $ 10,488.00
Soliciting Dealer Warrants (3).......................         6,000,000           .0008                4,800      $      0.45
                                                                                                                  -----------
TOTAL                                                                                                             $155,112.45

(1) Represents Shares which are issuable upon exercise of warrants issuable to Inland Securities Corporation (the "Dealer Manager") or its assignees pursuant to that certain Warrant Purchase Agreement between the registrant and the Dealer Manager (the "Warrant Purchase Agreement"), a copy of the form of which is filed as Exhibit 1.3 to the registration statement.

(2) Represents Shares issuable pursuant to the registrant's Distribution Reinvestment Program.

(3) Represents warrants issuable to the Dealer Manager to purchase 6,000,000 Shares pursuant to the Warrant Purchase Agreement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                        SUBJECT TO COMPLETION PRELIMINARY
                         PROSPECTUS DATED APRIL 5, 2002

                                   PROSPECTUS

                       168,000,000 SHARES OF COMMON STOCK

                      INLAND RETAIL REAL ESTATE TRUST, INC.

$10.00 PER SHARE                       MINIMUM INITIAL PURCHASE - 300 SHARES
                                   (100 SHARES FOR TAX-EXEMPT ENTITIES)

         We are a Maryland real estate investment trust, or REIT, which primarily acquires and manages properties related to retail centers located mainly in states east of the Mississippi River.

         We are offering:

         o 150,000,000 shares of common stock to investors who meet our suitability standards;

         o up to 12,000,000 shares of common stock to participants in our reinvestment plan;*

         o up to 6,000,000 warrants that may be issued to our managing dealer as part of its compensation for selling our common stock to the public; and

         o up to 6,000,000 shares issuable upon the exercise of the warrants that may be issued to our managing dealer.

No public market currently exists for our shares of common stock and our shares cannot be readily sold.

         The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 150,000,000 of our shares. Your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association, and will be held in trust for your benefit, pending release to us. Subscription proceeds are expected to be released to us as subscriptions are accepted. This offering will
end no later than        , 2003, unless we elect to extend it to a date no later
than        , 2004 in states that permit us to make this extension.

         INVESTING IN US INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF THE RISKS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              PER SHARE               TOTAL
                                             -----------        -----------------
      Public offering price ..............   $    10.00*        $   1,614,000,000
      Selling commissions ................   $     0.95         $     142,500,000
      Proceeds, before expenses, to us....   $     9.05         $   1,471,500,000

                          INLAND SECURITIES CORPORATION
                   THE DATE OF THIS PROSPECTUS IS            .

* Offering price per share of common stock issuable pursuant to distribution reinvestment program is $9.50.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
         Inland Retail Real Estate Trust, Inc.....................................................................1
         The types of real estate that we acquire and manage......................................................1
         Our sponsor, advisor, managing dealer, property managers and The Inland Group............................1
         Risk factors.............................................................................................1
         Conflicts of interest....................................................................................2
         Compensation to be paid to our advisor and affiliates....................................................3
         Primary business objective and strategies................................................................3
         Terms of the offering....................................................................................4
         Suitability Standards....................................................................................4
         Shares to be sold upon completion of the offering........................................................4
         Is an investment in us appropriate for you?..............................................................5

RISK FACTORS......................................................................................................6
         Risks Related to the Offering............................................................................6
         Risks Related to our Organization and Structure.........................................................13
         Risks of Real Estate Ownership..........................................................................14
         Tax Risks...............................................................................................21
         Employee Benefit Plan Risks.............................................................................22

HOW WE OPERATE...................................................................................................24

CONFLICTS OF INTEREST............................................................................................25

COMPENSATION TABLE...............................................................................................28
         Nonsubordinated Payments................................................................................28
         Subordinated Payments...................................................................................34
         Compensation to Officers and Directors..................................................................36

ESTIMATED USE OF PROCEEDS........................................................................................38

PRIOR PERFORMANCE OF OUR AFFILIATES..............................................................................39
         Prior Investment Programs...............................................................................39
         Summary Information.....................................................................................39
         Publicly Registered REIT................................................................................41
         Publicly Registered Limited Partnerships................................................................42
         Private Partnerships....................................................................................42
         Private Placement Real Estate Equity Program............................................................43
         Private Placement Mortgage and Note Programs............................................................44
         Loan Modifications and Work-Outs........................................................................46
         Effects of Property Exchanges on Investors..............................................................49
         Additional Information..................................................................................49
         Summary Tables..........................................................................................49

MANAGEMENT.......................................................................................................51
         Inland Affiliated Companies.............................................................................51
         Our General Management..................................................................................54
         Our Directors and Executive Officers....................................................................55
         Committees of Our Board of Directors....................................................................57
         Compensation of Directors and Officers..................................................................58
         Executive Compensation..................................................................................58

         Independent Director Stock Option Plan..................................................................59
         Our Advisor.............................................................................................60
         Our Advisory Agreement..................................................................................61
         The Property Managers and the Management Agreements.....................................................64
         Inland Securities Corporation...........................................................................68

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR...............................71

PRINCIPAL STOCKHOLDERS...........................................................................................74

OUR STRUCTURE AND FORMATION......................................................................................74
         Structure...............................................................................................74
         Benefits of the UPREIT Structure........................................................................76

SELECTED FINANCIAL DATA..........................................................................................77

INVESTMENT OBJECTIVES AND POLICIES...............................................................................78
         General.................................................................................................78
         Distributions...........................................................................................78
         Types of Investments....................................................................................79
         Property Acquisition Standards..........................................................................80
         Description of Leases...................................................................................81
         Property Acquisition....................................................................................81
         Borrowing...............................................................................................82
         Sale or Disposition of Properties.......................................................................83
         Change in Investment Objectives and Policies............................................................84
         Investment Limitations..................................................................................84
         Other Investments.......................................................................................84
         Appraisals..............................................................................................85
         Return of Uninvested Proceeds...........................................................................85
         Additional Offerings and Exchange Listing...............................................................85
         Joint Ventures..........................................................................................85
         Construction and Development Activities.................................................................86
         Other Policies..........................................................................................86

REAL PROPERTY INVESTMENTS........................................................................................88
         General.................................................................................................88
         Insurance Coverage on Properties........................................................................89
         Properties..............................................................................................90
         Tenants................................................................................................100
         Tenant Lease Expiration................................................................................102
         The Largest Property in Our Portfolio..................................................................103
                  Southlake Pavilion, Morrow, Georgia...........................................................103
         Potential Property Acquisitions........................................................................107
                  Turkey Creek Pavilion, Phase II, Knoxville, Tennessee.........................................107
                  Westside Centre, Huntsville, Alabama .........................................................109
                  Target Center, Columbia, South Carolina.......................................................111
                  Sharon Greens Shopping Center, Atlanta, Georgia...............................................113
                  Crystal Springs Shopping Center, Crystal River, Florida.......................................116
                  Eckerd Drug Stores............................................................................118
                  Riverstone Plaza, Canton, Georgia.............................................................119
                  Southampton Village, Tyrone, Georgia..........................................................122

CAPITALIZATION..................................................................................................124

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION........................125
         Overview...............................................................................................125
         Critical Accounting Policies...........................................................................126
         Liquidity and Capital Resources........................................................................127
                  General ......................................................................................127
                  Liquidity.....................................................................................128
                  Capital Resources.............................................................................129
                  Cash Flows From Operating Activities..........................................................130
                  Cash Flows From Investing Activities..........................................................130
                  Cash Flows From Financing Activities..........................................................130
         Effects of Transactions with Related and Certain Other Parties.........................................131
         Results of Operations..................................................................................131
                  General.......................................................................................131
                  Additional Information........................................................................133
                  Subsequent Events.............................................................................135
                  Impact of Accounting Principles...............................................................136
                  Inflation.....................................................................................137
         Quantitative and Qualitative Disclosures About Market Risk.............................................137

DESCRIPTION OF SECURITIES.......................................................................................139
         Authorized Stock.......................................................................................139
         Common Stock...........................................................................................139
         Preferred Stock........................................................................................140
         Warrants...............................................................................................140
         Issuance of Additional Securities and Debt Instruments.................................................142
         Restrictions on Issuance of Securities.................................................................142
         Restrictions on Ownership and Transfer.................................................................142
         Provisions of Maryland Law and of our Charter and Bylaws...............................................145

SHARES ELIGIBLE FOR FUTURE SALE.................................................................................147
         Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities.......147
         Securities Act Restrictions............................................................................148
         Independent Director Stock Option Plan.................................................................148
         Warrants...............................................................................................148
         Effect of Availability of Shares on Market Price of Shares.............................................149
         Conversion and Redemption Rights.......................................................................149
         Registration Rights....................................................................................149

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS.........................................................................150
         Charter and Bylaw Provisions...........................................................................150
         Stockholders' Meetings.................................................................................150
         Board of Directors.....................................................................................151
         Stockholder Voting Rights..............................................................................151
         Rights of Objecting Stockholders.......................................................................152
         Stockholder Lists; Inspection of Books and Records.....................................................152
         Amendment of the Organizational Documents..............................................................153
         Dissolution or Termination.............................................................................153
         Advance Notice of Director Nominations and New Business................................................153
         Restrictions on Conversion Transactions and Roll-Ups...................................................154
         Limitation on Total Operating Expenses.................................................................156

         Transactions with Affiliates...........................................................................157
         Restrictions on Borrowing..............................................................................158
         Restrictions on Investments............................................................................158

OPERATING PARTNERSHIP AGREEMENT.................................................................................161
         Description of Partnership Units.......................................................................161
         Management of the Operating Partnership................................................................162
         Indemnification........................................................................................163
         Transferability of Interests...........................................................................163
         Extraordinary Transactions.............................................................................164
         Issuance of Additional Units...........................................................................164
         Capital Contributions..................................................................................165
         Distributions..........................................................................................165
         Operations.............................................................................................165
         Limited Partner Conversion Rights......................................................................166
         Limited Partner Redemption Rights......................................................................167
         Tax Matters............................................................................................168
         Duties and Conflicts...................................................................................168
         Term...................................................................................................168

FEDERAL INCOME TAX CONSIDERATIONS...............................................................................170
         Taxation...............................................................................................170
         Tax Aspects of Investments in Partnerships  ...........................................................178
         Federal Income Taxation of Stockholders ...............................................................183
         Other Tax Considerations ..............................................................................187

ERISA CONSIDERATIONS............................................................................................188

PLAN OF DISTRIBUTION............................................................................................191
         General................................................................................................191
         Subscription Process...................................................................................191
         Representations and Warranties in the Subscription Agreement...........................................192
         Determination of Your Suitability as an Investor.......................................................192
         Compensation We Will Pay for the Sale of our Shares....................................................193
         Volume Discounts.......................................................................................194
         Deferred Commission Option.............................................................................196
         Indemnification........................................................................................198

WHO MAY INVEST..................................................................................................199
         Suitability Standards..................................................................................199
         Minimum Purchase.......................................................................................200

HOW TO SUBSCRIBE................................................................................................201

SALES LITERATURE................................................................................................203

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS.........................................................203
         Distribution Reinvestment Program......................................................................203
         Share Repurchase Program...............................................................................206

REPORTS TO STOCKHOLDERS.........................................................................................207

PRIVACY POLICY NOTICE...........................................................................................209

LITIGATION......................................................................................................209

RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................................209

LEGAL MATTERS...................................................................................................209

EXPERTS.........................................................................................................209

WHERE YOU CAN FIND MORE INFORMATION.............................................................................210

INDEX TO FINANCIAL STATEMENTS...................................................................................F-i

Appendix A Prior Performance of Affiliates......................................................................A-1

Appendix B Distribution Reinvestment Plan.......................................................................B-1

Appendix C Subscription Agreement...............................................................................C-1

Appendix D Transfer on Death Designation........................................................................D-1

Appendix E1 Letter of Direction................................................................................E1-1

Appendix E2 Notice of Revocation...............................................................................E2-1

Appendix F Privacy Policy Notice................................................................................F-1

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN OUR SHARES OF COMMON STOCK.

Inland Retail Real Estate Trust, Inc.

         We are a Maryland corporation incorporated in September 1998. We have been operating and intend to continue operating as a real estate investment trust, or a REIT, for federal and state income tax purposes. We operate our business using what is commonly known as an UPREIT structure. This means that we have formed a partnership, called the operating partnership, to own all of our assets, either directly or indirectly. We are the general partner of the operating partnership. We conduct substantially all of our business and hold most of our property interests through the operating partnership.

         Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

The types of real estate that we acquire and manage

         We acquire and manage retail centers located primarily in states east of the Mississippi River. We have focused our acquisition of these neighborhood and community centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire retail properties located anywhere throughout the United States if we lease them on a triple-net-lease basis to a single tenant. A triple-net-lease means that the tenant is required by its lease to pay the base rent as well as all costs and expenses related to ownership and operation of the leased property, including taxes, insurance, repairs and maintenance. We may acquire and manage any of our properties through entities that we own directly or indirectly.

Our sponsor, advisor, managing dealer, property managers and The Inland Group

         Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Retail Real Estate Advisory Services, Inc. is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Each of our property managers is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor and our advisor, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and its telephone number is (630) 218-8000. Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, conduct their activities from satellite offices at 1455 Semoran Boulevard, #149, Casselberry, Florida 32707 and 3651 Canton Highway, Marietta, Georgia 30066, respectively, with supervision and monitoring being performed from their principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

Risk factors

         Investment in the shares of our common stock involves various risks which are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of the prospectus, which begin on pages 6 and 25, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks which we believe are most relevant to an investment in the shares. These risks are not listed in any order of priority.

      o limitations on the geographical area in which we may acquire properties;

      o     risks associated with borrowings secured by our properties;

      o     competition for tenants and customers;

      o     federal, state or local regulations;

      o     adverse changes in general economic or local conditions;

      o competition for property acquisitions with third parties that have greater financial resources than we do;

      o     inability of lessees to meet financial obligations;

      o     uninsured losses;

      o     risks of failure to qualify as a REIT;

      o potential conflicts of interest between us and our affiliates, including our advisor; and

      o     weakening economic conditions.

Conflicts of interest

      Conflicts of interest exist between us and some of our affiliates, including our advisor. Some of these conflicts include:

      o competition for the time and services of personnel that work for us and our affiliates;

      o substantial compensation payable by us to our advisor and affiliates for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

      o     acquisition of properties from our affiliates; and

      o the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

      We have an option to acquire or consolidate into us the business conducted by the advisor and/or each of the property managers for shares of our common stock.

      See "Conflicts of Interest" for more details of these and other conflicts of interest.

Compensation to be paid to our advisor and affiliates

      We pay our advisor and affiliates substantial fees for managing our business.

      We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage. See generally "Compensation Table," and "Plan of Distribution -- Compensation We Will Pay for the Sale of Our Shares" for details of these and other fees and reimbursements paid to our advisor and other affiliates.

Primary business objective and strategies

      Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

      ACQUISITIONS:

      o To selectively acquire real properties that are diversified types and well-located.

      o To selectively acquire properties on an all-cash basis if we deem it advantageous to provide us a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness and we may place indebtedness on a property if we believe this is in our best interest. We have previously acquired properties subject to existing first mortgage debt. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, limited partnership common units, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares, limited partnership common units, or interest in entities that own our properties.

      o To diversify geographically by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

      o To use our UPREIT structure to acquire properties in a way that allows sellers of properties to defer some or all of the seller's potential taxable gain. This enhances our ability to consummate transactions and to structure more competitive acquisitions than competitors that may lack the UPREIT structure.

      OPERATIONS:

      o To continue to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

      o To continue to improve rental income and cash flow by aggressively marketing rentable space.

      o To continue to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

      o To continue to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

      o     To actively monitor and analyze our securities portfolio.

Terms of the offering

      We are offering up to 168,000,000 shares of our common stock in this offering. We are offering up to 150,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

      We are also offering up to 12,000,000 shares of our common stock at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program. We will offer common stock sold during this offering, up to a maximum of 6,000,000 warrants and we may issue up to 6,000,000 shares which are issuable upon the exercise of these warrants.

      See the "Plan of Distribution" for a description of the terms of the offering.

Suitability Standards

      In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and net worth or $150,000 minimum net worth. Residents of Maine, Massachusetts, Missouri, Ohio, Oregon, Pennsylvania and Tennessee must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing.

Shares to be sold upon completion of the offering

      As of March 15, 2002, there are 45,239,880.2323 shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable:

      o     upon exercise of any outstanding warrants;

      o upon exercise of options granted and which may be granted under our independent director stock option plan;

      o upon the conversion of the 200 limited partnership common units issued by the operating partnership to the advisor; and

      o upon conversion of any limited partnership common units (other than the 200 limited partnership common units issued to the advisor) of the operating partnership which might be issued for equity interests in properties.

Is an investment in us appropriate for you?

      An investment in us might be appropriate as part of your investment portfolio if:

      o YOU ARE LOOKING FOR REGULAR DISTRIBUTIONS. We have been paying regular monthly distributions to our stockholders. The maximum time that you should have to wait to receive the first distribution is 30 days following the end of the month in which we accept your subscription.

      o YOU ARE LOOKING FOR A HEDGE AGAINST INFLATION. We hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

      o YOU ARE LOOKING FOR CAPITAL PRESERVATION AND APPRECIATION. We acquire a portfolio of diverse properties that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

We cannot guarantee that we will achieve these objectives.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

      An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

      We also caution you that this prospectus contains forward-looking terminology such as "may," "intend," "will," "expect," "anticipate," "estimate," "continue," or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

RISKS RELATED TO THE OFFERING

      The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold. Our board of directors determined the offering price of our shares of common stock based on the following factors:

      o the offering price of our common stock in our initial public offering in February 1999 and our follow-on offering in February 2001;

      o     the offering price of the earlier REIT organized by our sponsor;

      o the range of offering prices of other REITs that do not have a public trading market; and

      o the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor the proceeds that a stockholder may receive if we were liquidated or dissolved.

      Our common stock is not currently listed on an exchange or trading market and cannot be readily sold. There is currently no public trading market for the shares and we cannot assure you that one will develop in the near term. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By February 11, 2004, our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

      You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board of directors and officers to select them. We have acquired forty-seven retail properties, one office center, and two projects under development. You can read the section of the prospectus entitled "Real Property Investments" for a description of them. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties, securities or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties and assets. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the section "Investment Objectives and Policies" if you want information about the types of properties in which we plan to invest and our criteria for evaluating properties. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

      Competition with third parties in acquiring properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

      We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel. Affiliated companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock.

      We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks. We may acquire real properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash, or with common stock, limited partnership common units in the operating partnership, interests in entities that own one or more of our properties, or a combination of these means. However, if it is determined to be in our best interests, we may, in some instances, use either existing financing or borrow new funds to acquire properties. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

      We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We have in the past given and may continue in the future to give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

      If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

      If we have insufficient working capital reserves, we will have to obtain financing from other sources. We have established working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

      The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited. We primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states east of the Mississippi River and is focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

      The aggregate amount we may borrow is limited under our charter. Our charter limits the aggregate amount we may borrow, absent a satisfactory showing that a higher level is appropriate, to 300% of our net assets. That limitation could have adverse business consequences such as:

      o     freezing our ability to purchase additional properties;

      o causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;

      o causing operational problems if there are cash flow shortfalls for working capital purposes; and

      o resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

In order to change this limitation, we must obtain stockholder approval. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

      Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

     o THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR CHARTER. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own more than 9.8% in number of shares or value of our common stock.

              This restriction may:

              o have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock; or

              o compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     o OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our charter permits our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock.

     o THE OPERATING PARTNERSHIP AGREEMENT CONTAINS PROVISIONS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. A limited partner in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership and our operating partnership, has the option to convert his or her limited partnership common units into shares of our common stock, subject to our right to deliver cash instead of common stock under circumstances described in the operating partnership agreement. Those conversion rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be converted, each holder of a limited partnership unit will have the right to convert the partnership unit into common stock prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely convert their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these conversions of limited partnership common units may deter an acquisition proposal. See "Operating Partnership Agreement -- Extraordinary Transactions" for a description of these rights.

     o        MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US.
              Maryland law restricts mergers and other business combinations between us and an interested stockholder. An interested stockholder is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates which, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with such interested stockholder or any affiliate of such interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom or with whose affiliate the merger or other business combination is to be effected or any affiliate or associate of the interested stockholder unless, among other things, the interested stockholder receives a minimum price for its common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. However, our charter provides that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. In addition, these provisions of the business combination statute do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. See "Description of Securities -- Provisions of Maryland Law and of our Charter and Bylaws -- Business Combinations."

     o MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A MORE THAN 10% STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of a two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to some exceptions. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws exempt our affiliates from the control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities -- Provisions of Maryland Law and of our Charter and Bylaws -- Control Share Acquisition."

      Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

      o     limitations on capital structure;

      o     restrictions on specified investments;

      o     prohibitions on transactions with affiliates; and

      o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

      If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

      There are many factors which can affect distributions to stockholders. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

      o If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

      o Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

      o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

      o There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

      o Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

      o In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

      o We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

      We could issue more shares in the future, which could reduce the price of outstanding shares. We have the power to issue more shares of common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under the independent director stock option plan or through the exercise of outstanding warrants. The issuance of these additional shares, or the perception that these shares could be issued, may adversely affect the prevailing market prices, if any, for our common stock.

      Stockholders have limited control over changes in our policies. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

      If we invest in joint ventures, the objectives of our partners may conflict with our objectives. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

      If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

      We depend on our board of directors and advisor and losing those relationships could negatively affect our operations. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us.

      Our advisor must reimburse us for operational stage expenses as described in "Compensation Table -- Subordinated Payments -- Operational Stage." In the event our advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

      There are conflicts of interest between us and our affiliates. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. See "Conflicts of Interests" for a discussion of various conflicts of interests.

      The managing dealer has not made an independent review of us or the prospectus. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance as described under "Plan of Distribution."

      Our rights and the rights of our stockholders to take action against the directors and the advisor are limited. Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinary prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

      Your percentage of ownership may become diluted if we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of warrants or options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Warrants to be issued to the managing dealer in connection with this offering, options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

RISKS OF REAL ESTATE OWNERSHIP

      There are inherent risks with real estate investments. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for apartments and other rental space. Other factors also affect real estate values, including:

      o possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

      o     increasing labor and material costs; and

      o     the attractiveness of the property to tenants in the neighborhood.

      The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

      Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt. For a more detailed discussion of these adverse events, see "Prior Performance of Our Affiliates -- Loan Modifications and Work-Outs," "-- Effects of Property Exchanges on Investors" and "-- Additional Information."

      Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you. Our properties will be located mainly in states east of the Mississippi River in the United States, and have been initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Our properties are primarily retail centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

      In addition, we intend to predominantly own and operate retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

      The Southeast markets in which our properties are located experienced an economic slowdown during 2001, in line with the nation's slowing economy. The terrorist attacks in New York and Washington on September 11, 2001 and the resulting nationwide slowdown in airline traffic and tourism, had a further impact on the local economies where our properties are located. We have not observed any immediate effects on our operations as a result of these events. The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

      Rising expenses could reduce cash flow and funds available for future acquisitions. Our properties and any properties we buy in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, then we could be required to expend funds for that property's operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

      While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

      If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions. See "Prior Performance of our Affiliates -- Loan Modifications and Work-Outs."

      Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own a number of centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

      If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. Currently, 19 tenants, including Kmart, Service Merchandise, Carmike Cinemas, Waccamaw's HomePlace, Promedco of S.W. Florida, FPA Medical Management, First Mango Management and Hit or Miss, have filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize their business. With the exception of Kmart and Carmike Cinemas, the aforementioned tenants have rejected our lease; at this time we do not know whether the other tenants will reject our leases with them. See "Real Property Investments -- Tenants" and "Management's Discussion and Analysis of Our Financial Condition and Results of Operation -- Additional Information."

      A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

      We may incur additional costs in acquiring or re-leasing single user retail properties. Some of the properties we own or will acquire may be designed or built primarily for a particular tenant or a specific type of use. If that tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

      Our properties will be subject to competition for tenants and customers. Our properties are and will generally be located in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

      Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions. Each of our properties is subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their tenants' cash flows and thus affecting their ability to pay rent. In addition, some of our tenants' rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

      We may be restricted from re-leasing space. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you.

      We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

      We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

      In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

      If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Congress has considered but so far has not passed legislation to provide federal insurance for property losses due to terrorism. We cannot be certain if Congress will pass any legislation, what form such legislation may take or what additional costs to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies -- Description of Leases" and "Real Property Investments -- Insurance Coverage on Properties."

      Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

      Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry. Some of our leases provide for base rent plus contractual base rent increases. A number of our leases also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. As of December 31, 2001, nine of our over 600 tenants paid percentage rent totaling an aggregate of approximately $70,000, or less than 1% of our rental income for the year ended December 31, 2001.

      Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn. Currently, there has been no appreciable change in the amount of percentage rental income received in the past year.

      The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

      Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

      These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

      Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions. Our properties are subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

      If a sale and leaseback transaction is recharacterized, our financial condition could be adversely affected. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

      If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

      If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

      We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you. We primarily acquire existing or newly constructed properties. We are also currently, purchasing, and may continue to purchase, properties that are subject to completion of construction and development. Although we primarily acquire newly constructed buildings for operation and occupancy, the builder's failure to perform may necessitate legal action by us to rescind our purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to us.

      Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations. We may invest up to 10% of our assets in properties other than retail centers, which may include unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. They are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

      Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems.

      We may acquire properties with financing which includes lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

      Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

TAX RISKS

      Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

      If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to continue to qualify as a REIT under the Internal Revenue Code, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

      You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

      The opinion of Katten Muchin Zavis Rosenman regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Katten Muchin Zavis Rosenman, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Katten Muchin Zavis Rosenman will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Katten Muchin Zavis Rosenman's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

      If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status. See "Federal Income Tax Considerations -- Tax Aspects of Investments in Partnerships."

      Even REITs are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

      We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

      IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

EMPLOYEE BENEFIT PLAN RISKS

      An investment in our common stock may not be suitable for every employee benefit plan. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

      The annual statement of value that we will be sending to stockholders subject to ERISA and to other plan stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each share of common stock as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

      o a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

      o stockholders could realize that value if they were to attempt to sell their common stock; or

      o an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. Additionally, if an employee benefit plan's fiscal year is different from our fiscal year, such employee benefit plan stockholder may not be able to obtain valuation information on its shares as of the last day of the employee benefit plan's fiscal year as is required to be reported on the employee benefit plan's Form 5500 (Annual Report/Return). We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                 HOW WE OPERATE

      We have been operating and intend to continue operating as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

      We contract with Inland Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

      In addition to the services of our advisor, we contract with Inland Southeast Property Management Corp. and Inland Southern Management LLC for their services as our property managers. Inland Southeast Property Management Corp. provides the day-to-day property management services for all of our properties located in the State of Florida and Inland Southern Management LLC provides the day-to-day property management services for our properties located in all other states.

      Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor, Inland Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, each of our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC are owned principally by individuals who are affiliates of The Inland Group.

      The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing the following and other related services:


              property management                   leasing
              marketing                             acquisition
              disposition                           development
              redevelopment                         syndication
              renovation                            construction
              finance

      We operate our business using what is commonly known as an UPREIT structure. This means that we have formed a partnership, called the operating partnership, to own all of our assets, either directly or indirectly. We are the general partner of the operating partnership. We conduct substantially all of our business and hold most of our property interests through the operating partnership.

      The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                     [Graphic displaying the organizational
                        chart of The Inland Group, Inc.]

                              CONFLICTS OF INTEREST

      We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

      There may be conflicting investment opportunities among affiliates of our advisor and The Inland Group. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will acquire real properties and other assets as they become available. We, however, will have the first opportunity to acquire any assets that become available to the advisor, the property managers and their affiliates.

      Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

      o the effect of the acquisition on the diversification of each program's portfolio;

      o     the amount of funds available for investment;

      o     cash flow; and

      o the estimated income tax effects of the purchase and its subsequent disposition.

All actions that occur between us and our advisor or its affiliates which present potential conflicts with us must be approved by a majority of our independent directors.

      We acquired some of our properties from our affiliates and may acquire other properties from them. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices were not the subject of arm's-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

      We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

      Property management services are being provided by companies owned principally by affiliates of The Inland Group. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and each of the property managers believe that each property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

      Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

      While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

      Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

      Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

      There is competition for the time and services of our advisor. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

      Inland Securities Corporation is participating as managing dealer in the sale of the shares. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

      We may acquire the business of our advisor and our property managers without further action by our stockholders. During the term of our agreements with our advisor and each of our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property managers. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property managers and their stockholders or members, as the case may be, will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property managers for services rendered through the closing of such acquisitions.

      We do not have arm's-length agreements with our advisor. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm's-length transactions.

      We have the same legal counsel as our advisor. Katten Muchin Zavis Rosenman serves as our general legal counsel, as well as counsel to our advisor. The interests of our advisor may become adverse to ours in the future. Under the legal ethics rules, Katten Muchin Zavis Rosenman may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained to assure adequate protection of our interests.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                               COMPENSATION TABLE

      The compensation arrangements between us and our advisor, The Inland Group and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

      We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.

NONSUBORDINATED PAYMENTS

      The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                                    OFFERING STAGE

Selling commissions payable to the         We will pay a selling commission of 7%   Through December 31, 2001, we
managing dealer and dealers designated     of the sale price for each share,        have incurred $14,584,697  in
by the managing dealer referred to as      subject to reduction for special sales   selling commissions in
soliciting dealers.                        under the circumstances as described     connection with our initial and
                                           in the "Plan of Distribution."           follow-on public offering, of
                                                                                    which $446,459 remains unpaid.
                                           We will permit the managing dealer and   The managing dealer has
                                           its respective officers and employees    reallowed all of these selling
                                           and certain of its affiliates to         commissions to the soliciting
                                           purchase shares net of sales             dealers. The actual amount of
                                           commissions and the marketing            selling commissions in
                                           contribution and due diligence expense   connection with this offering
                                           allowance or for $9.05 per share.        will depend upon the amount of
                                                                                    shares sold.  A total of
                                           Also, soliciting dealers and their       $105,000,000 in selling
                                           respective officers and employees and    commissions in connection with
                                           certain of their respective affiliates   this offering will be paid if
                                           who request and are entitled to          the maximum offering is sold
                                           purchase shares net of selling           and there are no special sales.
                                           commissions may make an initial
                                           purchase of shares net of sales
                                           commissions or for $9.30 per share;
                                           however, any subsequent purchases of
                                           shares by any such persons are limited
                                           to a maximum discount of 5%.

                                           For each 25 shares sold in this
                                           offering, we will offer to the
                                           managing dealer one warrant for
                                           $.0008, though we will not issue more
                                           than 6,000,000 of them.  Each warrant
                                           grants its holder a right to purchase
                                           one share of common stock at $12.00
                                           per share during the period beginning
                                           one year after the date on which that
                                           warrant is issued and ending five
                                           years from the effective date of this
                                           offering.  The managing dealer may
                                           give the warrants to soliciting
                                           dealers for each share they sell,
                                           subject to applicable federal and
                                           state securities laws.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
Marketing contribution and due diligence   We will pay an amount equal to 2% of     Through December 31, 2001, we
expense allowance paid to the managing     the gross offering proceeds to the       have incurred $16,397,265 in
dealer and soliciting dealers.             managing dealer, all or a portion of     marketing contributions and due
                                           which may be passed on to soliciting     diligence expense allowance in
                                           dealers, in lieu of reimbursement of     connection with our initial
                                           specific expenses associated with        public offering and our
                                           marketing.  We may pay an additional     follow-on offering, of which
                                           0.5% of the gross offering proceeds to   $326,732 remained unpaid and
                                           the managing dealer, which may be        $3,536,529 has been reallowed
                                           passed on to the soliciting dealers,     by the managing dealer to the
                                           for due diligence expenses.  We will     soliciting dealers. The actual
                                           not pay the marketing contribution and   amount of marketing
                                           due diligence expense allowance in       contribution and due diligence
                                           connection with any special sales,       expense allowance in connection
                                           except those receiving volume            with this offering will depend
                                           discounts and those described in "Plan   on the number of shares sold.
                                           of Distribution."                        If there are no special sales
                                                                                    and we sell the maximum number
                                                                                    of shares offered,
                                                                                    approximately $37,500,000 will
                                                                                    be paid for the marketing
                                                                                    contribution and the due
                                                                                    diligence expense allowance.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
Reimbursable expenses payable to our       We will reimburse our sponsor for        Through December 31, 2001, we
advisor, our sponsor and its affiliates    actual costs incurred in connection      have incurred $39,335,560 of
for offering expenses.                     with the offering on our behalf.         reimbursable expenses to our
                                           However, if the aggregate of all         advisor in connection with our
                                           offering expenses, including selling     previous offerings, of which
                                           commissions, the marketing               $8,353,598 remained unpaid.  In
                                           contribution and due diligence expense   addition, in connection with
                                           allowance, exceeds 15% of the gross      our initial public offering, as
                                           offering proceeds, or if the aggregate   of December 31, 2001 our
                                           of all offering expenses, excluding      sponsor had advanced an
                                           the selling expenses, exceeds 5.5% of    aggregate of approximately
                                           the gross offering proceeds, our         $2,000,000 for the payment of
                                           advisor or its affiliates will           offering expenses to
                                           promptly pay the excess and we will      non-affiliated third parties,
                                           have no liability for these expenses     all of which has been repaid.
                                           at any time afterward.
                                                                                    Our sponsor has not advanced
                                                                                    any reimbursable expenses in
                                                                                    connection with this offering.
                                                                                    We may reimburse up to
                                                                                    $82,500,000 for offering
                                                                                    expenses advanced if we sell
                                                                                    the maximum number of shares
                                                                                    offered.

                                                                                    If the offering is not
                                                                                    successful, then our sponsor
                                                                                    will be solely responsible for
                                                                                    the offering expenses to the
                                                                                    extent it has not been
                                                                                    reimbursed.

Other expenses of issuance and             We expect to incur the following         All amounts other than the
distribution                               expenses in connection with this         Securities and Exchange
                                           offering:                                Commission registration fee and
                                                                                    the NASD filing fee are
                                           Securities and Exchange                  estimates.  The actual amounts
                                            Commission  Regis-                      of these expenses cannot be
                                            tration Fee............ $   155,112.45  determined at the present
                                           NASD Filing Fee......... $    30,500     time.  We estimate the total
                                           Printing and Mailing                     amount of the issuance and
                                            Expenses............... $ 2,500,000     distribution expenses to be
                                           Blue Sky Fees and                        $14,535,612.45.
                                            Expenses............... $   500,000
                                           Legal Fees and
                                            Expenses............... $   200,000
                                           Accounting Fees and
                                            Expenses............... $   150,000
                                           Advertising and Sales
                                            Literature............. $ 4,000,000
                                           Due Diligence........... $ 2,000,000
                                           Miscellaneous........... $ 5,000,000

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                                     ACQUISITION STAGE

Acquisition expenses paid to our advisor   We will pay an amount, estimated to be   We may pay up to $8,430,000 for
and its affiliates.                        up to 0.5% of the total of (1) the       the reimbursement of
                                           gross offering proceeds from the sale    acquisition expenses if we sell
                                           of 150,000,000 shares, (2) the gross     the maximum number of shares
                                           proceeds from the sale of up to          offered, all of the 12,000,000
                                           12,000,000 shares pursuant to the        shares are sold pursuant to the
                                           distribution reinvestment programs,      distribution reinvestment
                                           and (3) the gross proceeds from the      program, and all of the
                                           issuance and exercise of the 6,000,000   6,000,000 soliciting dealer
                                           warrants of the managing dealer. The     warrants are issued and
                                           acquisition expenses for any             exercised.
                                           particular property will not exceed 6%
                                           of the gross purchase price of the       However, the actual amounts
                                           property.                                cannot be determined at the
                                                                                    present time.
                                           However, if we request additional
                                           services, the compensation will be
                                           provided on separate agreed-upon terms
                                           and the rate will be approved by a
                                           majority of disinterested directors,
                                           including a majority of the
                                           disinterested independent directors,
                                           as fair and reasonable for us.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                                  OPERATIONAL STAGE

Property management fee paid to our        We pay a monthly fee of 4.5% of the      The actual amounts are
property managers, Inland Southeast        gross income from the properties.  We    dependent upon results of
Property Management Corp. and Inland       also pay a monthly fee for any extra     operations and, therefore,
Southern Management LLC.  We will pay      services equal to no more than 90% of    cannot be determined at the
the fee for services in connection with    that which would be payable to an        present time.  For the year
the rental, leasing, operation and         unrelated party providing the            ended December 31, 2001, we
management of the properties.              services.  Each property manager may     have incurred and paid property
                                           subcontract its duties for a fee that    management fees of $1,605,492,
                                           may be less than the fee provided for    of which $1,605,492 was
                                           in the management services agreements.   retained by Inland Southeast
                                                                                    Property Management Corp.  If
                                                                                    we acquire the businesses of
                                                                                    our advisor, the property
                                                                                    management fees will cease and
                                                                                    if we acquire the business of
                                                                                    either of our property
                                                                                    managers, our property manager
                                                                                    fees to that property manager
                                                                                    will cease.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
Compensation for other property-level      An affiliate of the advisor provides     The actual amounts are
services.                                  loan servicing to us for a monthly       dependent upon the amount of
                                           fee.  The fee for each full year is      loans serviced and, therefore,
                                           equal to no more than .05% of the        cannot be determined at the
                                           total principal amount of the loans it   present time.
                                           is servicing for  us during that year
                                           up to the first $100 million in total
                                           principal loan balances.  After that,
                                           the fee will be a lesser percentage on
                                           a sliding scale basis.  In addition,
                                           we may pay our affiliates for
                                           providing other property-level
                                           services to us as described in
                                           "Management."

Reimbursable expenses to our advisor and   We will reimburse some expenses of the   The actual amounts of
its affiliates.  These may include costs   advisor.  The compensation and           reimbursable expenses in
of goods and services, administrative      reimbursements to our advisor and its    connection with this offering
services and non-supervisory services      affiliates will be approved by a         are dependent upon results of
performed directly for us by independent   majority of our directors and a          operations and, therefore,
parties.                                   majority of our independent directors    cannot be determined at the
                                           as fair and reasonable for us.           present time.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                           LIQUIDATION STAGE

Property disposition fee payable to our    If we sell any of our real property,     The actual amounts to be
advisor and its affiliates.                we may pay a property disposition fee    received depend upon the sale
                                           to our advisor and its affiliates in     price of our properties and,
                                           an amount equal to the lesser of:        therefore, cannot be determined
                                                                                    at the present time.  If we
                                           (1)      3% of the contract sales        acquire the advisor, the
                                                    price of the property; or       property disposition fee will
                                                                                    cease.
                                           (2)      50% of the customary
                                                    commission which would
                                                    be paid to a third party
                                                    broker for the sale of a
                                                    comparable property.

                                           The amount paid, when added to the
                                           sums paid to unaffiliated parties,
                                           will not exceed either the customary
                                           commission or an amount equal to 6% of
                                           the contracted for sales price.
                                           Payment of such fees will be made only
                                           if the advisor provides a substantial
                                           service in connection with the sale of
                                           the property.  See "Management -- Our
                                           Advisory Agreement."

SUBORDINATED PAYMENTS

         We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                                 OPERATIONAL STAGE

Advisor asset management fee payable to     We pay an annual advisor asset           Through December 31, 2001, we
our advisor.                                management fee of not more than 1% of    have incurred and paid $120,000
                                            our net asset value.  Our net asset      in advisor asset management
                                            value means the total book value of      fees. If we acquire the
                                            our assets invested in equity            advisor, the asset management
                                            interests and loans secured by real      fee will cease.  The amount of
                                            estate, before reserves for              the fee depends on the net
                                            depreciation or bad debts or other       asset value at the time the fee
                                            similar non-cash reserves, less any      is payable and, therefore,
                                            mortgages payable on such assets.  We    cannot be determined now.
                                            compute our net asset value by taking
                                            the average of these values at the end
                                            of each month during the quarter for
                                            which we are calculating the fee.  The
                                            fee is payable quarterly in an amount
                                            equal to 1/4 of 1% of net asset value as
                                            of the last day of the immediately
                                            preceding quarter.   For any year in
                                            which we qualify as a REIT, our
                                            advisor must reimburse us for the
                                            following amounts if any:

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                            (1)      the amounts by which our
                                                     total operating expenses, the
                                                     sum of the advisor asset
                                                     management fee plus other
                                                     operating expenses, paid
                                                     during the previous fiscal
                                                     year exceed the greater of:

                                            o        2% of our average invested
                                                     assets for that fiscal year
                                                     (Average invested assets
                                                     means the average of the
                                                     total book value of our
                                                     assets invested in equity
                                                     interest and loans secured by
                                                     real estate, before reserves
                                                     for depreciation or bad debts
                                                     or other similar non-cash
                                                     reserves.  We will compute
                                                     the average invested assets
                                                     by taking the average of
                                                     these values at the end of
                                                     each month during the quarter
                                                     for which we are calculating
                                                     the fee), or

                                            o        25% of our net income before
                                                     any additions to or
                                                     allowances for reserves for
                                                     depreciation, amortization or
                                                     bad debts or other similar
                                                     non-cash reserves and before
                                                     any gain from the sale of our
                                                     assets, for that fiscal year;
                                                     plus

                                            (2)  an amount, which will not
                                                 exceed the advisor asset
                                                 management fee for that year,
                                                 equal to any difference between
                                                 the total amount of distributions
                                                 to stockholders for that year and
                                                 the 7% annual return on the net
                                                 investment of stockholders.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
                                            Items such as organization and
                                            offering expenses, property
                                            expenses, interest payments, taxes,
                                            non-cash expenditures, the incentive
                                            advisory fee and acquisition
                                            expenses are excluded from the
                                            definition of total operating
                                            expenses.

                                            See "Management -- Our Advisory
                                            Agreement" for an explanation of
                                            circumstances where the excess amount
                                            specified in clause (1) may not need
                                            to be reimbursed.

                                                  LIQUIDATION STAGE

                                            We will pay to the advisor an amount              The actual amounts to
Incentive advisory fee payable to our       equal to 15% of the net proceeds from             be received depend
advisor.                                    the sale of a property after the                  upon the sale price of
                                            stockholders have first received:                 our properties and,
                                                                                              therefore, cannot be
                                            (1)  a cumulative non-compounded                  determined at the
                                                 return equal to 10% a year on                present time.  If we
                                                 their net investment; and                    acquire or consolidate
                                                                                              with the business
                                            (2)  their net investment.                        conducted by our
                                                                                              advisor, the incentive
                                                                                              advisory fee will
                                                                                              terminate.

COMPENSATION TO OFFICERS AND DIRECTORS

          We expect to pay the following to our officers and directors:

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
Salaries                                    Only one officer receives compensation   We pay an annual salary of
                                            for services as an officer, and          $100,000.
                                            reimbursement for his out-of-pocket
                                            expenses incurred on our behalf.

Director fees                               Independent directors receive an         We pay the three independent
                                            annual fee of $5,000, a fee of $500      directors $15,000 in the
                                            for in person attendance at board or     aggregate, plus fees for
                                            committee meetings, a fee of $250 for    attending meetings.  Our three
                                            telephonic attendance at board or        independent directors were each
                                            committee meetings, and reimbursement    paid fees of $10,500 in 2001
                                            of their out-of-pocket expenses          for their services as
                                            incurred.  Our officers who are also     independent directors.  The
                                            our directors do not receive director    actual amounts to be received
                                            fees.                                    for meetings depends upon the
                                                                                     number of meetings and their
                                                                                     attendance and, therefore,
                                                                                     cannot be determined at the
                                                                                     present time.

TYPE OF COMPENSATION AND RECIPIENT         METHOD OF COMPENSATION                   ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ---------------------------------
Stock options to independent directors      Each independent director receives       This form of compensation is
                                                                                     not paid in cash.

                                            o    an initial option to purchase
                                                 3,000 shares of common stock at
                                                 a price of $9.05 per share,
                                                 when they become an independent
                                                 director, subject to some
                                                 conditions; and

                                            o    each year on the date of the
                                                 stockholders' annual meeting,
                                                 an additional option to
                                                 purchase 500 shares of common
                                                 stock at an exercise price
                                                 equal to the then fair market
                                                 value per share. For additional
                                                 information on this option
                                                 plan, see "Management --
                                                 Independent Director Stock
                                                 Option Plan."

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                            ESTIMATED USE OF PROCEEDS

         The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The scenario assumes:

         o we sell the maximum of 150,000,000 shares in this offering at $10 per share; and

         o we sell the maximum of 12,000,000 shares in our distribution reinvestment program at $9.50 per share.

         Under this scenario we have not given effect to the following:

         o any special sales or volume discounts which could reduce selling commissions; or

         o the sale and exercise of any warrants issued to the managing dealer, which would increase our proceeds by a maximum of $72,004,800 if we sold all 6,000,000 warrants and they were exercised at a price of $12 per share.

                                                     MAXIMUM OFFERING (INCLUDING SHARES
                                                        SOLD UNDER THE DISTRIBUTION
                                                            REINVESTMENT PROGRAM)
                                                     ----------------------------------
                                                         AMOUNT           PERCENT
                                                      --------------   --------------
Gross offering proceeds ...........................   $1,614,000,000           100.00%
                                                      --------------   --------------
Less expenses:
     Selling commission ...........................      105,000,000             6.51%
     Marketing contribution and due diligence
       expense allowance ..........................       37,500,000             2.32%
     Organization and offering expenses ...........       42,000,000             2.60%
                                                      --------------   --------------
     Total public offering expenses ...............      184,500,000            11.43%
Gross amount available for investment .............    1,429,500,000            88.57%
                                                      --------------   --------------
     Less:  acquisition expenses ..................        8,070,000             0.50%
     Less:  working capital reserve ...............       16,140,000             1.00%
                                                      --------------   --------------
Net cash portion of gross offering proceeds
     available for the purchase of properties
     and the paying down of debt ..................   $1,405,290,000            87.07%
                                                      ==============   ==============

         We estimate that total public offering expenses will aggregate approximately 11.43% of the gross offering proceeds if the maximum offering is sold. However, if the aggregate of all offering expenses, including selling commissions, the marketing contribution and due diligence expense allowance, exceeds 15% of the gross offering proceeds, or if the aggregate of all offering expenses, excluding the selling expenses, exceeds 5.5% of the gross offering proceeds, our advisor or its affiliates will promptly pay the excess and we will have no liability for these expenses at any time afterward.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

         During the 10-year period ending December 31, 2001, The Inland Group and its affiliates have sponsored one other REIT, one other public real estate equity program, one private real estate equity program and eight private placement mortgage and note programs, which altogether have raised more than $766,000,000 from over 27,000 investors. During that period, the public real estate equity programs raised $82,875,000 from over 7,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $22,231,000 from 500 investors. In addition, Inland Real Estate Corporation, the other REIT, has raised $657,418,000 from over 19,000 investors. Inland Real Estate Corporation has investment objectives and policies similar to ours and has invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Oak Brook, Illinois area. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

         The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

         The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending December 31, 2001, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of this prospectus. You should not construe inclusion of the succeeding tables as implying in any manner that we will have results comparable to those reflected in the tables because the yield and cash available and other factors could be substantially different for our properties. You should note that by acquiring our shares, you will not be acquiring any interests in any prior programs.

                                                                                                         PRIOR PRIVATE
                                                                                                          REAL ESTATE
                                                                               PRIOR PUBLIC               EQUITY AND
                                                                               REAL ESTATE                 MORTGAGE
                                                       PRIOR REIT                 EQUITY                   AND NOTE
                                                      PROGRAM AS OF           PROGRAMS AS OF            PROGRAMS AS OF
                                                      DECEMBER 31,             DECEMBER 31,              DECEMBER 31,
                                                         2001(3)                   2001                      2001
                                                   -------------------     --------------------      ---------------------
Number of programs sponsored                       $                 1                        1                          9
Aggregate amount raised from investors             $       661,790,000     $         32,399,000      $          24,506,000
Approximate aggregate number of investors          $            19,000                    2,600                        580
Number of properties purchased                     $               120                       18                          7
Aggregate cost of properties(1)                    $     1,004,741,000     $         25,945,000      $           1,951,930
Number of mortgages/notes                          $                 0                        0                        463
Principal amount of mortgages/notes                $                 0                        0                 22,231,000
Principal of properties (based on cost) that
  were:
Commercial--
  Retail                                                        86.00%                    0.00%                      0.00%
  Single-user retail net-lease                                  14.40%                    0.00%                      0.00%
  Nursing homes                                                  0.00%                    0.00%                      0.00%
  Offices                                                        0.00%                    0.00%                      0.00%
  Industrial                                                     0.00%                    0.00%                      0.00%
  Health clubs                                                   0.00%                    0.00%                      0.00%
  Mini-storage                                                   0.00%                    0.00%                      0.00%
    Total commercial                                           100.00%                    0.00%                      0.00%
  Multi-family residential                                       0.00%                    0.00%                      0.00%
  Land (2)                                                       0.00%                  100.00%                    100.00%

Percentage of properties (based on cost)   that
were:
Newly constructed (within a year of
  acquisition)                                                  17.80%                    0.00%                      0.00%
  Existing                                                      82.20%                    0.00%                      0.00%
  Construction                                                   0.00%                    0.00%                      0.00%
Number of properties sold (4)                                        1                       12                          6

Number of properties exchanged                                       0                        0                          0
Number of mortgages/notes repaid                                     0                        0                        383

         (1)      Includes purchase price and acquisition fees and expenses.

         (2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at December 31, 2001, not including portions of land parcels.

         (3) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

         (4)      Number of properties sold in whole or in part.

         Of the programs included in the above table, Inland Real Estate Corporation has investment objectives similar to ours. This program represents approximately 86% of the aggregate amount raised from investors, approximately 70% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

         During the three years prior to December 31, 2001, Inland Real Estate Corporation purchased 34 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REIT

         INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of December 31, 2001, Inland Real Estate Corporation had issued 8,587,933 shares of common stock through its distribution reinvestment program. As of December 31, 2001, it had repurchased 3,020,562 shares of common stock through its share repurchase program for an aggregate amount of $27,751,524. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $661,790,000 for all of such offerings, as of December 31, 2001. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of December 31, 2001, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.93 per share paid monthly.

         As of December 31, 2001, Inland Real Estate Corporation has placed financing totaling approximately $493,120,000 on 115 of its 120 properties. Its 120 properties, a total investment of approximately $1,004,741,000 at December 31, 2001, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through December 31, 2001, cash distributions have totaled approximately $213,147,000, of which approximately $212,773,000 were from operating cash flow and approximately $374,000 from capital gain distributions.

         On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

         INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of December 31, 2001, this fund has had multiple sales transactions involving the house and portions of ten parcels which generated approximately $16,905,000 in net sales proceeds, including notes receivable of $1,083,366. Its cost basis in the land parcels sold was approximately $9,283,000 resulting in a gain, net of selling expenses and commissions, of approximately $7,622,000 for financial reporting purposes.

         In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 2001 totaled $14,708,504, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

         Since our inception and through December 31, 2001, including the programs described below under "-- Private Placement Real Estate Equity Program," and "-- Private Placement Mortgage and Note Programs" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

         From 1990 and through December 31, 2001, investors in The Inland Group private partnerships have received total distributions in excess of $317,817,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

         Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

         Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

         WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

         On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

         On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

         On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

         The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through December 31, 2001, $467,500 from lot sales has been distributed to investors.

         Through December 31, 2001, investors have received $1,705 for every $1,000 invested or a total of $3,880,000 in distributions. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

         IMC NOTE ISSUE #2 1993, offering investments in promissory notes, was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in

November 1993. Cash distributions through December 31, 2001 totaled $4,333,444, of which $4,313,988 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

         During 1992 and in 1993, Inland Real Estate Investment Corporation or its affiliates sponsored eight private placement securities offerings, including seven mortgage and note programs. These are described below.

         TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an affiliate of our sponsor and return investors' capital within five years. In addition, the partnership aimed to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, of which $1,226,419 was from operations, $67,797 was subsidy income from Inland Real Estate Investment Corporation, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

         10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by our sponsor. This fund invested in loans made to an affiliate of our sponsor, which were secured by collateral assignments of third-party mortgage loans owned by the affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

         9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were invested in third-party junior mortgage loans owned by the affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765, of which $512,765 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in 1998.

         INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. This fund only offered notes to Illinois residents who were employees of our sponsor and its affiliates. The partnership issued notes with a term of four years and providing 10% annual interest. Our sponsor guaranteed the return of capital to noteholders and the specified annual return. This fund invested in a loan made to an affiliate of our sponsor which was secured by collateral assignments of third-party investor loans owned by the affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from our sponsor, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

         9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

         9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate of our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000.

         IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional interest, dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest, totaling $13,685 in November 1993. Cash distributions through September 30, 2000 totaled $3,654,050, of which $3,634,594 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

         INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

         Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. The objective was to reduce or restructure the debt to levels commensurate with the levels of performance of the operating properties. Six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, transferred their original asset to a new partnership which was 100% owned by the old partnership. Our sponsor believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its affiliates, claiming contractual interference and other allegations. The lender withdrew the complaint as part of a final settlement reached in February 1993.

         Each of these new partnerships, and 1036 N. Dearborn Limited Partnership, filed for financial reorganization in federal court. These filings were extensions of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filings by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

         The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner, its affiliates and 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships, none of which were in default on their mortgage loans, provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

         The lender for the new partnership owned by the 14 W. Elm Limited Partnership cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to the amount of debt on the 14 W. Elm property. The goal of this transaction was to avoid the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners. However, the partnership expects equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. Our sponsor believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

         The lender for the new partnership owned by the Oak Brook Commons Limited Partnership acquired the property through foreclosure. The general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net-lease basis by Wal-Mart Stores, Inc.

         The lender of the new partnership owned by the 6030 Sheridan Limited Partnership agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership. Subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, and the property was conveyed to the 6030 Sheridan Limited Partnership.

         Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a director and chairman and president of The Inland Group, and a director of our sponsor, served as individual general partner of all but the Oak Brook Commons Limited Partnership. Mr. G. Joseph Cosenza, a director and a vice chairman of The Inland Group, served as individual general partner for Oak Brook Commons Limited Partnership. Prior to the filing for reorganization, and as part of the reorganization strategy, Mr. Cosenza left his position as individual general partner of the Oak Brook Commons Limited Partnership. Mr. Goodwin did the same for all the others except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. Counsel recommended these actions to reduce delay in the reorganization efforts. The corporate general partner of each partnership has continued the business of each of the partnerships which the individual general partners left.

         Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships. These had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. In 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged to transfer to each of the 21 partnerships ownership interests in five net-lease commercial properties that had long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners in the 21 partnerships. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. Our sponsor believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

         Tax-deferred exchanges of the partnerships' properties were accomplished as described above for the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

         The Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the affiliate. Our sponsor believes that this debt reduction is a significant benefit to the partnership, which is now better positioned to realize its investment objectives.

         In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an affiliate of the general partner for those partnerships purchased at a substantial discount the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the affiliate under the credit-enhancement instruments for approximately the discounted price paid by the affiliate.

         In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but they could not reach an agreement. The lender and the general partner completed a tax-deferred exchange and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

         In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The first mortgage lender acquired the Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II. The two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, after the acquisition of a replacement net-lease commercial property, the first mortgage lender whose loan was secured by the property acquired the Bensenville property.

         In addition, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for those properties which resulted in the transfer of the properties and an agreement by the partnerships to make cash settlements to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

         In January 1995, the Timberlake Limited Partnership stopped making payments on the first mortgage loan for that partnership's property. Our sponsor attempted to negotiate with the lender to modify the terms of the loan to a level appropriate to the operating performance of the Timberlake property, but they could not reach an agreement. In August 1996, Inland Real Estate Investment Corporation initiated a tax-deferred exchange whereby first the partnership acquired an interest in a net-lease commercial property and then the lender, whose loan is secured by a first mortgage against the commercial property, acquired the Timberlake property.

         In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago stopped making payments on their respective Housing and Urban Development-insured first mortgage loans. The Chateaux Versailles and Marseilles Limited Partnerships, through their general partner, were trying to negotiate with Housing and Urban Development, as mortgagee, to modify the terms of the loans to levels appropriate to the operating performance of the properties. As of June 30, 1999, an agreement had been reached and the partnerships have started making mortgage payments again.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

         The Inland Group and its affiliates have used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships as well as the investors in those partnerships. Otherwise, the loss of deficit-producing properties to foreclosure would have resulted in the loss of investors' capital, in addition to substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, by means of the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. The Inland Group and its affiliates continue to defer tax liability, one of the primary investment objectives of these tax-shelter partnerships. However, the investors in these partnerships are not receiving any cash flow. In addition, the tax-deferred exchanges have lengthened the expected term of these partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

         Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchange and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

         Upon written request, you may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by any public program sponsored by any affiliate of The Inland Group which has reported to the Securities and Exchange Commission within the last 24 months. Copies of any exhibits to such annual reports will be provided, upon request, for a reasonable fee.

SUMMARY TABLES

         The following summary tables describe information concerning the prior programs discussed above through December 31, 2001.

         Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                                                                                                  AVERAGE ANNUAL
                                                                                                                     RETURN ON
                                                                                                                 ALLOCATED CAPITAL
                     NET SALES                   FULLY LOADED                                 GROSS RETURN %       (GROSS RETURN
                     PRICES OF                  PURCHASE PRICE             NET PROFITS ON          (NET          %/AVERAGE NUMBER
                    PARCELS SOLD            (ALLOCATED CAPITAL OF          PARCELS SOLD TO   PROFIT/ALLOCATED   OF YEARS OF CAPITAL
        FUND          TO DATE       LESS    PARCELS SOLD TO DATE)    =          DATE             CAPITAL)            INVESTED)
-----------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.          16,905,000                    9,283,000                  7,622,000            82.00%                8.21%

Wisconsin Land       4,137,818                    2,016,614                  2,121,204           105.00%               11.69%
Fund, L.P.

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                         RETURN ON
                                     CAPITAL                    =     RETURN OF      =    RETURN ON     INVESTMENT
                                     RAISED        TOTAL              INVESTMENT          INVESTMENT     PER YEAR
--------------------------------------------------------------------------------------------------------------------
Triple Security Fund, L.P.           3,000,000    4,294,216            3,000,000           1,294,216       10.00%

Employee Appreciation Fund, L.P.*      400,000      502,198              400,000             102,198       10.00%
Inland Condominium Financing Fund,                                                                            00%
L.P.                                 1,031,000    1,411,617            1,031,000             380,617       10.
10% Income Fund, L.P.                2,000,000    2,878,335            2,000,000             878,335       10.00%
9% Income Junior Mortgage Fund,                                                                               00%
L.P.*                                1,000,000    1,512,708            1,000,000             512,708        9.
9% Monthly Cash Fund, L.P.           4,000,000    6,291,146            4,000,000           2,291,146        9.00%
9% Monthly Cash Fund II, L.P.        4,000,000    6,417,653            4,000,000           2,417,653        9.00%
IMC Note Issue #2 1993               6,800,000    4,333,444                    0           4,333,444        8.00%

         *   Returns of Capital prior to Final Distribution.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

         The Inland Group companies make up a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The Inland Group was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of The Inland Group all remain actively involved in overseeing these companies. The businesses of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth. Inland in the aggregate was ranked by Crain's Chicago Business as the 42nd largest privately held business group headquartered in the Chicago area in April 2001. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

         The Inland Group and its affiliates have over 800 employees. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

         Our advisor and managing dealer are affiliates of The Inland Group. The relevant skills and experience of each of The Inland Group affiliated companies, developed over the course of over 35 years in business, primarily in the Chicago metropolitan area, is available to us in the conduct of our business.

         As of December 31, 2001, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 6,335 acres of pre-development land in the Chicago area, as well as 8,860,531 square feet of retail property in Chicago and nationwide.

         The Inland Group affiliated companies developed expertise in real estate financing as they bought and sold properties over the years. Since its incorporation in 1977, Inland Mortgage Corporation has originated more than $3.5 billion in financing, including loans to third parties and affiliated entities.

         Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of December 31, 2001, Inland Mortgage Investment Corporation owned a $73,997,147 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 419 loans exceeding $1,308,000,000.

         As of December 31, 2001, The Inland Property Management Group, Inc. and its affiliates manage approximately 13,000 multi-family units, principally located in the Chicago metropolitan area. Inland Property Management Group believes this is more than any other firm in that market. In December 2001, they were ranked by Crain's Chicago Business as the 23rd largest commercial property management firm in the six-county Chicago area based on its 9.5 million square feet of commercial properties managed at the end of 2001. The management agent was incorporated in 1998 to segregate responsibility for management of our properties from Inland Property Management Group's growing management portfolio of retail properties. The management agent will be responsible for collecting rent, leasing and maintaining the retail properties it manages. These properties are primarily intended to be our properties in our primary geographical area of investment. The management agent is owned primarily by individuals who are affiliates of The Inland Group.

         Currently, Southeast Property Management Company manages 3,244,108 million square feet of retail property, of which approximately 3,031,521 million square feet are our properties and 212,507 square feet are properties belonging to affiliates.

         Inland Property Management Group and its affiliates are responsible for collecting rent and leasing and maintaining the retail properties which they manage. As of December 31, 2001, a substantial portion of the portfolio of Inland Property Management Group and its affiliates, approximately 8,208,253 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

         Inland Real Estate Acquisitions, Inc., another company affiliated with The Inland Group, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired approximately 1,025 properties.

         See also "Prior Performance of our Affiliates" and Appendix A -- "Prior Performance Tables" for information concerning over $766 million raised from over 27,000 investors in connection with one other REIT, one other public real estate equity program, one private real estate equity program and eight private placement mortgage and note programs sponsored by The Inland Group affiliated companies during the 10-year period ending December 31, 2001, and the prior performance of those programs.

         The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                                  AGE*              POSITION AND OFFICE WITH THE INLAND GROUP
--------------                     ----------     -----------------------------------------------------
Daniel L. Goodwin............          58         Chairman, president and director
Robert H. Baum...............          58         Vice chairman, executive vice president-general
                                                  counsel and director
G. Joseph Cosenza............          58         Vice chairman and director
Robert D. Parks..............          58         Director

--------------

*As of January 1, 2002

Messrs.  Goodwin, Baum, Cosenza and Parks were the founders of Inland.

         DANIEL L. GOODWIN is a director, chairman of the board and president of Inland. He has been with The Inland Group and its affiliates since 1968 and is one of our original principals.

         Mr. Goodwin has served as director of the Avenue Bank of Oak Park, as director of the Continental Bank of Oak Brook Terrace and as chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the chairman of the board of Inland Mortgage Investment Corporation, one of The Inland Group's affiliated companies.

         Housing. Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

         Mr. Goodwin has served on the board of the Illinois State Affordable Housing Trust Fund for the past six years and was recently appointed to serve once again by Governor George Ryan. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Counsel. He was appointed chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference by former Governor Jim Edgar. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's senior citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with the affordable housing award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

         Education. Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate the disabled about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently vice-chairman of the board of trustees of Benedictine University. He was elected chairman of the Northeastern Illinois University Board of Trustees in January 1996.

         Acknowledgments. In 1988, he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the general chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry. The Ray Graham Associates for People with Disabilities honored Mr. Goodwin as the 1999 Employer of the Year. Also in 1999, the YWCA DuPage District bestowed the Corporate Recognition Award for Inland's policies and practices that demonstrated a commitment to the advancement of women in the workplace.

         ROBERT H. BAUM has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group affiliated companies. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American

Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

         G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

         Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the LaGrange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

         Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oak Brook Terrace. He is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

         ROBERT D. PARKS has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation in 1998. He is a director of The Inland Group as well as chairman of our sponsor. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is a director of our advisor, a director of Inland Securities Corporation and a trustee of Inland Mutual Fund Trust.

         Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

         Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

         We operate under the direction of our board of directors. Our board is responsible for the overall management and control of our affairs.

OUR DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to our directors and executive officers. The biography of Mr. Parks, who has been our chairman, chief executive officer and an affiliated director since our formation, is set forth above under "-- Inland Affiliated Companies" in this section:

NAME                                       AGE*                        POSITION AND OFFICE WITH US
-----------                             -----------          -----------------------------------------------
Robert D. Parks.................            58               Chairman, chief executive officer and
                                                             affiliated director
Barry L. Lazarus................            55               President, chief operating officer, affiliated
                                                             director, treasurer and chief financial officer
Roberta S. Matlin...............            57               Vice president -- administration
Steven D. Sanders...............            52               Vice president -- acquisitions
Venton J. Carlston..............            44               Vice president -- controller
Scott W. Wilton.................            41               Secretary
Daniel K. Deighan...............            61               Independent director
Michael S. Rosenthal............            44               Independent director
Kenneth E. Masick...............            56               Independent director

-----------

* As of January 1, 2002

         BARRY L. LAZARUS has been our president, chief operating officer and an affiliated director since our formation. He has been our treasurer and chief financial officer since June 1999. After a brief career in public accounting, Mr. Lazarus joined The Inland Group in 1973 as its original controller and was later promoted to treasurer. From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters and managed corporate financial affairs. In 1979, Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987, The Butterfield Company successfully completed several projects in conjunction with national real estate firms, including The Inland Group. From 1988 until October 1990, Mr. Lazarus was vice president of finance for UDC Homes, Inc., then a New York Stock Exchange Company and the 20th largest home builder in the United States. His duties included obtaining financing for numerous development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations.

         Mr. Lazarus rejoined Inland in October 1990 and became president of Intervest Midwest Real Estate Corporation, then an affiliate of The Inland Group. He solely owns Wisconsin and Southern Land Company, Inc., of which he has been president and director since December 1993. Wisconsin and Southern Land Company, Inc., which has its office in Orlando, Florida, is a holding company that acquired Intervest from The Inland Group in 1994. Intervest, pursuant to a service agreement, previously provided property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P., a private placement real estate equity program sponsored by our sponsor.

         Mr. Lazarus is president of Inland Shelter Group, LLC, Orlando, Florida, which was engaged in the development of apartment buildings in the state of Georgia through 1998. He received his B.B.A. degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Florida and Georgia.

         ROBERTA S. MATLIN has been our vice president of administration since our formation in 1998. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of administration of our sponsor, directing its day-to-day internal operations. She was also vice president of administration of Inland Real Estate Corporation from March 1995 to July 2000. Ms. Matlin is a director of our sponsor and of our managing dealer. She is president and director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation. She is a director of Partnership Ownership Corporation and a trustee of Inland Mutual Fund Trust. Until December 31, 2001, she was a director of Inland Apartment Acquisitions, Inc. Prior to joining Inland, she spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. degree from the University of Illinois. She is registered with the National Association of Securities Dealers, Inc. as a general securities principal and investment advisor.

         STEVEN D. SANDERS has been our vice president of acquisitions since our formation. Mr. Sanders has been an officer of Inland Real Estate Acquisition, Inc., one of our affiliates, since 1993 and its senior vice president since 1997. He was president of Inland Southeast Property Management Corp. between May of 1998 and March of 2000. He has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As regional director of acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

         In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as director of acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

         In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993, he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for Inland Real Estate Corporation.

         VENTON J. CARLSTON has been our controller since June 2000 and was promoted to vice president--controller in January 2002. Mr. Carlston joined Inland Real Estate Investment Corporation in February 1986. In 1994, Mr. Carlston became controller of Inland Securities Corporation and assistant controller of Inland Real Estate Investment Corporation. He received his B.S. degree in accounting from Southern Illinois University. Mr. Carlston is a Certified Public Accountant and a member of the Illinois CPA Society.

         SCOTT W. WILTON has been our secretary since August 2000. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. Mr. Wilton is involved in all aspects of our business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign in 1982 and his law degree from Loyola University of Chicago, Illinois in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

         DANIEL K. DEIGHAN has been one of our independent directors since September, 1998. He is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has over 25 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is president of Florida Property Consultants Group, which has its office in Port St. Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc. and its predecessors, which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

         Since February 1996, he has been vice-president of Southern Property Consultants, Inc., a firm which specializes in real estate tax appeals.

         Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is past vice chairman of the Martin County Industrial Development Agency and a past president of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. degree from Sienna College, Albany, New York.

         MICHAEL S. ROSENTHAL has been one of our independent directors since October, 1998. He is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was president and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm's predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary. Mr. Rosenthal received both his B.A. degree and his law degree from the University of Florida.

         KENNETH E. MASICK has been one of our independent directors since December, 1998. He has been a partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm's audit and accounting department and is responsible for the firm's quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

         Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

         He also serves as treasurer and director of Oak Brook Financial Group, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

COMMITTEES OF OUR BOARD OF DIRECTORS

         Audit Committee. Our bylaws provide that our board may designate an audit committee consisting of one or more directors, the majority of whom must be independent directors. Our board has designated the three current independent directors as the members of the audit committee. This committee met five times during 2001. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

         Executive Committee. Our board may establish an executive committee consisting of one or more directors, the majority of whom must be independent directors. The executive committee would likely exercise all powers of the directors except for those which require actions by all of the directors or the independent directors under our charter or bylaws or under applicable law.

         Executive Compensation Committee. Our board may establish an executive compensation committee consisting of one or more directors, the majority of whom must be independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

         Development Committee. In connection with our desire to engage in the development of properties, we have formed a development committee. This committee consists of our principal executive officers and an independent director, as well as officers of other companies which are affiliates of our advisor. The development committee will examine and discuss the development of various properties.

         The Development Committee consists of the following:

Barry L. Lazarus      Our president, chief operating officer, chief financial
                      officer and affiliated director

G. Joseph Cosenza     Vice chairman and director of The Inland Group, Inc.

Daniel K. Deighan     One of our independent directors

Robert D. Parks       Our chairman, chief executive officer and affiliated
                      director

Brenda Gujral         President, chief operating officer and director of
                      Inland Securities Corporation and president, chief operating officer and director of Inland Real Estate
                      Investment Corporation

Steve Sanders         Vice president of acquisitions

COMPENSATION OF DIRECTORS AND OFFICERS

         We pay our independent directors an annual fee of $5,000 plus $500 for each meeting of the board or a committee of the board attended in person, a fee of $250 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our three independent directors, Daniel K. Deighan, Kenneth E. Masick and Michael S. Rosenthal, were each paid fees of $10,500 in 2001 for their services as independent directors. Our two other directors, Robert D. Parks and Barry L. Lazarus, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

         With the exception of Barry L. Lazarus, our executive officers will not receive any compensation from us for their services as such officers. Other than Mr. Lazarus, our executive officers are officers of one or more of our affiliates and are compensated by those entities, in part, for their services rendered to us.

         Mr. Lazarus will receive an annual salary of $100,000 from us, and reimbursement for his out-of-pocket expenses incurred on our behalf. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to our business. Mr. Lazarus was paid $100,000 in 2001 for his services as our president, chief operating officer, treasurer and chief financial officer. Robert D. Parks, one of our officers, participated in deliberations with our board of directors regarding the compensation of Mr. Lazarus.

         The following table sets forth information regarding the annual compensation we paid to Mr. Lazarus during 1999, 2000 and 2001. No information is presented for years prior to 1999 because we did not pay Mr. Lazarus a salary until 1999.

            NAME AND POSITION                 YEAR                 SALARY
-----------------------------------     ----------------    --------------------
         Barry L. Lazarus,                    2001                $100,000
           President, COO,                    2000                $  35,000
           Treasurer, CFO                     1999                $  26,250

INDEPENDENT DIRECTOR STOCK OPTION PLAN

      We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

      We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

      The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 4,000 shares at $9.05 per share to each of our three independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The current option price is $9.05.

      One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

      Options granted under the independent director stock option plan are exercisable until the first to occur of:

     o   the tenth anniversary of the date of grant;

     o the removal for cause of the independent director as an independent director; or

     o three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

      No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

      Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

      o for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

      o for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

      o for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

      Our advisor is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor. The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

NAME                                    AGE*                POSITION AND OFFICE WITH OUR ADVISOR
----------                           ----------      ---------------------------------------------------
Robert D. Parks................          58          Director and president
G. Joseph Cosenza..............          58          Director
Daniel L. Goodwin..............          58          Director
Patricia A. Del Rosso..........          48          Vice president -- asset management
Ariella A. Middlebrook.........          38          Vice president -- controller
Catherine L. Lynch.............          42          Treasurer
Scott W. Wilton   .............          41          Secretary

----------

* As of January 1, 2002

         PATRICIA A. DEL ROSSO joined The Inland Group in 1985. Ms. Del Rosso is currently a senior vice president of our sponsor in charge of the asset management department, where she is responsible for developing operating and disposition strategies for properties owned by entities related to our sponsor. She has also been assistant secretary of Inland Real Estate Corporation since March 1995. Ms. Del Rosso received her B.S. degree from George Washington University and her master's degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a presidential management intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as senior contract specialist responsible for capital improvements in 109 governmental properties. Ms. Del Rosso is a licensed real estate broker and National Association of Securities Dealers, Inc. registered securities sales representative and is a member of the Urban Land Institute.

         ARIELLA A. MIDDLEBROOK joined the Inland organization in February 2002 as vice president-controller of Inland Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, from 1997 to 2001, Ms. Middlebrook was an officer of ILona Financial Group, the U.S. subsidiary of Irish Life & Permanent plc, the largest mortgage lending and life assurance institution in Ireland, where she served as vice president risk management and chief internal auditor. Ms. Middlebrook also worked ten years in the field of public accounting for KPMG LLP in their financial services assurance practice. She received her B.S. in accountancy from DePaul University. Ms. Middlebrook is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

         CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer of our sponsor and our managing dealer. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG LLP since 1980. She is also treasurer of Inland Real Estate Investment Corporation, our sponsor, and director and treasurer of Inland Securities Corporation. She received her B.S. degree in accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

         Duties of our Advisor. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. This includes the following:

        o         administering our bookkeeping and accounting functions;

        o serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party; and

        o         rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

         Term of the advisory agreement. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function.

         Compensation to advisor. The advisory agreement provides for the advisor to be paid:

        o         a property disposition fee; and

        o after the stockholders have first received a 10% cumulative return and a return of their net investment:

                 o         an advisor asset management fee; and

                 o an incentive advisory fee from the net proceeds of a sale of a property.

         If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

         The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

        o         employee expenses;

        o travel and other expenses of its directors, officers and employees;

        o         rent;

        o         telephone;

        o equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

        o miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

         Reimbursement by advisor. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

         o by which our total operating expenses paid during the previous fiscal year exceed the greater of

                  o 2% of our average invested assets for that fiscal year or

                  o 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year;

         o plus an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 7% per annum on net investments.

         The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

         Inland Real Estate Corporation is not currently offering any of its securities and had fully invested all of its anticipated funds available for investment from its last offering of securities, which terminated as of December 31, 1998. In addition, Inland Real Estate Corporation is now a self-administered REIT as a consequence of its acquisition of its advisor and property manager. Accordingly, material conflicting investment opportunities between them and us are not currently expected.

         Business combination between us and the advisor. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets.

         If the businesses conducted by the advisor and/or either property manager are acquired by or consolidated into us, the advisor and/or the respective property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating the agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

         The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

         o We will first send an election notice to the advisor and/or the respective property manager, as the case may be, of its election to proceed with such a transaction.

         o Next, the net income of the advisor and/or the respective property manager, as the case may be, for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the respective property manager will bear the cost of the audit.

         o The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the quarter, all based upon our quarterly report delivered to stockholders.

         Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

         The resulting quotient will constitute the number of shares to be issued by us to the advisor or the respective property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction must occur within 90 days of delivery of the election notice.

         Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

         Liability and indemnification of advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. For details of circumstances under which we are required to indemnify the advisor and to advance expenses to the advisor, see "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENTS

         Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, provide property management services to us under the terms of their respective management agreements. The property managers provide services in connection with the rental, leasing, operation and management of our properties. Inland Southeast Property Management Corp. provides the day-to-day property management services for all of our properties located in the State of Florida and Inland Southern Management LLC provides the day-to-day property management services for our properties located in all other states. Inland Southeast Property Management Corp. is a Delaware corporation and Inland Southern Management LLC is a Delaware limited liability company and each is owned principally by individuals who are affiliates of The Inland Group. Inland Southeast Property Management Corp. was incorporated in 1998 to segregate responsibility for management of our properties from Inland Property Management Group's growing management portfolio of retail properties. Inland Southern Management LLC was formed in 2002 to enable the more efficient management of our properties located outside the State of Florida. We have agreed to pay each property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in each management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property manager if it provides us with services other than those specified in the respective management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. Each property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage."

         Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, conduct their activities from satellite offices at 1455 Semoran Boulevard, #149, Casselberry, Florida 32707 and 3651 Canton Highway, Marietta, Georgia 30066, respectively, with supervision and monitoring being performed from their principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

         See "-- The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

         The following sets forth information with respect to the executive officers and directors of Inland Southeast Property Management Corp. The biography of Mr. Sanders is set forth above under "-- Our Directors and Executive Officers" in this section:

                                                                        POSITION AND OFFICE WITH
                                                                        INLAND SOUTHEAST PROPERTY
   NAME                                       AGE*                          MANAGEMENT CORP.
-----------                               ------------         -------------------------------------------
Thomas P. McGuinness..................         45              Chairman, director and CEO
James Neubauer........................         60              President and director
Alan F. Kremin........................         54              Secretary, treasurer and director
Steven D. Sanders.....................         52              Director
Christine A. Alexander................         36              Vice president
Jane Hope.............................         53              Assistant vice president
Amanda Mrozek.........................         28              Assistant vice president

-----------

*As of January 1, 2002

         THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July of 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is a director of Inland Southeast Property Management as well as president and chairman of Inland Southern Management. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund.

         JAMES NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of InlandWestern Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left The Inland Group in 1996 to pursue other opportunities and rejoined The Inland Group in 1999 as senior vice president of Inland Southeast Property Management Corp. and in March 2002 was promoted to President. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

         ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various subsidiaries of The Inland Group, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the limited partnership investment programs sponsored by Inland Real Estate Investment Corporation. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and for three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked for eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

         CHRISTINE A. ALEXANDER joined Inland Property Management in July 1984. Ms. Alexander started as a leasing consultant and in 1994 was promoted to regional property manager. In July 1995, Ms. Alexander became an assistant vice president of Mid-America Management Corporation. Ms. Alexander is currently continuing her 18-year tenure with the property manager and in March 2002 was promoted to vice president.

         JANE HOPE joined Inland Southeast Property Management Corporation in October 2001 as director of marketing and leasing, bringing with her an extensive background in commercial real estate leasing, sales, development and asset management. She was subsequently promoted to assistant vice president and currently oversees the marketing and leasing activities for the portfolio of retail properties managed and leased by Inland Southeast and Inland Southern, working out of the Orlando, Florida office. Ms. Hope holds a Florida real estate broker's license, is a CCIM designee and a member of the International Council of Shopping Centers as well as other various professional organizations. She holds a B.A. degree from Converse College and an M.A. degree from Emory University.

         AMANDA MROZEK joined Inland Commercial Property Management in 1999 as a leasing agent in the Leasing and Marketing Department. She was promoted to assistant vice president of this property manager in 2001. Previously, Ms. Mrozek was a paralegal at Dowd, Dowd and Mertes, Inc. in Chicago and worked in the corporate real estate offices of Sears Roebuck and Co. She has a business degree from University of California-Davis, a paralegal certificate from American Institute of Paralegal Studies-San Francisco and is a licensed salesperson in the state of Florida.

         The following provides information regarding the managing members of Inland Southern Management LLC. The biographies of Messrs. McGuinness and Kremin are set forth above in this section with the biographies of the executive officers and directors of Inland Southeast Property Management Corp.

                                                                       POSITION AND OFFICE WITH
     NAME                                    AGE*                   INLAND SOUTHERN MANAGEMENT LLC
--------------                           ------------         -------------------------------------------
Thomas P. McGuinness........                  45              Chairman, manager, CEO
Alan F. Kremin..............                  54              Manager
Frances C. Panico...........                  51              Manager
Robert M. Barg..............                  46              Vice president, secretary, treasurer
Terry German................                  42              Vice president
JoAnn Armenta...............                  27              Assistant vice president

--------------

*As of January 1, 2002

         FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $1,100,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default analysis and resolution process. Ms. Panico received her B.A. degree in business and communication from Northern Illinois University.

         ROBERT M. BARG was the secretary and treasurer of Inland Southeast Property Management Corp. since its formation in 1988 until April 2001. Mr. Barg joined the Inland organization in January 1986 and is currently treasurer of Inland Property Management Group, Inc. He is a vice president, secretary and treasurer of our property manager. He is a director, vice president and treasurer of Mid-America Management Corp., a company that is owned principally by individuals who are our affiliates. Prior to joining the Inland organization, Mr. Barg was an accounting manager for the Charles H. Shaw Co. He received his B.S. degree in business administration from the University of Illinois at Chicago and a master's degrees from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society. He holds a real estate brokers license.

         TERRY GERMAN joined Inland Southeast Property Management in April of 2000 with nine years property management experience in a multi-property environment managing retail, office, and office/industrial buildings. Ms. German started as a property manager managing three retail centers totaling over 700,000 square feet in the Atlanta area. She was first promoted to a regional property manager after the acquisition of six additional properties that brought the Atlanta portfolio to over one million square feet and in March 2002 was promoted to vice president of Inland Southern Management and oversees three regional managers. She is currently responsible for managing over 3.9 million square feet of retail centers in Georgia, Tennessee, South Carolina, North Carolina, Virginia, and Louisiana.

         JOANN ARMENTA first joined Mid-America Management Corp. in 1992. Originally in a leasing position, she was quickly promoted to a manager. During her time as a manager, she was promoted several times, each promotion increasing the amount of responsibilities and the size of her portfolio. In 2000 Ms. Armenta was promoted to a regional manager for Inland Commercial Property Management with a portfolio of four million square feet, or approximately 40 buildings, in northern Illinois. In 2002 she became assistant vice president of Inland Southern Management LLC and is responsible for all new acquisitions, including the review of all leases, performing and analyzing projections, and all other aspects of the acquisition process. In addition, she currently is overseeing approximately 1.5 million square feet of commercial property in the Chicagoland area for Mid-America Management Corp.

INLAND SECURITIES CORPORATION

         Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does not focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

         The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks is set forth above under "--Inland Affiliated Companies" in this section and the biography of Ms. Matlin is set forth above under "--Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                                               POSITION AND OFFICE WITH
   NAME                                             AGE*                         OUR MANAGING DEALER
-----------                                       --------    ----------------------------------------------------------
Brenda G. Gujral......................               59       President, chief operating officer and director
Roberta S. Matlin.....................               57       Vice president and director
Catherine L. Lynch....................               42       Treasurer, secretary and director
Robert D. Parks.......................               58       Director
Brian Conlon..........................               43       Executive vice president
R. Martel Day.........................               52       Executive vice president - national sales and marketing
Fred C. Fisher........................               57       Senior vice president
David Bassitt.........................               59       Senior vice president
John Cunningham.......................               43       Senior vice president
Tomas Giardino........................               27       Vice president
Curtis Shoch..........................               29       Vice president
Shawn Vaughan.........................               30       Vice president
Mark Lavery...........................               26       Vice president

-----------

*As of January 1, 2002

         BRENDA G. GUJRAL is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of Inland Securities Corporation. Mrs. Gujral is also a director of Inland Investment Advisors, Inc, an investment advisor.

         Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation-sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate

Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

         Mrs. Gujral has been with the Inland organization for 20 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

         She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts.

         BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

         R. MARTEL DAY is senior vice president--national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

         Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

         FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers.

         DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

         JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. He graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers.

         TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds a Series 7 license with the NASD.

         CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

         SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a highly successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

         MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.


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                                       70

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

         Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

         The liability of our directors, officers, employees, and agents and our advisor and its affiliates is limited to the fullest extent permitted by Maryland law. As a result, our directors, officers, employees and agents and our advisor and its affiliates will not be liable for monetary damages unless:

         o the person actually received an improper benefit or profit in money, property or services; and

         o the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify any director, officer, employee, agent or the advisor or its affiliates unless:

         o the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         o the person seeking indemnification was acting on our behalf or performing services for us;

         o the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

         o the indemnification or agreement to be held harmless is recoverable only out of our assets and not from the assets of the stockholders.

         As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         o a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange

                  Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

         We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we are subject to the NASAA REIT Statement, only if all of the following conditions are satisfied:

         o the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

         o the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

         o the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

         We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by our board of directors and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of, nor entered into any contract of indemnity with, any person.

         We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require that we indemnify our directors and officers to the fullest extent permitted by law. We also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our charter and bylaws, it provides greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by our board of directors or by the stockholders to eliminate the rights it provides.

         We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.


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                                       72

                             PRINCIPAL STOCKHOLDERS

         The following table provides information as of March 15, 2002 regarding the number and percentage of shares of common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of March 15, 2002, no stockholder beneficially owned more than 5% of our outstanding shares of common stock. As of March 15, 2002, we had approximately 11,933 stockholders of record and 45,239,880.2323 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock beneficially owned by them.

                                                        NUMBER OF SHARES
                                                        OF COMMON STOCK
               BENEFICIAL OWNER                        BENEFICIALLY OWNED            PERCENT OF CLASS
-----------------------------------------------   ----------------------------    ----------------------
Robert D. Parks                                          34,726.2063(1)                     *
Barry L. Lazarus                                         11,049.7240                        *
Daniel K. Deighan                                         5,185.3067(2)                     *
Kenneth E. Masick                                         6,635.8337(2)                     *
Michael S. Rosenthal                                      6,228.6502(2)(3)                  *
Roberta S. Matlin                                                 --                        *
Steven D. Sanders                                                 --                        *
Venton J. Carlston                                                --                        *
Scott W. Wilton                                                   --                        *
All directors and executive officers as a                63,825.7209(1)(2)                  *
   group (9 persons)

----------

*Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor. Also includes 7,721.1841 shares owned by Mr. Parks' spouse, Catherine
         N. Parks.

(2) Includes 3,000 shares issuable upon exercise of options granted to each independent director under our Independent Director Stock Option Plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

(3) Includes 617.0161 shares held by Mr. Rosenthal as trustee under The Uniform Gifts to Minors Act for Danielle N. Rosenthal and 471.7471 shares held by Mr. Rosenthal as Trustee under The Uniform Gifts to Minors Act for Gabrielle M. Rosenthal.


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                                       73

                           OUR STRUCTURE AND FORMATION

         We were formed in September 1998 as a Maryland corporation. The operating partnership was formed in September 1998 as an Illinois limited partnership.

STRUCTURE

         We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 20,000 general partnership common units in the operating partnership. As a result, we are the general partner of the operating partnership. We have also contributed approximately $305,600,000 of proceeds from our public offerings in exchange for approximately 30,560,000 additional general partnership common units. We will contribute the net proceeds of this offering to the operating partnership. We are and will continue to be the only holder of general partnership common units in the operating partnership. The advisor holds 200 limited partnership common units valued at $2,000 for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership. We conduct substantially all of our business, and hold most of our interests in the properties, directly or indirectly, through the operating partnership. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries or taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries. As the general partner of the operating partnership, we will have the exclusive power to manage and conduct the business of the operating partnership, subject to exceptions set forth in the operating partnership agreement. See "Operating Partnership Agreement."

         See "Prospectus Summary -- Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership. The following diagram depicts our ownership structure and the organizational structure of the operating partnership. Because we do not currently have any qualified REIT subsidiaries, none are shown on the following ownership chart.

                                 OWNERSHIP CHART


         ---------------------------------------------------------------

                      INLAND RETAIL REAL ESTATE TRUST, INC.

         We are principally owned by public investors. Ownership will be represented by our shares of common stock.

         ---------------------------------------------------------------

--------------------------------------------------------------------------------

                  INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP

    We are the general partner of the operating partnership and owner of the general partnership common units of the operating partnership. Our advisor,
 Inland Retail Real Estate Advisory Services, Inc., is a limited partner of the operating partnership and owner of limited partnership common units.

--------------------------------------------------------------------------------

         ---------------------------------------------------------------

                             LIMITED PARTNERSHIPS OR
                           LIMITED LIABILITY COMPANIES
                             THAT OWN OUR PROPERTIES

         ---------------------------------------------------------------

            --------------------------------------------------------

                   SOLID LINES INDICATE 100% OWNERSHIP, EXCEPT
                     FOR THE OPERATING PARTNERSHIP WHERE IT
                               INDICATES CONTROL.

            --------------------------------------------------------






         If 162,000,000 of the shares offered by this prospectus are sold, the advisor's 20,000 shares will then represent only .01% of the issued and outstanding shares.

         Prior to this offering, our 30,560,000 general partnership common units represent 99.9993%, and the advisor's 200 limited partnership common units represent .0007%, of the outstanding units of the operating partnership. If 162,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $1,614,000,000 as set forth on the cover page of this prospectus, we will receive 161,400,000 general partnership common units for contributing such proceeds to the operating partnership. Assuming no other units are issued, our 191,960,000 general partnership common units will then represent 99.9999%, and the advisor's 200 limited partnership common units will then represent only ..0001%, of the outstanding units.

         We have formed entities to acquire each of the properties currently owned by us. We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by the operating partnership. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

BENEFITS OF THE UPREIT STRUCTURE

         The benefits of our REIT status and UPREIT structure include the following:

         o ACCESS TO CAPITAL. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms;

         o GROWTH. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties; and

         o TAX DEFERRAL. The UPREIT structure will provide property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial information about us, and should be read in conjunction with the "Management's Discussion and Analysis of Our Financial Condition and Results of Operation" and the financial statements and related notes included elsewhere in this prospectus.

         The following net income and distributions per share are based upon the weighted average number of shares outstanding. The weighted average distribution of $.81 per share for the year ended December 31, 2001, represented 107% of our funds from operations and 102% of funds available for distribution for that period. The weighted average distribution of $.77 per share for the year end December 31, 2000, represented 99.6% of our funds from operations and 102.1% of funds available for distribution for that period. The weighted average distribution of $.72 per share for the year ended December 31, 1999, represented 99.97% of our funds from operations and 96.39% of funds available for distribution for that period. For the year ended December 31, 2001, $6,952,808 (or 39.75% of the $17,491,342 distributions declared for 2001) represented a return of capital. For the year ended December 31, 2000, $3,002,877 (or 45.4% of the $6,615,454 distributions declared for 2000) represented a return of capital. For the year ended December 31, 1999, $1,078,377 (or 77.2% of the $1,396,861
distributions declared for 1999) represented a return of capital. The balance of the distributions for these periods constitute ordinary income.

                                      FOR THE YEAR ENDED     FOR THE YEAR ENDED     FOR THE YEAR ENDED
                                       DECEMBER 31, 2001      DECEMBER 31, 2000      DECEMBER 31, 1999
                                      -------------------    -------------------    -------------------
Total assets ......................   $       631,587,819            218,187,913            143,988,136
Mortgages payable .................   $       313,499,312            108,399,911             93,099,852
Total income ......................   $        37,754,763             22,123,913              6,030,093
Net income ........................   $         7,992,643              2,060,514                167,996
Net income per common share,
basic and diluted .................   $              0.37                   0.24                   0.07
Distributions declared ............   $        17,491,342              6,615,454              1,396,861
Distributions per common share ....   $              0.81                   0.77                   0.72
Funds from operations .............   $        16,316,666              6,642,262              1,397,319
Funds available for distribution ..   $        17,153,309              6,478,653              1,449,161
Cash flows provided by operating
activities ........................   $        21,274,109              5,603,580              2,647,680
Cash flows used in investing
activities ........................   $      (307,133,043)           (67,307,169)            34,426,975
Cash flows provided by financing
activities ........................   $       285,728,779             71,498,936             46,446,459
Weighted average number of
common shares outstanding, basic
and diluted .......................   $        21,682,783              8,590,250              2,522,628

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         Our investment objectives are to:

         o make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

         o provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

         o        preserve stockholders' capital.

Some of our leases provide for scheduled rent escalations. It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

                                  DISTRIBUTIONS

         Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. See "Federal Income Tax Considerations -- Taxation -- Annual Distribution Requirements." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

         We pay distributions on a monthly basis. Distributions were paid at the level of $.70 per share per annum through June 1999.

         The distribution level was increased to:

         o $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999;

         o $.75 per share per annum, effective November 1, 1999, beginning with the distribution paid on December 7, 1999;

         o $.76 per share per annum, effective April 1, 2000, beginning with the distribution paid on May 7, 2000;

         o $.77 per share per annum, effective August 1, 2000, beginning with the distribution paid on September 7, 2000;

         o $.78 per share per annum, effective October 1, 2000, beginning with the distribution paid on November 7, 2000;

         o $.80 per share per annum, effective December 1, 2000, beginning with the distribution paid on January 7, 2001;



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
         o $.81 per share per annum, effective September 1, 2001, beginning with the distribution paid on October 7, 2001; and

         o $.82 per share per annum, effective April 1, 2002, beginning with the distribution payable on May 7, 2002.

         Distributions will be at the discretion of our board of directors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

         We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type of retail centers. Our properties consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods or services. Our real estate will be located mainly in the states east of the Mississippi River in the United States but has been focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We will endeavor to acquire multiple properties within the same markets to facilitate efficient property management operations. See "Real Property Investments -- General."

         Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

         We may also acquire single-user retail properties located anywhere throughout the United States if they are leased on a triple-net-lease basis by creditworthy tenants. Triple-net-leases are long-term leases with a typical term of 15 to 25 years, but generally not less than 10 years. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. A creditworthy tenant is a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease. Alternatively, a creditworthy tenant is also a tenant for whom payments under the lease are guaranteed by an affiliate of the tenant having a minimum net worth of $10 million. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

         To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we may acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, limited partnership units of the operating partnership, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board of directors determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

         We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

         In connection with our desire to engage in the development of properties, we have employed a consultant on a part-time basis and have formed a development committee to examine and discuss our development of various properties. Although this development committee has examined a number of possible sites for development, we have not made a decision to commence the development of any of these sites.

         See "Investment Limitations" under this section and "Summary of the Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

         We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,025 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

         o        geographic location and type;

         o        construction quality and condition;

         o        current and projected cash flow;

         o        potential for capital appreciation;

         o        lease rent roll, including the potential for rent increases;

         o potential for economic growth in the tax and regulatory environment of the community in which the property is located;

         o potential for expanding the physical layout of the property and/or the number of sites;

         o occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

         o prospects for liquidity through sale, financing or refinancing of the property;

         o competition from existing properties and the potential for the construction of new properties in the area; and

         o treatment under applicable federal, state and local tax and other laws and regulations.

         Inland Real Estate Acquisitions generally looks for properties in the same general geographic area as our current properties. Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

         Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

                              DESCRIPTION OF LEASES

         When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

         Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

         Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property managers. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the respective property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

         In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

         We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See "-- Joint Ventures" in this section and "Federal Income Tax

Considerations -- Taxation -- Ownership of a Partnership Interest" and "-- Ownership of a Qualified REIT Subsidiary."

         Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

         We have acquired forty-seven retail centers, one office center, and two projects under development. We have acquired some of these retail centers from our affiliates who purchased the properties from unaffiliated third parties on our behalf. The prices for these properties were not the subject of arm's-length negotiations.

         Under our charter, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may the cost to us of the asset exceed its appraised value at the time we acquire the property. A majority of our directors, including a majority of our independent directors, approved the purchases of the properties we have purchased as being fair and reasonable to us. The properties were purchased at a cost to us that was not greater than the cost of acquisition to our affiliate. We cannot guarantee that the prices paid to our affiliates for the properties we have acquired or for future acquisitions of properties from our affiliates, if any, did not or would not exceed the price which would be paid by an unaffiliated buyer.

         If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

         We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interests in our subsidiaries that own our properties or a combination of any of these. However, we may incur indebtedness to acquire properties where our board of directors determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our charter provides that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate may not exceed 300% of net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess, and approved by the stockholders.

         We have incurred debt secured by our properties, a majority of which is on a non-recourse basis. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it is in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

         We have purchased four properties (Douglasville Pavilion, Fayetteville Pavilion, Southlake Pavilion, and Sarasota Pavilion) with proceeds of assumed loans from South Trust Bank which are secured by first mortgages on the respective properties purchased. In each such case, we formed a limited liability company with Inland Real Estate Investment Corporation, our sponsor, as an additional member in order to satisfy requirements of the lender. This requirement resulted in our sponsor holding a majority interest in each of these properties, however we control each of the limited liability companies that own the properties and we retain all economic burdens and benefits of ownership of these properties. Our sponsor has guaranteed each of these loans. As consideration for our sponsor's guaranty of each loan, we will pay our sponsor an annual fee equal to .125% of the respective outstanding loan balance, to be paid monthly. This structure provided us with the ability to close each transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for each of the transactions.

SALE OR DISPOSITION OF PROPERTIES

         Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

         We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Taxation -- Prohibited Transactions." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board of directors believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, our board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

         When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

         Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of the then-outstanding voting shares of stock. See "Summary of the Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

         We will not:

         o invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

         o        invest in commodities or commodity future contracts;

         o        issue redeemable shares of common stock;

         o issue shares on a deferred payment basis or other similar arrangement; and

         o operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents -- Restrictions on Investments" for additional investment limitations.

         We do not engage in hedging or similar activities for speculative purposes.

         We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

         Consistent with our investment limitations, we have invested, and may from time to time invest, limited amounts of money in the securities of other companies that may not be REITs or companies related to real estate to seek superior returns on those investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase.

APPRAISALS

         All real property acquisitions made and to be made by us have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good-standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

         Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. We may use these funds to:

         o fund expenses incurred to operate the properties which have been acquired;

         o reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;

         o        pay the advisor its compensation under the advisory agreement;
                  and

         o pay the property managers their respective property management fees under the management agreements.

         See "Estimated Use of Proceeds." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

         We anticipate that by February 11, 2004, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital and stability, and to decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by February 11, 2004, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

         We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

         We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately have 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses, facilitate state tax reporting or meet lender requirements.

         In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Investment Risks."

         We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

         From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intend to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Income Tax Considerations - Asset Test - 25% Asset Test" for a discussion of a "taxable REIT subsidiary."

OTHER POLICIES

         Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations -- Taxation -- REIT Qualification Tests."

         We will not make distributions-in-kind, except for:

         o        distributions of readily marketable securities;

         o distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

         o distributions of in-kind property which meet all of the following conditions:

                  o our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

                  o our board of directors offers each stockholder the election of receiving in-kind property distributions; and

                  o the directors distribute in-kind property only to those stockholders who accept our offer.

         Although our charter and bylaws do not prohibit the following, we have no current plans to

         o        underwrite the securities of other issuers;

         o        invest in real estate mortgages; or

         o invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.

         Our board of directors has determined that it would be in our best interest to invest approximately $7 million in publicly traded cumulative preferred stocks of other REITs and other companies with a market value in excess of $5 million. As permitted by the board's authorization, we intend to leverage such investments by purchasing the cumulative preferred stocks on margin of no greater than 40%. Our board of directors will consider investments in such equity securities on a case by case basis and we will only make such investments if a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. As of December 31, 2001, we had invested approximately $6,704,775 in preferred stocks.

         Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities -- Preferred Stock," "-- Issuance of Additional Securities and Debt Instruments," and
"-- Restrictions on Issuance of Securities."

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                          REAL PROPERTY INVESTMENTS

GENERAL

         We acquire and manage a diversified (by geographical location and by types of retail centers) portfolio of real estate primarily:

         o improved for use as retail establishments, principally multi-tenant shopping centers that are:

                  o leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leasable area ranging from 10,000 to 100,000 square feet, sometimes referred to as a neighborhood center; or

                  o leased primarily to retail tenants providing for the sale of wearing apparel and hardware and appliances, in addition to convenience goods and personal services, with gross leasable area ranging from 100,000 to 300,000 or more square feet, sometimes referred to as a community center, but also including single-user retail facilities; or

         o improved with other commercial facilities which provide goods or services.

         The retail centers are located mainly in states east of the Mississippi River in the United States. We have focused our acquisition of properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We will endeavor to acquire multiple properties within the same markets where the acquisitions result in efficient property management operations. We may also acquire, among other real estate, single-user retail properties located anywhere throughout the United States if they are triple-net-leased properties, including such properties acquired in sale and leaseback transactions. A triple-net-leased property is one which is leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space. Although we primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, as of March 15, 2002, we have also purchased larger shopping centers, and properties in larger centers, some of which may not be considered community centers, which comprise approximately 22% of our total shopping center gross leasable area. We may also purchase these larger shopping centers, and properties in larger centers, some of which may not be considered community centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

         We do not intend to invest in any primarily:

         o        single-family or multi-family residential properties;

         o        industrial properties;

         o        hotels or motels;

         o        leisure home sites;

         o        farms;

         o        ranches;

         o        timberlands;

         o        unimproved properties not intended to be developed;

         o        mining properties;

         o        office properties; or

         o        shopping centers that:

                  o provide for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities which;

                           o are built around three or more full-line department stores of generally not less than 100,000 square feet each; and

                           o have gross leasable areas ranging from 600,000 to more than 1,500,000 square feet.

We may, however, invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. The aggregate purchase price of real property investments that are not retail centers or triple-net-leased properties, will not exceed 10% of the aggregate purchase price of all of the retail centers or triple-net-leased properties that we acquire or anticipate to acquire. If we sell 162,000,000 shares in this offering, we do not intend to invest more than approximately 20% of the anticipated proceeds from this offering in any one property.

          Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

          See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

INSURANCE COVERAGE ON PROPERTIES

          We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Congress has considered but so far has not passed legislation to provide federal insurance for property losses due to terrorism. We cannot be certain if Congress will pass any legislation, what form such legislation may take or what additional costs to us, if any, could result.

PROPERTIES

          REAL ESTATE PORTFOLIO

          As of March 15, 2002, our real estate portfolio was comprised of approximately 7,269,000 square feet of gross leasable area in 48 properties, consisting of 36 neighborhood and community shopping center properties, 11 single-user retail facilities and one office center, and two projects under development, located in seven states.

          In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at each property are comparable to market rates. We believe that each property is located within a vibrant economic area. We believe that each of the properties is well-located, has acceptable roadway access, attracts high quality tenants, is well-maintained and has been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire each of the properties.

          We do not anticipate making any significant repairs and improvements to any of our properties over the next few years except Conway Plaza, Loggerhead Junction, Skyview Plaza and Abernathy Square. We anticipate expending not more than $350,000 for roof repairs and parking lot and landscaping improvements over the next one to two years per each aforementioned property.

          When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

          A substantial portion of our income consists of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own a number of centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

          A number of our leases also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds. As of December 31, 2001, nine of over 600 tenants paid percentage rent and accounted for less than 1% of our revenues from rental property for the year ended December 31, 2001.

          Minimum base rental revenues and operating expense reimbursements accounted for approximately 93.4% of our total revenues for the year ended December 31, 2001.

          We seek to reduce our operating and leasing risks through geographic and tenant diversity. No single tenant accounted for more than 9.2% of our total shopping center gross leasable area or more than 7% of total annualized base rental revenues as of December 31, 2001. Our five largest tenants include Publix, PETsMART, Kmart, Wal-Mart, and Goody's, which represent approximately 7%, 3.7%, 3.5%, 3.0% and 2.5%, respectively, of annualized base rental revenues at December 31, 2001.

          We received an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

          In cases where we have purchased properties from our affiliates, our directors, including the independent directors, have approved the acquisitions of the properties from our affiliates as being fair and reasonable.

          NEIGHBORHOOD, COMMUNITY AND OTHER SHOPPING CENTERS

          Neighborhood and community shopping centers comprise the primary focus of our current portfolio, representing approximately 72% of our total shopping center gross leasable area. As of March 15, 2002, approximately 95% of our shopping center space was leased, and the average annualized base rent per leased square foot of the shopping center portfolio was $10.10.

          Our shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 189,490 square feet as of March 15, 2002. Although we primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, as of March 15, 2002, we have also purchased larger shopping centers, and properties in larger centers, some of which may not be considered community centers, which comprise approximately 22% of our total shopping center gross leasable area. We may also purchase these larger shopping centers, and properties in larger centers, some of which may not be considered community centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

          Our neighborhood and community shopping centers are usually "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us. National and regional companies that are tenants in our shopping center properties include Publix, Kmart, Wal-Mart, PETsMART, Kohl's and Lowe's Home Center.

          SINGLE-USER RETAIL PROPERTIES

          In addition to neighborhood and community shopping centers, we may acquire single-user retail properties located anywhere throughout the United States if they are triple-net-leased properties, including such properties acquired in sale and leaseback transactions. Single-user retail properties, represent approximately 6.1% of our total shopping center gross leasable area. As of March 15, 2002, the average annualized base rent per leased square foot of the single-user retail property portfolio was $11.18.

          National and regional companies that are tenants in our single-user retail properties include PETsMART, Eckerd Drug Stores, Kmart, Lowe's Home Center, JoAnn Fabrics and Just For Feet.

          OFFICE CENTER

          Although we do not intend to invest in any primarily office properties, we may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. On February 5, 2002, we purchased an office center known as Loggerhead Junction Offices for $644,000. We funded the purchase of the property. The office center is located in Holmes Beach, Florida and contains approximately 4,712 gross leasable square feet. The property consists of three single-story freestanding multi-tenant office buildings. A portion of the space in this office complex will serve as a regional office for us. Loggerhead Junction Offices represents approximately 0.1% of our total shopping center gross leasable area. As of March 15, 2002, 100% of the office center was leased.

          PROJECTS UNDER DEVELOPMENT/UNDEVELOPED LAND

         We have acquired two projects under development. On December 28, 2000, we purchased approximately 2.72 acres of unimproved land situated in front of a new Home Depot store in Acworth, Georgia to develop a 16,130 square foot shopping center to be known as Acworth Avenue Retail Shopping Center. The property is located on the south side of U.S. Highway 41, between Acworth Due West Road and Mars Hill Road in Acworth, Cobb County, Georgia. We purchased the land from Home Depot U.S.A., Inc., an unaffiliated third party for approximately $958,000. Through March 15, 2002, we had incurred approximately $1,824,000 of costs in the development of the project for a total cost of approximately $2,782,000, or approximately $173 per square foot of leasable space. We paid for the construction of this property with our own funds. We anticipate the interior buildout of the property will be completed and tenants will begin to occupy the property by the second quarter 2002. The center is a one-story, multi-tenant, retail building shadow-anchored by a Home Depot store, which property is not owned by us. As of March 15, 2002, leases have been signed for approximately 10,130 square feet, or approximately 63% of the center.

         On February 8, 2002, we purchased 27 acres of land in Newport Richey, Florida to develop a shopping center to be built in two phases known as the Shoppes at Golden Acres. We purchased the land from A.G. Armstrong Development LLC and A.G. Interests, Inc., unaffiliated third parties for approximately $3,941,000. We funded the purchase of the land. The shopping center to be developed will be anchored by a Publix and the will consist of approximately 76,371 square feet in Phase I. Phase II will be constructed when certain occupancy conditions are met, and will consist of 44,400 square feet. We entered into a development agreement with A.G. Armstrong Development LLC for the construction of the center and committed to fund all costs related to its development. The cost is expected to be approximately $117 per square foot of leasable space, including developer's profit. After the project is developed, we intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date. Shoppes at Golden Acres Phase I is expected to be built in 2002. It will be a single story, multi-tenant retail building with two outlots.

THE FOLLOWING TABLES DESCRIBE OUR PROPERTIES AND TENANTS AT ALL OF OUR
PROPERTIES.

         As of March 15, 2002, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of 47 shopping centers and one office center comprising an aggregate of approximately 7,269,000 gross leasable square feet located in Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Virginia, and two projects under development located in Acworth, Georgia and Newport Richey, Florida.

                                                                                                            %
                                                                                               GROSS    OF TOTAL
                                             YEAR                BOOK VALUE    ENCUMBRANCE   LEASABLE     GROSS     PHYSICAL
                                            BUILT/      DATE         AT            AT          AREA     LEASABLE    OCCUPANCY
            PROPERTY               TYPE   RENOVATED   ACQUIRED   3/15/02 ($)   3/15/02 ($)   (SQ. FT.)    AREA          %
------------------------------------------------------------------------------------------------------------------------------
FLORIDA
Plant City -                        NC       1992      May-99      13,398,815      9,794,962    256,155   3.5%         95%
   Lake Walden Square

Zephyrhills -                       NC       1993      Jun-99       5,245,529      3,167,437     74,849   1.0%        100%
   Merchants Square

Boynton Beach -                     NC       1998      Jul-99      28,396,446     15,125,000    210,772   2.9%        100%
   Boynton Commons

Ocoee -                             NC       1995      Sep-99       9,152,693      5,594,757     87,776   1.2%         93%
   Lake Olympia Square

Orlando -                           NC       1998      Sep-99       5,478,687      2,987,500     58,050   0.8%         97%
   Bridgewater Marketplace

Naples -                            NC       1997      Oct-99       7,933,118      4,300,000     73,965   1.0%         85%
   Countryside Shopping Center

Casselberry -                       NC      1973/      Dec-99      16,778,469      8,703,000    227,664   3.1%         92%
   Casselberry Commons                       1998

Orlando -                           NC      1985/      Feb-00       8,257,825      5,000,000    119,106   1.6%        100%
   Conway Plaza                              1999

St. Petersburg -                    NC      1999/      Jul-00      20,161,212     15,637,500    231,449   3.2%         83%
   Gateway Market Center                     2000

Kissimmee -                         NC       2000      Jan-01       7,162,421      3,600,000     65,870   0.9%         98%
   Columbia Promenade
                                      NO. OF                MAJOR
            PROPERTY                 TENANTS               TENANTS*
------------------------------------------------------------------------------
FLORIDA
Plant City -                            34      Kash N' Karry Foods
   Lake Walden Square                           Kmart
                                                Carmike Cinemas

Zephyrhills -                           12      Kash N' Karry Foods
   Merchants Square                             Fashion Bug

Boynton Beach -                         19      Sports Authority
   Boynton Commons                              Bed, Bath & Beyond
                                                Barnes & Noble
                                                PETsMART

Ocoee -                                 19      Winn-Dixie
   Lake Olympia Square                          Tutor Time Child Care Systems

Orlando -                               12      Winn-Dixie
   Bridgewater Marketplace

Naples -                                8       Winn-Dixie
   Countryside Shopping Center

Casselberry -                           39      Ross Stores
   Casselberry Commons                          Publix

Orlando -                               24      Bealls
   Conway Plaza                                 Publix

St. Petersburg -                        16      Bealls
   Gateway Market Center                        Publix
                                                TJ Maxx
                                                Office Depot

Kissimmee -                             16      Publix
   Columbia Promenade



                                               YEAR                 BOOK VALUE     ENCUMBRANCE
                                              BUILT/      DATE          AT             AT
            PROPERTY                 TYPE   RENOVATED   ACQUIRED    3/15/02 ($)    3/15/02 ($)
----------------------------------------------------------------------------------------------
Ocoee -                               NC       2000      Mar-01      10,883,910      4,900,000
   West Oaks

Orlando -                             NC      1998/      May-01      21,530,077     11,900,000
   Sand Lake Corners                           2000

Orlando -                             NC       1994      Aug-01       8,476,737      4,400,000
   Chickasaw Trails Shopping Center
Orlando -                             NC      1994/      Sep-01      21,074,876     10,875,000
   Skyview Plaza                               1998

Boynton Beach -                       NC       1990      Oct-01       6,648,488      3,670,000
   Aberdeen Square
Brandon -                             NC       1994      Nov-01       9,340,206             --
   Brandon Boulevard Shoppes
Bradenton -                           NC       2001      Nov-01      23,417,289     14,000,000
   Creekwood Crossing
Ocala -                               NC       1993      Dec-01       8,590,823             --
   Steeplechase Plaza

Citrus Hills -                        NC       1994      Dec-01       5,985,770      3,000,000
   Citrus Hills
Daytona Beach -                       SU       1996      Apr-01       3,167,646      1,361,200
   PETsMART-Daytona Beach
Daytona Beach -                       SU       1998      Aug-01       3,847,007      2,000,000
   Just For Feet
Sarasota -                            NC       1999      Jan-02      41,754,603     28,875,000
   Sarasota Pavilion

Lauderhill-                           NC       2001      Jan-02       9,900,966             --
   Universal Plaza


                                                   %
                                      GROSS     OF TOTAL
                                     LEASABLE      GROSS     PHYSICAL
                                       AREA      LEASABLE    OCCUPANCY    NO. OF     MAJOR
            PROPERTY                 (SQ. FT.)     AREA         %         TENANTS   TENANTS*
------------------------------------------------------------------------------------------------------
Ocoee -                                66,539     0.9%         91%          10      Michaels
   West Oaks                                                                        PETsMART

Orlando -                             189,741     2.6%         97%          40      Bealls
   Sand Lake Corners                                                                Staples
                                                                                    PETsMART
Orlando -                              75,492     1.0%        100%          17      Publix
   Chickasaw Trails Shopping Center
Orlando -                             281,247     3.9%        100%          34      Publix
   Skyview Plaza                                                                    Kmart
                                                                                    Circuit City
Boynton Beach -                        70,555     1.0%         96%          19      Publix
   Aberdeen Square
Brandon -                              85,377     1.2%         93%          13      Publix
   Brandon Boulevard Shoppes
Bradenton -                           227,052     3.1%         96%          21      Kmart
   Creekwood Crossing                                                               Bealls
Ocala -                                87,380     1.2%        100%          17      Publix
   Steeplechase Plaza                                                               Walgreens
                                                                                    Bealls
Citrus Hills -                         68,927     0.9%        100%          11      Publix
   Citrus Hills
Daytona Beach -                        26,194     0.4%        100%          1       PETsMART
   PETsMART-Daytona Beach
Daytona Beach -                        22,255     0.3%        100%          1       Just For Feet
   Just For Feet
Sarasota -                            324,140     4.5%         98%          29      Publix
   Sarasota Pavilion                                                                Stein Mart
                                                                                    Bed, Bath & Beyond
Lauderhill-                            49,749     0.7%        100%          23      Eckerd Drugs
   Universal Plaza                                                                  Ruby Tuesday



                                             YEAR                BOOK VALUE    ENCUMBRANCE
                                            BUILT/      DATE         AT            AT
            PROPERTY               TYPE   RENOVATED   ACQUIRED   3/15/02 ($)   3/15/02 ($)
---------------------------------------------------------------------------------------------
Holmes Beach -                      CP      1980/      Feb-02         651,664             --
   Loggerhead Junction Offices               1984

Newport Richey -                    D        N/A       Feb-02       3,927,059             --
   Shoppes at Golden Acres
   FLORIDA TOTAL                                                  301,162,335    158,891,356

GEORGIA
Kennesaw -                          NC       1998      Jul-99       8,948,342      4,750,000
   Town Center Commons
Cartersville -                      NC       1995      Sep-99      22,854,720     13,475,000
   Bartow Marketplace
Duluth -                            NC      1997/      May-00      32,125,189     17,120,000
   Pleasant Hill Square                      2000

Atlanta-                            NC       2001      Jun-01      26,935,563     14,000,000
   Woodstock Square

Roswell -                           NC       2001      Sep-01              --             --
   Stonebridge Square (JV)
Macon -                             NC       2001      Nov-01      29,753,895     16,375,000
   Eisenhower Crossing


Atlanta -                           NC      1983/      Dec-01      23,875,236             --
   Abernathy Square                          1994
Douglasville -                      RC       1998      Dec-01      27,076,221     20,000,000
   Douglasville Pavilion




                                                    %
                                    GROSS       OF TOTAL
                                  LEASABLE        GROSS     PHYSICAL
                                    AREA        LEASABLE    OCCUPANCY    NO. OF          MAJOR
            PROPERTY              (SQ. FT.)       AREA         %         TENANTS        TENANTS*
------------------------------------------------------------------------------------------------------------
Holmes Beach -                         4,712      0.1%        100%          8       Cornerstone Const.
   Loggerhead Junction Offices                                                      Manatee - Pinellas Title
                                                                                    Pro Medical Center
Newport Richey -                         N/A       --          N/A         --
   Shoppes at Golden Acres
   FLORIDA TOTAL                   2,985,016      41.1%

GEORGIA
Kennesaw -                            72,108      1.0%         93%          13      JC Penney Home Store
   Town Center Commons                                                              Baptist Book Store
Cartersville -                       375,067      5.2%         99%          18      Wal-Mart
   Bartow Marketplace                                                               Lowe's Home Center
Duluth -                             282,137      3.9%         97%          21      JC Penney
   Pleasant Hill Square                                                             Toys R Us
                                                                                    JoAnn Fabrics
Atlanta-                             218,819      3.0%         99%          24      Kohl's
   Woodstock Square                                                                 OfficeMax
                                                                                    Old Navy
Roswell -                            160,188      2.2%         --           --      Kohl's
   Stonebridge Square (JV)                                                          Linens N Things
Macon -                              300,006      4.1%         91%          17      Dick's Sporting Goods
   Eisenhower Crossing                                                              Marshalls
                                                                                    Goody's
                                                                                    Ross Dress
Atlanta -                            131,649      1.8%         92%          46      Publix
   Abernathy Square
Douglasville -                       267,764      3.7%        100%          22      Goody's
   Douglasville Pavilion                                                            OfficeMax
                                                                                    Marshalls
                                                                                    Media Play



                                                      YEAR                BOOK VALUE    ENCUMBRANCE
                                                     BUILT/      DATE         AT            AT
            PROPERTY                        TYPE   RENOVATED   ACQUIRED   3/15/02 ($)   3/15/02 ($)
----------------------------------------------------------------------------------------------------------
Duluth -                                     RC       1996      Dec-01      26,240,025     13,333,600
   Venture Pointe I



Morrow -                                     RC      1996/      Dec-01      55,812,764     39,740,000
   Southlake Pavilion Phase III, IV & V              2001
Macon -                                      SU       2000      Feb-01       8,669,469      4,655,000
   Kmart
Warner Robbins -                             SU       2000      Feb-01       9,103,323      4,845,000
   Lowe's Center
Alpharetta -                                 SU       2000      Jun-01       4,840,193      2,450,000
   Jo-Ann Fabrics
Acworth -                                    D        N/A       Dec-00       2,781,814        --
   Acworth Avenue Retail Center
Newnan -                                     RC       2002      Mar-02      32,997,885     23,589,800
   Newnan Pavilion
Augusta -                                    SU       1999      Feb-02       3,033,155        --
   Just For Feet
Atlanta -                                    NC      2001/      Feb-02       6,644,103        --
   Hariston Crossing                                  2002
   GEORGIA TOTAL                                                           321,691,897    174,333,400

LOUISIANA
Covington -                                  SU       1999      Feb-02       3,427,451        --
   Just For Feet
   LOUISIANA TOTAL                                                           3,427,451        --

                                                                %
                                                    GROSS    OF TOTAL
                                                  LEASABLE    GROSS     PHYSICAL
                                                    AREA     LEASABLE   OCCUPANCY     NO. OF        MAJOR
            PROPERTY                              (SQ. FT.)    AREA         %         TENANTS      TENANTS*
-----------------------------------------------------------------------------------------------------------------------
Duluth -                                            334,620   4.6%        100%          12      Kohl's
   Venture Pointe I                                                                             Hobby Lobby
                                                                                                Ashleys
                                                                                                Goody's Family Clothing
                                                                                                Babies R Us
Morrow -                                            525,162   7.2%         99%          36      Ashley's
   Southlake Pavilion Phase III, IV & V
Macon -                                             102,098   1.4%        100%           1      Kmart
   Kmart
Warner Robbins -                                    131,575   1.8%        100%           1      Lowe's
   Lowe's Center
Alpharetta -                                         44,418   0.6%        100%           1      Jo-Ann Fabrics
   Jo-Ann Fabrics
Acworth -                                               N/A    --         N/A           --
   Acworth Avenue Retail Center
Newnan -                                            481,004   6.6%         97%          23      Home Depot
   Newnan Pavilion                                                                              Kohl's
Augusta -                                            22,115   0.3%        100%           1      Just For Feet
   Just For Feet
Atlanta -                                            57,884   0.8%         97%          11      Publix
   Hariston Crossing
   GEORGIA TOTAL                                  3,506,614   48.2%

LOUISIANA
Covington -                                          20,116   0.3%        100%           1      Just for Feet
   Just For Feet
   LOUISIANA TOTAL                                   20,116   0.3%



                                                YEAR                  BOOK VALUE     ENCUMBRANCE
                                               BUILT/      DATE           AT             AT
            PROPERTY                  TYPE   RENOVATED   ACQUIRED     3/15/02 ($)    3/15/02 ($)
---------------------------------------------------------------------------------------------------
NORTH CAROLINA
Fayetteville -                          NC      1998/      Dec-01      26,744,686     20,133,000
   Fayetteville Pavilion Phase I & II           2001


   NORTH CAROLINA TOTAL                                                26,744,686     20,133,000

SOUTH CAROLINA

Anderson -                              NC       1999      Nov-01      15,574,388     11,000,000
   Anderson Central
Greenville -                            SU       2001      Nov-01       2,789,191             --
   Eckerd Drug Store
Spartanburg -                           SU       2001      Dec-01       2,779,810             --
   Eckerd Drug Store
   SOUTH CAROLINA TOTAL                                                21,143,390     11,000,000

TENNESSEE
Chattanooga -                           SU       1995      Apr-01       3,035,722      1,303,800
   PETsMART-Chattanooga
Knoxville -                             NC       2001      Jan-02      21,510,809     13,220,000
   Turkey Creek Pavilion - Phase I



   TENNESSEE TOTAL                                                     24,546,531     14,523,800

VIRGINIA
Fredericksburg -                        SU       1997      Apr-01       3,336,108      1,435,000
   PETsMART - Fredericksburg
   VIRGINIA TOTAL                                                       3,336,108      1,435,000

                                                      %
                                          GROSS    OF TOTAL
                                        LEASABLE     GROSS     PHYSICAL
                                          AREA     LEASABLE    OCCUPANCY     NO. OF         MAJOR
            PROPERTY                    (SQ. FT.)    AREA          %         TENANTS       TENANTS*
------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
Fayetteville -                           272,385     3.7%         97%          20       Food Lion
   Fayetteville Pavilion Phase I & II                                                   Marshalls
                                                                                        Linens N Things
                                                                                        Dick's Sporting Goods
   NORTH CAROLINA TOTAL                  272,385     3.7%

SOUTH CAROLINA

Anderson -                               223,211     3.1%        100%          17       Wal-Mart
   Anderson Central
Greenville -                              10,908     0.2%        100%          1        Eckerd Drug Store
   Eckerd Drug Store
Spartanburg -                             10,908     0.2%        100%          1        Eckerd Drug Store
   Eckerd Drug Store
   SOUTH CAROLINA TOTAL                  245,027     3.4%

TENNESSEE
Chattanooga -                             26,040     0.4%        100%          1        PETsMART
   PETsMART-Chattanooga
Knoxville -                              187,760     2.6%        100%          20       Goody's
   Turkey Creek Pavilion - Phase I                                                      Linens N Things
                                                                                        Old Navy
                                                                                        Lifeway
                                                                                        Office Max
   TENNESSEE TOTAL                       213,800     2.9%

VIRGINIA
Fredericksburg -                          26,067     0.4%        100%          1        PETsMART
   PETsMART - Fredericksburg
   VIRGINIA TOTAL                         26,087     0.4%

                                                                                            %
                                                                                GROSS    OF TOTAL
                             YEAR                 BOOK VALUE    ENCUMBRANCE    LEASABLE   GROSS     PHYSICAL
                            BUILT/       DATE         AT             AT         AREA     LEASABLE   OCCUPANCY     NO. OF     MAJOR
    PROPERTY        TYPE   RENOVATED   ACQUIRED   3/15/02 ($)   3/15/02 ($)   (SQ. FT.)    AREA        %         TENANTS    TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TOTAL                                   702,052,397   380,316,556   7,269,025   100%


* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC    Neighborhood and Community Retail Shopping Center

SU    Single User Retail Property

RC    Retail Shopping Center

D     Development Project

JV Joint Venture. We acquired a 65% membership interest in Hendon Stonebridge, LLC, which owns a 100% fee simple interest in the property.

CP Commercial Property. Three single-story multi-tenant office buildings for which a portion of the space will serve as our regional office.

        The following table provides a summary of the properties in our investment portfolio by type of investment and by state at March 15, 2002. The following table does not include our two projects under development because these projects were not generating revenue at March 15, 2002.

                                                                        % OF TOTAL                       % OF
                                                            GROSS          GROSS        ANNUALIZED     ANNUALIZED
                                        TOTAL           LEASABLE AREA    LEASABLE      BASE RENTAL     BASE RENTAL
         DESCRIPTION                   NUMBER             (SQ. FT.)        AREA           INCOME         INCOME
         -----------                   ------           -------------   ----------     ------------    -----------
Portfolio Allocation by Type
      Neighborhood and                   32                 5,213,069       71.7%       $49,895,849       70.8%
        Community
      Single User                        11                   442,694       6.1%          4,951,172        7.0%
      Other                               5                 1,613,262       22.2%        15,665,241       22.2%
                                        ---               -----------      ----        ------------       ----
      TOTAL                              48                 7,269,025       100%         70,512,262        100%
Portfolio Allocation by State
      Florida                            24                 2,985,016       41.1%        29,395,193       41.7%
      Georgia                            16                 3,506,614       48.2%        32,899,580       46.7%
      Louisiana                           1                    20,116       0.3%            349,840        0.5%
      North Carolina                      1                   272,385       3.7%          2,835,333        4.0%
      South Carolina                      3                   245,027       3.4%          2,106,184        3.0%
      Tennessee                           2                   213,800       2.9%          2,569,080        3.6%
      Virginia                            1                    26,067       0.4%            357,052        0.5%
                                        ---               -----------      ----        ------------       ----
      TOTAL                              48                 7,269,025       100%         70,512,262        100%

TENANTS

The following table sets forth information regarding the tenants in our portfolio of properties and includes any tenant business leasing more than 5% of the total gross leasable area of our properties or any tenant business whose annualized base rent represents 5% or more of our 2002 annualized base rent based on the properties owned as of March 15, 2002. The table also sets forth the ten individual tenants comprising the greatest gross leasable area and greatest 2002 annualized base rent of the portfolio as of March 15, 2002.

                                                   GROSS           % OF TOTAL                           % OF
                                                  LEASABLE            GROSS         ANNUALIZED        ANNUALIZED
                                    TOTAL           AREA            LEASABLE        BASE RENTAL       BASE RENTAL
DESCRIPTION                        NUMBER         (SQ. FT.)            AREA          INCOME ($)         INCOME
-----------                      ----------       ----------       ----------       -----------       -----------
By Tenant Type of Business
   Clothing                                          938,436             12.9%        9,331,128             13.2%
   Department                                      1,328,668             18.3%        8,357,439             11.9%
   Grocery                                           956,236             13.1%        7,552,080             10.7%
   Decorating                                        508,910              7.0%        4,988,232              7.1%
   Restaurant                                        289,684              4.0%        4,817,316              6.8%
   Books, Cards & Gifts                              318,341              4.4%        4,275,456              6.1%
   Other                                           2,928,750             40.3%       31,190,611             44.2%
                                                  ----------       ----------        ----------       ----------
   TOTAL                                           7,269,025              100%       70,512,262              100%

                                              GROSS          % OF TOTAL                         % OF
                                             LEASABLE           GROSS       ANNUALIZED        ANNUALIZED
                                  TOTAL        AREA           LEASABLE      BASE RENTAL       BASE RENTAL
DESCRIPTION                      NUMBER      (SQ. FT.)           AREA       INCOME ($)         INCOME
-----------                    ----------    ----------      ----------    -----------       -----------
By Tenant
   Publix                           14         622,744          8.6%       4,915,655             7.0%
   Kmart                             4         392,189          5.4%       2,438,268             3.5%
   Wal-Mart                          2         387,381          5.3%       2,112,216             3.0%
   Lowe's                            2         262,072          3.6%       1,696,896             2.4%
   Kohl's                            3         259,752          3.6%       1,617,384             2.3%
   PETsMart                         10         243,796          3.4%       2,832,996             4.0%
   Goody's                           6         240,995          3.3%       2,201,712             3.1%
   Bealls                            6         229,400          3.2%       1,406,172             2.0%
   Ross Dress For Less               5         171,504          2.4%       1,434,948             2.0%
   Old Navy                          7         160,771          2.2%       1,670,844             2.4%

         Tenants in several of our properties have announced that they have filed for bankruptcy or commenced financial restructuring. Under bankruptcy laws, tenants have the right to affirm or reject their leases with us. If a tenant rejects a lease, the tenant will no longer be required to pay rent on the property. If a tenant affirms its lease, the tenant will be required to perform all obligations under the original lease. If a tenant does not reject or affirm its lease at the beginning of the bankruptcy process, there is no assurance that the lease will not be rejected in the future. In addition, certain tenants may undergo restructuring and may close some unprofitable stores. Once a space is vacated by a bankrupt or restructured tenant, our policy is to actively attempt to re-lease the available space.

         The table below includes tenants that are currently in bankruptcy proceeding or are currently undergoing financial restructuring and whose space has not been released as of March 15, 2002.

                                                   BANKRUPTCY/            SQUARE             ANNUAL      OCCUPANCY
PROPERTY NAME          TENANT NAME                RESTRUCTURING            FOOT            BASE RENT       STATUS
-------------          -----------                -------------           ------           ----------    ---------
Countryside            John Rogers                Bankruptcy(3)            1,179           $   24,311      Vacant

Countryside            Promedco                   Bankruptcy(3)           10,725              214,740      Partially
                                                                                                           Released
Lake Walden            Carmike Cinemas            Bankruptcy              25,899              215,221      Occupied(1)

Lake Walden            Edy's Ice Cream            Bankruptcy(3)            1,244               17,416      Vacant

Lake Walden            FPA Medical                Bankruptcy(3)            5,016               72,832      Occupied
                       Management

Lake Walden            Kmart                      Bankruptcy              91,266              383,317      Occupied

Lake Walden            First Mango Mgt.           Bankruptcy(3)            5,570               52,217      Vacant

                                                   BANKRUPTCY/            SQUARE              ANNUAL        OCCUPANCY
PROPERTY NAME          TENANT NAME                RESTRUCTURING            FOOT             BASE RENT        STATUS
-------------          -----------                -------------           ------            ----------      ---------
Lake Walden            Carol Ammerman -           Bankruptcy                2,800               30,800      Under
                       Parrots Plus                                                                         Eviction

Boynton                MVP Hair Salon             Bankruptcy(3)             1,500               42,207      Vacant
  Commons

Town Center            Bicycle Exchange           Bankruptcy                4,800               91,200      Vacant
  Commons

Casselberry            Alan David Design          Bankruptcy(3)             3,000               40,500      Vacant
  Commons

Casselberry            Service Merchandise        Bankruptcy(3)            13,822              127,029      Occupied(1,2)
  Commons

Casselberry            Shoe World                 Bankruptcy                4,000               28,000      Vacant
  Commons

Casselberry            Big Mail Boxes             Bankruptcy(3)             1,800               28,050      Vacant
  Commons

Pleasant Hill          Busy Body, Inc.            Bankruptcy                4,000               64,000      Occupied

Pleasant Hill          Hit or Miss                Bankruptcy(3)             8,000              149,196      Vacant

Gateway                Waccamaw's                 Bankruptcy(3)            35,000              344,919      Vacant
  Marketplace          HomePlace

Columbia               Richard Walker             Bankruptcy(3)             1,200               19,800      Vacant
  Promenade

Kmart                  Kmart                      Bankruptcy              102,098              907,349      Occupied(1)

Skyview                Edison Bros.               Bankruptcy                3,533               63,594      Occupied

Skyview                Kmart                      Bankruptcy               95,810              271,979      Occupied(1)

Creekwood              Kmart                      Bankruptcy              103,015              875,628      Occupied(1)


(1)      The tenant has been paying rent on a consistent basis.

(2) At the time the property was purchased, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years after the purchase.

(3)      The tenant has rejected the remainder of its lease.

TENANT LEASE EXPIRATION

         The following table sets forth lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                       APPROX.       % TOTAL OF
                                        GROSS         PORTFOLIO          TOTAL          % OF TOTAL                         AVERAGE
                                      LEASABLE          GROSS           ANNUAL          ANNUAL BASE                      BASE RENTAL
                                        AREA          LEASABLE           BASE             RENTAL                          INCOME PER
                         NUMBER          OF             AREA            RENTAL            INCOME            TOTAL           SQUARE
    YEAR                   OF         EXPIRING       REPRESENTED       INCOME OF        REPRESENTED      ANNUAL BASE      FOOT UNDER
   ENDING                LEASES        LEASES        BY EXPIRING       EXPIRING         BY EXPIRING         RENTAL         EXPIRING
 DECEMBER 31            EXPIRING      (SQ. FT.)        LEASES         LEASES ($)          LEASES          INCOME ($)      LEASES ($)
------------            --------      ---------      -----------      ----------        -----------      -----------     -----------
Consolidated
2002                        53        129,812             1.8%         1,500,067              2.1%       69,854,753          11.56
2003                        74        239,805             3.3%         3,164,137              4.6%       68,982,930          13.19
2004                       120        398,355             5.5%         4,484,035              6.8%       66,360,282          11.26
2005                        84        219,754             3.0%         3,410,177              5.5%       62,175,573          15.52
2006                       105        313,836             4.3%         4,987,519              8.4%       59,370,838          15.89
2007                        44        267,135             3.7%         3,612,948              6.6%       54,758,139          13.52
2008                        32        447,683             6.2%         5,217,296             10.2%       51,392,122          11.65
2009                        20        198,846             2.7%         2,514,733              5.4%       46,392,500          12.65
2010                        20        188,375             2.6%         2,511,236              5.7%       44,046,400          13.33
2011                        33        355,192             4.9%         4,532,506             10.8%       41,808,916          12.76

THE LARGEST PROPERTY IN OUR PORTFOLIO

         Properties that are materially important to our real estate portfolio are properties which account for ten percent or more of the total consolidated assets at December 31, 2001 or ten percent or more of consolidated gross revenue for the year ended December 31, 2001. Although, as of December 31, 2001 none of the properties in our portfolio met these criteria we are providing the following additional information for the largest property in our portfolio, Southlake Pavilion. This property was purchased on December 28, 2001. The investment in Southlake Pavilion at December 31, 2001 represented 8.9% of the total consolidated assets and 8.6% of the pro forma consolidated gross revenue.

         SOUTHLAKE PAVILION, MORROW, GEORGIA

         We have entered into a purchase agreement to acquire eight properties from Thomas Enterprises, Inc., an unaffiliated third party. In accordance with the purchase agreement, these properties must be acquired in a specified order and within a specified time frame. As of March 15, 2002, we have acquired seven of the eight properties identified. At any time, we may terminate the agreement before the last of the eight properties is acquired. Each of the properties we are buying from Thomas Enterprises individually meets our acquisition criteria. The purchase of each property is contingent upon our receipt of satisfactory appraisal, environmental, engineering and other due diligence information.

         In addition, with respect to seven of the properties acquired and the remaining property to be acquired from Thomas Enterprises, the seller established a $6,000,000 escrow that we can draw against in the event any tenant stops paying rent for any reason. This escrow will remain in place for a period of three years.

         On December 31, 2001, two limited liability companies we formed purchased an existing shopping center known as Southlake Pavilion located on approximately 51 acres and containing 525,162 gross leasable square feet. The center is located at 1900 Mt. Zion Road, Morrow, Georgia.

         We purchased Southlake Pavilion Shopping Center (Phases III, IV and V) from Thomas Enterprises, Inc., an unaffiliated third party. Our current acquisition cost, including expenses, was approximately $56,377,000. The purchase price was adjusted at the time of closing for unoccupied spaces with the tenant not yet paying full rent. We will pay the balance of the purchase price of approximately $9,535,000 as tenants begin paying rent. The seller has eighteen months from the date of closing to lease the vacant space and receive the balance of the purchase price. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our total acquisition cost is expected to be approximately $126 per square foot of leasable space.

         We purchased this property with our own funds and the proceeds from two assumed loans. One limited liability company obtained a $9,840,000 loan from Columbus Bank and Trust secured by a first mortgage on Southlake III. The loan requires interest only payments at an annual rate of prime plus 1/4 points. The loan matures June 30, 2002. We intend to refinance the loan with more permanent financing before the maturity date. Because of the purchase price adjustment, the loan was not fully funded at the time of closing. At closing, we borrowed $8,500,000 of the total available loan. The balance of the loan may be borrowed as we pay the balance of the purchase price. We formed the second limited liability company with our sponsor as an additional member in order to satisfy certain requirements of our lender. This requirement resulted in our sponsor holding a majority interest, however we control the limited liability company and retain all economic burdens and benefits of ownership of the property. The second limited liability company obtained a loan from South Trust Bank. This loan is secured by a first mortgage on Southlake IV and V and is in the principal amount of $36,780,000. The loan requires interest only payments at a rate of 185 points over LIBOR. Our sponsor guarantees the loan. As consideration for our sponsor's guaranty of the loan, we will pay our sponsor an annual fee equal to .125% of the outstanding loan balance, to be paid monthly. The loan matures on June 30, 2002. The loan may be extended for an additional six months at a rate of 175 points over LIBOR. We intend to refinance the loan with more permanent financing before the initial maturity date. Because of the purchase price adjustment, this loan was not fully funded at the time of closing. At closing we borrowed $31,240,000 of the total available loan. The balance of the loan may be borrowed as we pay the balance of the purchase price. This structure provided us with the ability to close the transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for the transaction.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Southlake Pavilion Shopping Center was built in phases. Phase III was completed in 1998. Phases IV and V were completed in 1997 and expanded beginning in 2001 and will be completed in 2002. The property consists of five multi-tenant, single story buildings and seven single tenant, single story buildings. As of March 15, 2002, this property was approximately 99% leased with an average annualized base rent of $12.62 per occupied square foot.

         One tenant, Ashley's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

               APPROXIMATE
              GROSS LEASABLE       % OF TOTAL          BASE RENT PER
               AREA LEASED           GROSS            SQUARE FOOT PER                LEASE TERM
LESSEE          (SQ. FT.)        LEASABLE AREA           ANNUM ($)              BEGINNING       TO
------        --------------     -------------        ---------------           ---------       --
Ashley's          53,159               11%                   8.50                 12/01        02/12
  Option 1                                                   9.50                 03/12        02/17
  Option 2                                                  10.00                 03/17        02/22
  Option 3                                                  10.50                 03/22        02/27

         For federal income tax purposes, the depreciable basis in this property will be approximately $48,546,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2001 were $458,084 for a tax rate of 22.21 per $1,000 assessed value.

         As of March 15, 2002, a total of 520,842 square feet was leased to 36 tenants at this property. The following table sets forth certain information with respect to those leases:

                              APPROXIMATE
                             GROSS LEASABLE                                      CURRENT          BASE RENT PER
                              AREA LEASED                          RENEWAL        ANNUAL            SQUARE FOOT
LESSEE                         (SQ. FT.)          LEASE ENDS       OPTIONS       RENT ($)          PER ANNUM ($)
------                       --------------       ----------       -------       --------         --------------
     PHASE III
Baptist Book Store                 6,000             07/07         2/5 yr.         91,500             15.25
Petco*                            15,000             05/11            -           225,000             15.00
Ross Stores                       32,175             01/12         4/5 yr.        289,575              9.00
Ashley's                          53,159             02/12         3/5 yr.        451,852              8.50
Circuit City                      44,714             01/17         4/5 yr.        491,854             11.00
    PHASE IV, V
Funco Land                         2,400             10/02          2/3 yr         39,000             16.25
Gateway 2000                       8,000             01/03            -           186,800             23.35
Touch of an Angel                  1,200             01/03            -            25,200             21.00
Planet Smoothie                    1,200             05/03         1/5 yr.         23,400             19.50
First Computer                     1,873             06/03            -            34,650             18.50
Great Clips                        1,200             07/03         1/5 yr.         23,400             19.50
Play It Again Sports               2,320             02/04         2/5 yr.         45,240             19.50
Bell South                         5,775             08/05         2/5 yr.        112,612             19.50
Old Navy                          22,800             11/06         3/5 yr.        228,000             10.00
Catherines                         4,500             11/06            -            67,500             15.00
Excell Temp                        1,600             12/06            -            28,000             17.50

                              APPROXIMATE
                             GROSS LEASABLE                                      CURRENT          BASE RENT PER
                              AREA LEASED                          RENEWAL        ANNUAL            SQUARE FOOT
LESSEE                         (SQ. FT.)          LEASE ENDS       OPTIONS       RENT ($)          PER ANNUM ($)
------                       --------------       ----------       -------       --------         --------------
Bailey's*                         12,000             12/06            -              211,290             17.66
Hollywood Video                    7,488             12/06         4/5 yr.           138,528             18.50
Atlanta Bread                      3,600             08/07         2/5 yr.            71,460             19.85
Road House Grill                   8,000             02/08         4/5 yr.            85,000             11.83
Mattress Firm                      4,400             02/08         2/5 yr.            72,600             16.50
TGIF                               4,600             03/08         4/5 yr.            75,000             17.05
David's Bridal                     8,800             06/08         3/5 yr.           118,800             13.50
Famous Footwear                   10,500             11/11         2/5 yr            157,500             15.00
Factory 2U*                       12,000             12/11            -              120,000             10.00
Kindred*                          20,000             12/11            -              250,000             12.50
Comp USA                          26,815             10/12            -              335,188             12.50
O.B.'s BBQ*                        4,200             12/12            -               84,882             20.21
Barnes & Noble                    23,000             01/13         3/5 yr.           345,000             15.00
Just 4 Feet                       16,881             01/13         2/5 yr.           373,914             22.15
Taco Bell                          2,200             03/13         4/5 yr.            42,247             19.20
Staples                           23,942             07/15         3/5 yr.           269,348             11.25
Goody's                           45,000             05/16         3/5 yr.           405,000              9.00
LA Fitness                        41,000             01/17         3/5 yr.           533,000             13.00
Linen's N Things                  35,000             01/17         3/5 yr.           401,450             11.47
Joe's Crab Shack                   7,500             09/17         3/5 yr.            92,500             12.33
Vacant*                            4,320

*When this space is occupied and the tenant has begun paying rent, we will pay the balance of the purchase price relating to the space.

       In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs; although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

       The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:

                                                                                        PERCENT OF
                                                                                          TOTAL
                                                                                        BUILDING
                               APPROXIMATE        ANNUAL                   AVERAGE        GROSS          PERCENT OF
                                  GROSS            BASE                    BASE RENT     LEASABLE         ANNUAL BASE
                               LEASABLE AREA      RENT OF     TOTAL       PER SQUARE       AREA              RENT
                 NUMBER        OF EXPIRING       EXPIRING     ANNUAL      FOOT UNDER    REPRESENTED     REPRESENTED BY
YEAR ENDING     OF LEASES         LEASES          LEASES       BASE        EXPIRING     BY EXPIRING        EXPIRING
DECEMBER 31,    EXPIRING        (SQ. FT.)          ($)       RENT ($)     LEASES ($)    LEASES (%)        LEASES (%)
-------------   ---------      -------------     ---------   ---------    ----------    -----------     --------------
    2002             1             2,400            39,000   6,562,663        16.25         0.46            0.59
    2003             5            13,473           322,324   6,624,388        23.92         2.57            4.87
    2004             1             2,320            45,240   6,337,499        19.50         0.44            0.71

                                                                                        PERCENT OF
                                                                                          TOTAL
                                                                                        BUILDING
                               APPROXIMATE        ANNUAL                   AVERAGE        GROSS          PERCENT OF
                                  GROSS            BASE                    BASE RENT     LEASABLE         ANNUAL BASE
                               LEASABLE AREA      RENT OF     TOTAL       PER SQUARE       AREA              RENT
                 NUMBER        OF EXPIRING       EXPIRING     ANNUAL      FOOT UNDER    REPRESENTED     REPRESENTED BY
YEAR ENDING     OF LEASES         LEASES          LEASES       BASE        EXPIRING     BY EXPIRING        EXPIRING
DECEMBER 31,    EXPIRING        (SQ. FT.)          ($)       RENT ($)     LEASES ($)    LEASES (%)        LEASES (%)
-------------   ---------      -------------     ---------   ---------    ----------    -----------     --------------
      2005          1                5,775         112,613   6,292,259        19.50         1.10                1.79
      2006          5               48,388         688,025   6,191,617        14.22         9.21               11.11
      2007          2                9,600         177,528   5,579,642        18.49         1.83                3.18
      2008          4               25,800         382,578   5,510,850        14.83         4.91                6.94
      2009         --                   --              --   5,149,817           --           --                  --
      2010         --                   --              --   5,149,817           --           --                  --
      2011          4               57,500         763,000   5,161,787        13.27        10.95               14.78

       For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will re-leased at market rates existing at the time of the expiration of those leases.

POTENTIAL PROPERTY ACQUISITIONS

     We are currently considering acquiring the following properties. Our decision to acquire these properties will generally depend upon

     o no material adverse change occurring in the properties, the tenants or the local economic conditions;

     o our receipt of sufficient net proceeds from this offering to make these acquisitions or sufficient availability of credit; and

     o our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

         Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

         TURKEY CREEK PAVILION, PHASE II, KNOXVILLE, TENNESSEE

         We have entered into a purchase agreement to acquire eight properties from Thomas Enterprises, Inc., an unaffiliated third party. In accordance with the purchase agreement, these properties must be acquired in a specified order and within a specified time frame. As of March 15, 2002, we have acquired seven of the eight properties identified. At any time, we may terminate the agreement before the last of the eight properties is acquired. The remaining property and Turkey Creek Phase II are not yet completed. Each of the properties we are buying from Thomas individually meets our acquisition criteria. The purchase of each property is contingent upon our receipt of satisfactory appraisal, environmental, engineering and other due diligence information.

         We anticipate purchasing a shopping center to be completed known as Turkey Creek Pavilion Phase II containing a total of 82,940 gross leasable square feet. The center is located at 300 Village Green Circle, Knoxville, Tennessee.

         On January 11, 2002, we acquired Turkey Creek Pavilion Phase I from Thomas Enterprises, Inc. for approximately $21,635,000.

         We anticipate purchasing Turkey Creek Pavilion Shopping Center Phase II from Thomas Enterprises, Inc. an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $10,573,000. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $120 per square foot of leasable space. The purchase price will be adjusted at the time of closing for any space not leased and occupied with the tenant paying full rent. When this space is occupied and the tenant has begun paying full rent, we will pay the balance of the purchase price relating to the space. The seller has eighteen months from the date of closing to lease any vacant space and receive the balance of the purchase price.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         Once Phase II is completed, we do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Turkey Creek Pavilion Phase II is expected to be fully completed in 2002. As of the date of this prospectus, this property was approximately 100% leased.

         One tenant, Ross (a discount retail apparel and home accessories store), will lease more than 10% of the total gross leasable area of the total Turkey Creek property. The lease with this tenant will require the tenant to pay base annual rent on a monthly basis as follows:

             APPROXIMATE GROSS       % OF TOTAL       BASE RENT PER
               LEASABLE AREA            GROSS          SQUARE FOOT          LEASE TERM          LEASE TERM
LESSEE        LEASED (SQ. FT.)      LEASABLE AREA     PER ANNUM ($)         BEGINNING               TO
------------------------------------------------------------------------------------------------------------
Ross               30,187                11               11.00                 *                    *

* Lease term will begin upon completion of space.

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of the date of this prospectus, a total of 82,940 square feet was leased to eight tenants at this property. The following table provides information with respect to those leases:

                              APPROXIMATE
                            GROSS LEASABLE                        CURRENT     BASE RENT PER
                           AREA LEASED (SQ.                       ANNUAL     SQUARE FOOT PER
LESSEE                           FT.)              LEASE ENDS     RENT ($)       ANNUM ($)
-----------------------------------------------------------------------------------------------
            PHASE II
Pier One*                          10,000                          147,500         14.75
PETsMART                           19,253                          202,157         10.50
Ross*                              30,187                          332,057         11.00
Dollar Tree*                       10,000                          130,000         13.00
GNC                                 1,600              11/06        28,400         17.75
Mangia Pizza                        2,400              11/06        43,200         18.00
Verizon                             3,000              11/06        54,000         18.00
Shoe Dept.                          6,500              08/11       100,750         15.50

* When this space is occupied and the tenant has begun paying full rent, we will pay the balance of the purchase price relating to the space.

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         WESTSIDE CENTRE, HUNTSVILLE, ALABAMA

         We anticipate purchasing a shopping center to be constructed known as Westside Centre containing 504,364 gross leasable square feet. The center is located at University Drive, in Huntsville, Alabama.

         We anticipate purchasing Westside Centre from Thomas Enterprises, Inc., an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $56,057,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $111 per square foot of leasable space.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Westside Centre is expected to be fully completed in 2002. As of January 2002, this property was approximately 90% leased.

         No tenant will lease more than 10% of the total gross leasable area of the property.

         For federal income tax purposes, the depreciable basis in this property will be approximately $42,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of January 2002, a total of 455,131 square feet was leased to 30 tenants at this property. The following table provides information with respect to those leases:

                           APPROXIMATE
                         GROSS LEASABLE                                                 BASE RENT PER
                        AREA LEASED (SQ.                           CURRENT ANNUAL      SQUARE FOOT PER
LESSEE                        FT.)              LEASE ENDS*           RENT ($)            ANNUM ($)
-------------------------------------------------------------------------------------------------------
Verizon                               4,276                             74,830               17.50
Rack Room                             8,000                            144,000               18.00
Babies R Us                          30,000                            180,000                6.00
Marshall's                           30,000                            270,000                9.00
Office Depot                         20,000                            210,000               10.50
Bath & Body                           3,000                             57,000               19.00
Bed Bath & Beyond                    30,000                            364,500               12.15
Famous Footwear                      12,000                            192,000               16.00
Michaels                             24,000                            258,000               10.75
Hancock Fabrics                      12,500                             83,125                6.65
Factory to You                       15,000                            165,000               11.00
Goody's                              40,000                            380,000                9.50
Dick's                               45,000                            517,500               11.50
Stein Mart                           36,000                            246,600                6.85
Ross                                 30,000                            307,500               10.25
Hallmark                              6,000                             93,000               15.50
The Avenue                            5,000                             80,000               16.00
PETsMART                             19,235                            221,202               11.50
Comp USA                             28,500                            312,075               10.95
Atlanta Bread                         4,400                             92,400               21.00
Cost Cutters                          1,200                             24,600               20.50
Catherines                            4,000                             64,000               16.00

                           APPROXIMATE
                         GROSS LEASABLE                                                 BASE RENT PER
                        AREA LEASED (SQ.                           CURRENT ANNUAL      SQUARE FOOT PER
LESSEE                        FT.)              LEASE ENDS*           RENT ($)            ANNUM ($)
-------------------------------------------------------------------------------------------------------
Radio Shack                     2,420                                   33,880               14.00
Hi Fi Buys                     11,000                                  181,500               16.50
Dollar Tree                    10,000                                  115,000               11.50
Shops                           6,500                                  107,250               16.50
Super Nails                     1,200                                   21,600               18.00
Joys Stride Rite                1,500                                   24,000               16.00
QDOBA                           2,400                                   43,200               18.00
Party City                     12,000                                  144,000               12.00
Vacant                         49,233

* At this time, we do not have information as to when the leases at this property will begin and end. We expect that they will begin upon completion of the property in 2002.

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         TARGET CENTER, COLUMBIA, SOUTH CAROLINA

         We anticipate purchasing an existing shopping center known as Target Center located on approximately 12 acres and containing 79,253 gross leasable square feet. The center is located on the north side of Columbia, South Carolina.

         We anticipate purchasing Target Center from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $7,622,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $96 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Target Center is newly constructed and is scheduled to be fully completed in 2002. It is a single story, multi-tenant building. As of the date of this prospectus, this property was approximately 100% leased.

         Three tenants, Office Max, Linen N Things (a store specializing in home textiles, housewares and decorative accessories) and Michaels (a retail craft supply store), each will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                     APPROXIMATE       % OF TOTAL     BASE RENT PER
                    GROSS LEASABLE       GROSS         SQUARE FOOT
                     AREA LEASED        LEASABLE        PER ANNUM        LEASE TERM     LEASE TERM
LESSEE                (SQ. FT.)           AREA             ($)           BEGINNING          TO
---------------------------------------------------------------------------------------------------
Office Max              23,500             30             10.75            07/01          07/15
Linens N Things         32,000             40             10.00            09/01          09/10
Michaels                23,753             30             9.00             01/02*         07/12

*estimated lease date

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of the date of this prospectus, a total 79,253 square feet was leased to three tenants at this property. The following table provides information with respect to those leases:

                        APPROXIMATE
                       GROSS LEASABLE                         CURRENT          BASE RENT PER
                      AREA LEASED (SQ.                      ANNUAL RENT       SQUARE FOOT PER
LESSEE                      FT.)           LEASE ENDS           ($)              ANNUM ($)
-------------------------------------------------------------------------------------------------
Office Max                 23,500            07/15            252,624                       10.75
Linens N Things            32,000            09/10            320,000                       10.00
Michaels                   23,753            07/12            213,777                        9.00

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         SHARON GREENS SHOPPING CENTER, ATLANTA, GEORGIA

         We anticipate purchasing an existing shopping center known as Sharon Greens Shopping Center containing 98,317 gross leasable square feet. The center is located on the East side of SR141 at Sharon Road in Forsythe County, Atlanta, Georgia.

         We anticipate purchasing Sharon Greens Shopping Center from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $13,000,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $132 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Sharon Greens Shopping Center is currently under construction and scheduled for completion in 2002. It is a single story, multi-tenant building. As of January 2002, this property was approximately 83% leased.

         One tenant, Kroger (a grocery store), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                      APPROXIMATE
                    GROSS LEASABLE         % OF TOTAL        BASE RENT PER
                   AREA LEASED (SQ.      GROSS LEASABLE       SQUARE FOOT        LEASE TERM        LEASE TERM
LESSEE                   FT.)                 AREA           PER ANNUM ($)       BEGINNING             TO
-----------------------------------------------------------------------------------------------------------------
Kroger                  54,139                 55                7.75               10/01             09/20

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of January 2002, a total 82,015 square feet was leased to 17 tenants at this property. The following table provides information with respect to those leases:

                                   APPROXIMATE
                                  GROSS LEASABLE                                         CURRENT         BASE RENT PER
                                   AREA LEASED                            RENEWAL         ANNUAL        SQUARE FOOT PER
LESSEE                              (SQ. FT.)          LEASE ENDS         OPTIONS        RENT ($)          ANNUM ($)
--------------------------------------------------------------------------------------------------------------------------
Kroger                                 54,139           09/20              5/5 yr.        419,577              7.75
Washington Mutual
Bank                                    3,000           11/06              3/5 yr.         73,500             24.50
Dollar Tree                             5,400           11/06              2/5 yr.         59,400             11.00
Chastain Cleaners                       1,960           09/06              1/5 yr.         43,120             22.00
Mail Boxes                              1,400           09/06              1/5 yr.         28,000             20.00
Papa John's Pizza                       1,500           09/06              2/5 yr.         33,750             22.50
Nail Artist                             1,400           09/06              1/5 yr.         28,000             20.00
Great Clips                             1,200           10/06              2/5 yr.         24,000             20.00
Subway Real Estate                      1,400           12/06              1/5 yr.         30,800             22.00
GNC                                     1,200           10/06              2/5 yr.         24,000             20.00
Atlanta Classic Tan                     1,400           12/06              1/5 yr.         30,800             22.00
China Panda                             1,016           09/06              1/5 yr.         22,352             22.00
Suvan Salon and Day Spa                 1,400           11/06              1/5 yr.         26,600             19.00
Allstate Insurance                      1,050           01/07              1/5 yr.         22,050             21.00
II Forno Ristorante                     1,750           11/06              1/5 yr.         35,000             20.00
Chungs Martial Arts                     1,750           11/04              1/5 yr.         31,500             18.00
Dial Mart                               1,050           11/04              1/3 yr.         24,150             23.00
Vacant                                 16,302

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         The following tables sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:

                                                                                                  PERCENT OF
                                                                                                     TOTAL
                             APPROX.                                              AVERAGE           BUILDING           PERCENT OF
                              GROSS            ANNUAL                             BASE RENT          GROSS             ANNUAL BASE
                             LEASABLE           BASE                              PER SQUARE      LEASABLE AREA           RENT
  YEAR                       AREA OF           RENT OF           TOTAL            FOOT UNDER       REPRESENTED         REPRESENTED
 ENDING      NUMBER OF       EXPIRING          EXPIRING          ANNUAL            EXPIRING        BY EXPIRING         BY EXPIRING
DECEMBER       LEASES         LEASES            LEASES          BASE RENT           LEASES           LEASES              LEASES
  31,         EXPIRING       (SQ. FT.)            ($)              ($)               ($)               (%)                (%)
-----   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
2002                 --                --                --           956,427                --                --                --
2003                 --                --                --           958,975                --                --                --
2004                  2             2,800            56,525           963,959             20.19              2.85              5.86
2005                 --                --                --           911,745                --                --                --
2006                 13            24,026           475,551           918,056             19.79             24.44             51.80
2007                  1             1,050            23,100           419,405             22.00              1.07              5.51
2008                 --                --                --           419,405                --                --                --
2009                 --                --                --           419,405                --                --                --
2010                 --                --                --           419,405                --                --                --
2011                                                                  419,405

For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

         CRYSTAL SPRINGS SHOPPING CENTER, CRYSTAL RIVER, FLORIDA

         We anticipate purchasing a newly constructed shopping center known as Crystal Springs Shopping Center containing 67,021 gross leasable square feet. The center is located at 6760 W. Gulf to Lake Highway, Crystal River, Florida.

         We anticipate purchasing Crystal Springs Shopping Center from Crystal Springs, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $7,400,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $110 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date. In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Crystal Springs Shopping Center was built in 2001. The property is comprised of one single-story, multi-tenant building and one outlot building. As of this date of this prospectus, this property was 100% leased.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                          APPROXIMATE        % OF TOTAL          BASE RENT
                         GROSS LEASABLE         GROSS            PER SQUARE
                          AREA LEASED         LEASABLE            FOOT PER                        LEASE TERM
        LESSEE             (SQ. FT.)            AREA              ANNUM ($)             BEGINNING               TO
---------------------------------------------------------------------------------------------------------------------------
Publix                       44,271              66%                9.00                  10/01                10/21

         The lease includes six options, each for a term of five years.

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of the date of this prospectus, a total 67,021 square feet was leased to 13 tenants at this property. The following table sets forth certain information with respect to those leases:

                             APPROXIMATE
                            GROSS LEASABLE                                            CURRENT        BASE RENT PER
                             AREA LEASED                            RENEWAL           ANNUAL          SQUARE FOOT
         LESSEE               (SQ. FT.)          LEASE ENDS         OPTIONS          RENT ($)        PER ANNUM ($)
---------------------------------------------------------------------------------------------------------------------
Charles Pope Cellular          1,365               09/04                --            19,110             14.00
Interior Accents               1,200               10/04            1/3 yr.           16,800             14.00
Rocco's Pizza                  1,200               10/04            1/3 yr.           16,800             14.00
H & R Block                    1,200               04/06                --            16,800             14.00
Sally Beauty                   1,200               09/06            1/5 yr.           15,600             13.00
Citrus Cleaners                1,540               10/06            1/5 yr.           20,020             13.00
Rosemary's Hallmark            3,360               10/06            2/5 yr.           40,320             12.00
Hong Kong Buffet               1,185               11/06            1/5 yr.           17,088             14.42
Blockbuster                    4,800               12/06            3/5 yr.           82,800             17.25
Beef O'Brady                   2,400               02/07            2/5 yr.           32,400             13.50
Subway                         1,200               02/07            1/5 yr.           16,800             14.00
Family Trust
  Investments                  2,100               10/11                --            25,200             12.00
Publix                        44,271               10/21            6/5 yr.          398,439              9.00

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:

                                                                                                  PERCENT OF
                                                                                                     TOTAL
                                                                                   AVERAGE         BUILDING
                                     APPROX.                                      BASE RENT          GROSS          PERCENT OF
                                      GROSS                                       PER SQUARE       LEASABLE         ANNUAL BASE
                                    LEASABLE        ANNUAL                           FOOT            AREA              RENT
                                     AREA OF       BASE RENT         TOTAL          UNDER         REPRESENTED       REPRESENTED
                      NUMBER        EXPIRING      OF EXPIRING        ANNUAL        EXPIRING       BY EXPIRING       BY EXPIRING
   YEAR ENDING       OF LEASES       LEASES         LEASES         BASE RENT        LEASES          LEASES            LEASES
   DECEMBER 31,      EXPIRING       (SQ. FT.)         ($)             ($)            ($)              (%)               (%)
----------------------------------------------------------------------------------------------------------------------------------
       2002             --              --              --           718,177            --               --                --
       2003             --              --              --           718,177            --               --                --
       2004              3           3,765          52,710           718,177         14.00             5.62              7.34
       2005             --              --              --           667,474            --               --                --
       2006              6          13,285         194,635           667,474         14.65            19.82             29.16
       2007              2           3,600          49,620           473,259         13.78             5.37             10.48
       2008             --              --              --           425,739            --               --                --
       2009             --              --              --           425,739            --               --                --
       2010             --              --              --           425,739            --               --                --
       2011              1           2,100          27,300           425,739         13.00             3.13              6.41

         For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

         ECKERD DRUG STORES

         We anticipate purchasing the following additional six separate existing retail properties known as Eckerd Drug Stores, containing a total of 68,364 gross leasable square feet.

         We expect to acquire these three properties as construction is completed which is expected to be from July to August 2002.

Location                                                 Square Feet     Purchase Price ($)
--------                                                 -----------    -------------------
NC Highway 66 and Main Street                               10,908             2,917,000
Walkertown, North Carolina

U.S. 29 and Blackstock Road                                 10,908             2,721,000
Spartanburg, South Carolina

NC Highway 55 and Holly Springs Road                        10,908             2,668,000
Holly Springs, North Carolina

         We expect to acquire the land for each of these three properties from an unaffiliated third party and then fund the development costs. Our board of directors had previously approved the acquisition of the completed Raleigh, North Carolina Eckerd, however, we now intend to purchase the land and fund the development costs on this property also.

US 401 and Perry Creek Road                                 10,908             2,856,000
Raleigh, North Carolina

U.S. 29 and Pitts School Road                               10,908             2,334,000
Concord, North Carolina

SC Highway 160 and Gold Hill Road                           13,824             3,283,000
Tega Cay, South Carolina

         We anticipate purchasing the land for Eckerd Drug Stores from an affiliate of JDH Development, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $16,779,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $245 per square foot of leasable space.

         We intend to pay for the development costs of these properties with our own funds. However, we expect to place financing on the properties at a later date.

         In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at each property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

         These properties are expected to be on a triple net lease and the tenant will be responsible for all repairs.

         One tenant, Eckerd Drug Stores, will lease 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                  APPROXIMATE        % OF TOTAL
                                 GROSS LEASABLE     GROSS LEASABLE     CURRENT      BASE RENT PER
LESSEE/                           AREA LEASED        AREA OF EACH      ANNUAL      SQUARE FOOT PER           LEASE TERM
LOCATION                           (SQ. FT.)           PROPERTY       RENT ($)        ANNUM ($)        BEGINNING       TO
-----------------------------------------------------------------------------------------------------------------------------
NC Hwy. 66 & Main St.                10,908              100           295,234          27.07            02/01       02/21
Walkertown, NC

US 29 & Blackstock Rd.               10,908              100           275,385          25.25              *           *
Spartanburg, SC

NC Hwy. 55 & Holly
  Springs Rd.                        10,908              100           269,973          24.75              *           *
Holly Springs, NC

US 401 & Perry Creek
  Rd.                                10,908              100           289,003          26.49              *           *
Raleigh, NC

US 29 & Pitts School Rd.             10,908              100           236,181          21.65              *           *
Concord, NC

SC Highway 160 & Gold
  Hill Rd.                           13,824              100           332,092          24.02              *           *
Tega Cay, SC

         The leases will begin as construction is completed. Each lease will include four options, each for a term of five years with a $.50 per square foot increase in base rent per square feet per annum.

         For federal income tax purposes, the depreciable basis in these properties will be approximately $12,600,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         RIVERSTONE PLAZA, CANTON, GEORGIA

         We anticipate purchasing a shopping center known as Riverstone Plaza located on approximately 35 acres and containing 302,024 gross leasable square feet. The center is located at NWC Georgia Highway 5 and Reinhardt College Parkway, Canton, Georgia.

         We anticipate purchasing Riverstone Plaza from Bright-Sasser Canton, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $32,000,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $106 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Riverstone Plaza was built in 1998. The property consists of four single story, multi-tenant buildings. As of March 15, 2002, this property was approximately 99% leased.

         Two tenants, Publix and Belk's (a department store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                        APPROXIMATE % OF TOTAL BASE RENT
                       GROSS LEASABLE         GROSS             PER SQUARE
                         AREA LEASED         LEASABLE            FOOT PER                      LEASE TERM
LESSEE                    (SQ. FT.)            AREA             ANNUM ($)             BEGINNING              TO
------------------------------------------------------------------------------------------------------------------
Publix                     51,420              17%                 8.75                 02/98               03/18

Belk's                     60,103              20%                 5.35                 01/98               10/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $25,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of March 15, 2002, a total of 298,424 square feet was leased to 48 tenants at this property. The following table sets forth certain information with respect to those leases:

                                  APPROXIMATE
                                GROSS LEASABLE                      CURRENT         BASE RENT PER
                                  AREA LEASED         LEASE          ANNUAL          SQUARE FOOT
           LESSEE                  (SQ. FT.)          ENDS          RENT ($)        PER ANNUM ($)
----------------------------- ------------------- ------------- ---------------- -------------------
Famous Footwear                             5,100     01/03               84,150               16.50
Hallmark Cards                              4,581     02/03               59,682               13.00
Parcel Plus                                 1,200     02/03               21,216               17.68
Hair Cuttery                                1,200     02/03               23,472               19.56
Plaza Cleaners                              1,600     03/03               27,096               16.94
Jitterbeans                                 1,415     03/03               25,512               18.03
Sun City Tan                                2,045     03/03               34,206               16.72
Dress Barn                                  8,970     06/03              107,640               12.00
Formal America                              1,803     07/03               32,517               18.04
New Song, Inc.                              2,000     08/03               32,781               16.39
Lin's Alterations                             975     08/03               17,047               17.48
Audio Cell                                  1,250     09/03               21,855               17.48
America's Home Place                        1,725     09/03               26,738               15.50
Rack Room Shoes                             5,200     02/04               62,400               12.00
Dream Nails                                 1,200     02/04               20,975               17.48
Southern Exposure
  Salon                                     1,600     02/04               27,158               16.97
Merle Norman
  Cosmetics                                   615     02/04               10,439               16.97
Mail Boxes, Etc.                            1,350     02/04               22,248               16.48
AllTel Communications                       2,100     03/04               37,142               17.69
Randstad Temporary
  Service                                   1,000     04/04               17,500               17.50
Powertel Atlanta, Inc.                      2,000     04/04               35,374               17.69
Ivy Cottage                                 1,638     05/04               22,932               14.00
Hibbits Sporting Goods                      4,200     07/04               50,400               12.00
JMA Jewelry                                   838     08/04               14,973               17.87
Aquarius Pool & Spa                         1,000     02/05               15,162               15.16
The Scrapbook Garden                        2,131     02/05               29,834               14.00
Riverstone Chiropractor                     1,000     05/05               15,000               15.00
Dr. Stuart Loos, DDS                        1,613     06/05               23,072               14.30
Century 21 Cherokee
  Realty                                    5,163     06/05               63,815               12.36
Radio Shack                                 2,583     11/06               40,036               15.50
Prudential GA Rlty                          5,769     11/06               92,304               16.00
Washington Mutual                           3,013     11/06               52,727               17.50
Honey Baked Ham                             2,713     12/07               43,308               15.96
Pearle Vision Center                        2,400     03/08               38,028               15.85
Payless Shoes                               3,225     03/08               35,650               11.05
Blimpie Subs & Salads                       1,200     03/08               18,576               15.48
LaCazuela Mexican
  Restaurant                                4,896     03/08               80,784               16.50
Longhorn Steakhouse*                                  09/08               78,828                 N/A
Lucky Panda Restaurant                      3,243     03/09               51,888               16.00
Provino's Italian
  Restaurant                                5,125     03/09               87,000               16.98
Courtyard Ice Cream &
Coffee                                      1,194     09/09               20,267               16.97
Goody's                                    27,900     03/10              234,970                8.42
Pet World of Canton                         5,625     01/11               61,875               11.00
Ross                                       30,188     01/12              294,313                9.75
Michaels                                   21,306     01/12              207,733                9.75
Publix                                     51,420     03/18              449,925                8.75
Belk                                       60,103     10/18              321,551                5.35
Vacant                                      3,600

* Ground lease

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         SOUTHAMPTON VILLAGE, TYRONE, GEORGIA

         We anticipate purchasing a shopping center to be constructed known as Southampton Village containing 77,890 gross leasable square feet. The center will be located on Georgia Route 74, approximately two miles south of Interstate 85, Tyrone, Georgia.

         We intend to pay for a portion of the development cost with our own funds and obtain a construction loan for the balance. Prior to a final payment we will receive a fee at the rate of 9.5% per annum on the outstanding balance of our advanced funds. We anticipate purchasing the land for Southampton Village from Candler Development Co., an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $9,820,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $126 per square foot of leasable space.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of estimated net rental income, location, demographics, quality of tenant, length of lease, price per square foot and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property will be well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         Once the shopping center is completed, we do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Southampton Village is expected to be completed in 2002. As of March 15, 2002, this property was approximately 66% leased.

         One tenant, Publix, will lease more than 10% of the total gross leasable area of the property.

                                                             BASE RENT
                     APPROXIMATE        % OF TOTAL          PER SQUARE
                   GROSS LEASABLE          GROSS               FOOT
                     AREA LEASED         LEASABLE               PER                    LEASE TERM
LESSEE                (SQ. FT.)            AREA              ANNUM ($)          BEGINNING           TO
------------------------------------------------------------------------------------------------------------
Publix                 51,420               66                 9.95                 *               *

* Lease term will begin upon completion of shopping center.

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of February 2002, a total of 51,420 square feet is leased to one tenant at this property. The following table sets forth certain information with respect to this lease:

                       APPROXIMATE
                      GROSS LEASABLE                                                         BASE RENT PER
                       AREA LEASED                                   CURRENT ANNUAL           SQUARE FOOT
      LESSEE            (SQ. FT.)          LEASE ENDS **                RENT ($)             PER ANNUM ($)
---------------------------------------------------------------------------------------------------------------
Publix                      51,420                                        511,629                  9.95
Vacant                      26,470

**At this time, we do not have information as to when the leases at this property will begin and end. We expect that they will begin upon completion of the property in 2002.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                 CAPITALIZATION


         The following table sets forth our historical capitalization as of December 31, 2001 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 162,000,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds," the actual shares sold through March 28, 2002 under our current follow-on offering and $65,664,800 of debt assumed in connection with the Thomas properties acquired in 2002. We were originally capitalized in September 1998 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares. As of December 31, 2001, we have sold a total of 35,294,860 shares of common stock in our public offerings resulting in gross proceeds of $350,519,953. An additional 785,365 shares of common stock have been sold pursuant to our distribution reinvestment program as of December 31, 2001, for which we have received additional net proceeds of $7,460,972. As of December 31, 2001, we had repurchased 188,507 shares of common stock through our share repurchase program resulting in disbursements totaling $1,727,278. Additionally, the advisor made a cash contribution of $2,000 to the operating partnership, for which the advisor received 200 limited partnership common units. The table does not include the 200 shares of common stock reserved for issuance on conversion of the advisor's 200 limited partnership common units. We sold an additional 11,265,112 shares of common stock resulting in net offering proceeds of $98,935,419 during the period from January 1, 2002 through March 28, 2002. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan or shares issuable upon the exercise of warrants. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition -- Liquidity and -- Capital Resources."

                                                             DECEMBER 31, 2001
                                                       ------------------------------
                                                        HISTORICAL       PRO FORMA
                                                       -------------    -------------
Debt:
         Mortgage notes payable                        $ 313,499,312   $ 379,164,112
         Minority interest in partnership                      2,000            2,000
Stockholders' equity:
         Preferred Stock, $.01 par value, 10,000,000               0                0
         authorized, none outstanding
         Common Stock, $.01 par value, 100,000,000
         authorized, 35,891,718 shares issued and
         outstanding historical; 280,000,000
         authorized, 209,156,830 shares issued and           358,917        2,091,568
         outstanding pro forma
         Paid in Capital                                 316,759,170    1,843,481,738
         Accumulated distributions in excess of net
         income                                          (15,282,504)     (15,282,504)
         Accumulated other comprehensive income           (1,069,677)      (1,069,677)
                                                       -------------   --------------

Total stockholders' equity                             $ 300,765,906   $1,829,221,125
                                                       -------------   --------------

Total capitalization                                   $ 614,267,218   $2,208,387,237
                                                       =============   ==============

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following discussion and analysis compares the year ended December 31, 2001 to the year ended December 31, 2000 for the Company. You should read the following discussion and analysis along with the Company's consolidated financial statements and the related notes included in this prospectus. Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company has attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

         o limitations on the geographical area in which the Company may acquire properties;

         o risks associated with borrowings secured by the Company's properties;

         o        competition for tenants and customers;

         o        federal, state or local regulations;

         o        adverse changes in general economic or local conditions;

         o competition for property acquisitions with third parties that have greater financial resources than the Company;

         o        inability of lessees to meet financial obligations;

         o        uninsured losses;

         o        risks of failure to qualify as a REIT;

         o potential conflicts of interest between the Company and its affiliates including the Advisor; and

         o        weakening economic conditions.

         For further information about these and other risks, uncertainties and factors, please review the disclosure under "Risk Factors."

         The terms capitalized in this section, but without definition, have the meaning set forth in the Notes to Consolidated Financial Statements contained in the Registration Statement on Form S-11 of which this prospectus is a part.

OVERVIEW

         The Company was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Company has been operating and intends to continue operating as a real estate investment trust ("REIT") for federal and state income tax purposes. The Company, through entities owned or controlled directly or indirectly by it, has initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also, through entities owned or controlled directly or indirectly by it, acquire single-user retail properties in locations throughout the United States, some of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor") has been retained to manage, for a fee, the Company's day-to-day affairs, subject to the supervision of the Company's Board of Directors.

         The Southeast market in which the Company's properties are located experienced an economic slowdown during 2001, in line with the nation's slowing economy. The terrorist attacks in New York and Washington on September 11, 2001 and the resulting nationwide slowdown in airline traffic and tourism had a further impact on the local economies where the Company's properties are located. The Company has not observed any immediate effects on its operations as a result of these events. The Company believes that the effects of a continuing economic downturn should be mitigated by the fact that the tenants at the Company's properties to a large extent consist of retailers: (1) who serve primary non-discretionary shopping needs, such a grocers and pharmacies; (2) discount chains that can compete well during an economic downturn; and (3) national tenants with strong credit ratings that can withstand a downturn. The length and severity of any economic downturn cannot be predicted. The Company's operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

         As of December 31, 2001, the Operating Partnership owned a portfolio of 40 properties and a land parcel under development. Each of the properties is a shopping center, located in Florida, Georgia, North Carolina, South Carolina, Virginia or Tennessee and containing an aggregate of approximately 6,001,710 square feet of gross leasable area ("GLA"). As of December 31, 2001, approximately 99% of GLA in the properties was leased. Construction of a 16,130 square foot shopping center on a land parcel in Acworth, Georgia was completed as of the first quarter 2002 and the tenants are expected to open for business and begin paying rent shortly thereafter.

CRITICAL ACCOUNTING POLICIES

         GENERAL

         The following disclosure pertains to critical accounting policies management believes are most "critical" to the portrayal of the Company's financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States (GAAP.) GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

         Valuation of Investment Property. In order to ascertain the value of an investment property management takes into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, every property acquired is supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

         Master Leases. In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments are received through a draw of funds escrowed at the time of purchase and are for a period from one to three years. There is no assurance that upon the expiration of the master leases agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results, differ from management's judgment, the property valuation could be negatively or positively effected.

         Valuation of accounts and rents receivable. Management takes into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole determines the valuation.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL

         The Company's principal demands for funds have been for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on its outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by public Offerings of the Company's shares of common stock ("Shares"). However, there may be a delay between the sale of the Shares and the Company's purchase of properties, which could result in a delay in the benefits to investors, if any, of returns generated from property operations. The Advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on behalf of the Company. Investors should be aware, that after a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, the Company may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the properties. Such lower returns may affect the Company's ability to make distributions.

         Potential future sources of capital include proceeds from the public or private offering of the Company's debt or equity securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. Management anticipates that during the current year the Company will (i) acquire additional existing shopping centers, (ii) develop additional shopping center sites, and
(iii) continue to pay distributions to stockholders and is expected to be funded mainly from proceeds of the Company's public Offerings of Shares, cash flows from operating activities, financings and other external capital resources available to the Company.

         The Company's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation including utilities, property taxes and insurance. In addition, in some instances the Company's leases provide that the tenant is responsible for roof and structural repairs. Certain of the Company's properties are subject to leases under which the Company retains responsibility for certain costs and expenses associated with the property. Management anticipates that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

         If necessary, the Company may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

         Management believes that the Company's current capital resources (including cash on hand) are sufficient to meet its liquidity needs for the foreseeable future.

         LIQUIDITY

         Offerings. On February 11, 1999, the Company commenced an initial public offering (the "Initial Offering") on a best efforts basis of up to (i) 50,000,000 Shares to the public at a price of $10 per Share, (ii) 4,000,000 Shares to participants in the Company's distribution reinvestment program ("DRP") at a price of $9.50 per Share, (iii) 2,000,000 soliciting dealer warrants ("Soliciting Dealer Warrants") issuable to Inland Securities Corporation, the managing dealer of the Initial Offering (the "Dealer Manager"), at the rate of one Soliciting Dealer Warrant (for a price of $.0008 per Warrant) for each 25 Shares sold during the Initial Offering, and (iv) 2,000,000 Shares issuable upon the exercise of the Soliciting Dealer Warrants issued during the Initial Offering at a price of $12.00 per Share. The Initial Offering terminated on January 31, 2001 and a total of 13,687,349 Shares were sold to the public resulting in gross proceeds of $136,454,648. As of January 31, 2001, the Company had repurchased 60,475 Shares for $ 547,301 pursuant to its Share Repurchase Program. In addition, the Advisor purchased 20,000 Shares for $200,000 preceding the commencement of the Initial Offering.

         On February 1, 2001, the Company commenced a follow-on public offering (the "Subsequent Offering") on a best efforts basis of up to (i) 50,000,000 additional Shares at a price of $10 per Share, (ii) 4,000,000 additional Shares pursuant to the DRP at a price of $9.50 per Share, (iii) 2,000,000 Soliciting Dealer Warrants, and (iv) 2,000,000 Shares issuable upon exercise of the Soliciting Dealer Warrants, all on substantially the same terms as in the Initial Offering. The Subsequent Offering expired on February 1, 2002, but was extended by the Company to a date no later than February 1, 2003. The Initial Offering and the Subsequent Offering are collectively referred to as the "Offerings."

         As of December 31, 2001 and 2000, subscriptions for a total of 35,294,860 and 12,680,875 Shares, respectively, had been received from the public, which include the 20,000 Shares issued to the Advisor. In addition, the Company distributed 785,365 and 253,680 Shares pursuant to the Company's DRP as of December 31, 2001 and 2000, respectively. As of December 31, 2001 the Company has repurchased 188,507 Shares and has issued Soliciting Dealer Warrants to acquire 1,410,473 Shares. As a result of such sales and repurchases, the Company has received a net total of $356,453,647 of Gross Offering Proceeds as of December 31, 2001. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the Gross Offering Proceeds of each of the Initial Offering and the Subsequent Offering or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the Gross Offering Proceeds of the respective Offering. As of December 31, 2001 and 2000, organizational and offering costs totaling $39,335,560 and $16,521,606, respectively, did not exceed these limitations. These costs did not exceed such limitations upon completion of the Initial Offering and the Company anticipates that these costs will not exceed these limitations upon completion of the Subsequent Offering. Any excess amounts at the completion of the Subsequent Offering will be reimbursed by the Advisor.

         As of December 31, 2001, 1,410,473 Soliciting Dealer Warrants were sold to the Dealer Manager for a total of $1,128 and none of the Soliciting Dealer Warrants had been exercised for Shares.

         Line of Credit. On December 20, 2001, the Company has secured an acquisition line of credit in the amount of $14,000,000 with SouthTrust Bank. This line of credit had a maturity date of March 27, 2002 and carries interest at the rate of 1.75% over LIBOR per annum. The funds from this line of credit were used to purchase a property in December 2001. This line of credit is secured by second mortgages on three properties owned by the Company which also have first mortgages with this bank. This line of credit has been extended to March 27, 2003.

         Stockholder Liquidity. The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for stockholders until such time as a market for the Shares develops:

         The DRP allows stockholders who purchase Shares pursuant to the Offerings to automatically reinvest distributions by purchasing additional Shares from the Company. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per Share. As of December 31, 2001, the Company distributed 785,365 shares pursuant to the DRP for an aggregate of $7,460,972.

         Subject to certain restrictions, the Share Repurchase Program provides existing stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at the following prices:

         $9.05 per Share during the respective Offering period;

         $9.25 per Share during the 12 months following the end of the respective Offering period;

         $9.50 per Share during the next 12 months;

         $9.75 per Share during the next 12 months; and

         Thereafter, at the greater of: (i) $10 per Share; or (ii) a price equal to 10 times the Company's "funds available for distribution" per weighted average Share outstanding for the prior calendar year.

         Shares purchased by the Company will not be available for resale. As of December 31, 2001, 188,507 Shares had been repurchased at the aggregate cost of $1,727,278.

         CAPITAL RESOURCES

         As of December 31, 2001, the Operating Partnership owned a portfolio of 40 properties and a land parcel under development. Each of the properties is a shopping center or single-user free standing retail building, located in Florida, Georgia, North Carolina, South Carolina, Virginia or Tennessee and containing an aggregate of approximately 6,001,710 square feet of GLA. As of December 31, 2001, approximately 99% of GLA in the properties was leased. Construction of a 16,130 square foot shopping center on a land parcel in Acworth, Georgia was completed as of the first quarter 2002 and the tenants are expected to open for business and begin paying rent shortly thereafter.

         The Company expects to meet its short-term operating liquidity requirements generally through its net cash provided by property operations. The properties owned by the Company were generating sufficient cash flow to cover the Company's operating expenses plus pay a monthly distribution on weighted average Shares. Operating cash flows are expected to increase as additional properties are added to the Company's portfolio.

         The Company is currently working with lenders to obtain new financing to pay off the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The packages covering the majority of properties whose debt matures in 2002 have been prepared and are currently being disseminated to lenders. The company is confident it will obtain new long term financing to achieve the strategy objective.

         Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Company's Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the Board of Directors may deem relevant.

         CASH FLOWS FROM OPERATING ACTIVITIES

         Net cash generated by operating activities was $21,274,109, $5,603,580 and $2,647,680 for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in net cash provided by operating activities for the year ended December 31, 2001 compared to prior years is due primarily to the additional rental revenues and income generated from the operations of twelve properties owned at the beginning of the year plus 28 properties purchased during the year ended December 31, 2001, compared to the rental revenues and income generated from the operations of nine properties owned for the entire year ended December 30, 2000 plus three properties purchased during 2000. The increase in net cash provided by operating activities in the year ended December 2000 compared to the year ended December 31, 1999 is due to the Company's purchase of its first property in May 1999 and acquired eight other properties thought out the remainder of 1999.

         CASH FLOWS FROM INVESTING ACTIVITIES

         Cash flows used in investing activities were $307,133,043, $67,307,169 and $34,426,975 for the years ended December 31, 2001, 2000 and 1999, respectively. The cash flows used in investing activities were primarily due to the acquisition of 28, 3, and 9 properties for approximately $292,700,000, $64,700,000, and $32,900,000 during the years ended December 31, 2001, 2000 and
1999.

         The Company made its first joint venture investment during the year ended December 31, 2001 by purchasing a membership interest for $2,876,869 including acquisition due diligence costs.

         The Company's investment in securities at December 31, 2001 and 2000 consists principally of equity investments in various real estate investment trusts and energy related trusts and are classified as available-for-sale securities and are recorded at fair value. The Company purchased investment securities in the year ended December 31, 2001 in the amount of approximately $5,200,000, increasing its margin account by approximately $2,800,000. The Company purchased investment securities of approximately $1,300,000 and increased its margin account by approximately $400,000 for the same period in 2000. The Company did not have any investments in stock during the year ended December 1999.

         CASH FLOWS FROM FINANCING ACTIVITIES

         Cash provided by financing activities was $285,728,779, $71,498,936 and $46,446,459 for the years ended December 31, 2001, 2000 and 1999, respectively. The Company generated proceeds from the sale of

Shares, net of offering costs and the repurchase of Shares, of approximately $206,250,000, $62,810,000, and $48,910,000 for the years ended December 31,
2001, 2000, and 1999, respectively. The Company also generated approximately $104,800,000 and $37,800,000 from the issuance of new mortgages secured by thirty three and three of its properties for the years ended December 31, 2001 and 2000. In 1999 the Company purchased all its properties subject to debt and incurred no additional debt on its own behalf. The Company also paid approximately $15,960,000, $6,100,000, and $1,070,000 in dividends to its stockholders for the year ended December 31, 2001, 2000, and 1999. The increased capital balances and increased dividend rate from $.70 per Share to $.81 per Share for the three years ended December 31, 2001 resulted in the increases in dividends declared. The Company also used approximately $6,980,000, $22,500,000 and $1,210,000 for the paydown of one, nine, and one mortgages secured by its properties for the years ended December 31, 2001, 2000, and 1999.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

         Services Provided by Affiliates of the Advisor. Management of the Company is responsible for oversight of services outsourced which includes services provided by affiliates of the Advisor for core business processes. Significant business processes provided by affiliates consist of services pertaining to asset management of the Company, raising capital through offerings and financings, professional services including due diligence of prospective investment property acquisitions, general and administrative matters, loan servicing pertaining to the monthly processing of debt payments and property management and leasing. Costs incurred by the Company for services provided by affiliates for the years ending December 31, 2001, 2000 and 1999 consist of offering costs of $58,623,290, $23,429,291 and $12,843,646, general and administrative expenses and professional services of $538,306, $257,840 and $683,055, loan servicing fees of $59,469, $48,322 and $14, 281, mortgage financing fees of $177,436 $23,438 and $46,950, advisor asset management fees of $0, $120,000 and 0, professional services and property management and leasing fees of $1,605,492, $926,978 $203,235.

         Related Party Transactions. Three individual LLCs formed by the Company each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion and Fayetteville Pavilion. The Company formed the LLCs with Inland Real Estate Investment Corporation ("IREIC,") an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however the Company controls the LLC and retains all economic burdens and benefits of ownership of the respective properties. As consideration for IREIC's guaranty of the loans, the Company pays IREIC an annual fee equal to 1/8% of the outstanding loan balance, to be paid monthly. The Consolidated Financial Statements include the joint venture LLCs with IREIC and no provision for their minority interests have been reflected.

RESULTS OF OPERATIONS

         GENERAL

         The following discussion is based primarily on the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999. The schedule excludes Stonebridge Square, the joint venture investment.

                                   PROPERTIES PURCHASED                SQUARE FEET
        QUARTER ENDED                   PER QUARTER                     ACQUIRED                   PURCHASE PRICE
-------------------------------------------------------------------------------------------------------------------------
March 31, 1999                             None                            N/A                           N/A
June 30, 1999                                2                            336,746                  $   20,298,291
September 30, 1999                           5                            803,169                      80,426,866
December 31, 1999                            2                            302,602                      26,490,171
March 31, 2000                               1                            117,723                       8,547,758
June 30, 2000                                1                            282,137                      34,332,135
September 30, 2000                           1                            231,326                      20,928,655
December 31, 2000                            0                             N/A                           N/A
March 31, 2001                               4                            366,095                      37,123,001
June 30, 2001                                6                            525,279                      64,513,807
September 30, 2001                           3                            379,569                      33,864,561
December 31, 2001                           14                          2,496,876                     267,613,756
                                            --                          ---------                   -------------
Total:                                      39                          5,841,522                   $ 594,139,001

         Rental Income. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Rental income increased to $28,247,866 for the year ended December 31, 2001, resulting in an increase of $11,898,403 and $23,908,272 compared to rental income of $16,349,483 and
$4,339,614 for the years ended December 31, 2000 and 1999 respectively. This increase is due primarily to the additional properties owned and operated during the year ended December 31, 2001 as compared to the years ended December 31, 2000 and 1999.

         Additional Rental Income. Additional rental income consists of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Additional rental income increased by $2,291,257 and $5,572,477 to $7,025,345 for the year ended December 31, 2001 from $4,734,088 and $1,452,868 for the years ended December 31, 2000 and 1999, respectively. This increase is due primarily to the additional properties owned and operated during the year ended December 31, 2001 as compared to the years ended December 31, 2000 and 1999.

         Interest and Dividend Income. Interest and dividend income consists of interest earned from short term investments and investments in securities that are held by the Company. Interest and dividend income increased by $1,258,797, and $1,865,549, to $2,103,810 for the year ended December 31, 2001 from $845,013 and $237,261 for the years ended December 31, 2000 and 1999. This increase is due primarily to the additional funds held in interest bearing instruments during the year ended December 31, 2001. This increase has been offset by decreases in the interest rates of the short term instruments that the Company invests in. Also included is interest earned on a $1,100,000 second mortgage receivable outstanding throughout 2001.

         Other Income. Other income increased by $54,854 and $249,833 for the year ended December 31, 2001 to $250,183 from $195,329 and $350 for the years ended December 31, 2000 and 1999, respectively. Included in other income during the year ended December 2001 is the income from the Company's investment in a joint venture. Included in other income during the year ended December 31, 2000 is a settlement from a developer who canceled a sales agreement with the Company for a shopping center project near Atlanta, GA.

         Professional Services. Professional services consist of fees to accountants and lawyers. Professional services expense increased by $189,539 and $300,990 to $377,834 for the year ended December 31, 2001 from $188,295 and $76,844 for the years ended December 31, 2000 and 1999. This increase results from additional professional services required as the Company moves from a formation stage to an operational stage. Legal fees and accounting fees account for the increases in professional services expense.

         General and Administrative Expenses to Affiliates. General and administrative expenses consists of salaries and computerized information services costs reimbursed to affiliates for maintaining the accounting and investor records of the Company. These expenses increased by $263,614 and $370,679 to $515,317 for the year ended December 31, 2001 from $251,703 and $144,638 for the years ended December 31, 2000 and 1999, respectively. This increase result from the additional work load required as the Company moves from a formation stage to an operational stage. Salaries reimbursed to affiliates for maintaining the accounting and investor records of the Company account for the majority of the increase.

         Property Operating Expenses to Affiliates. Property operating expenses consists of property management fees and mortgage servicing fees. These expenses to affiliates increased by $737,983 and $1,461,726 to $1,664,961 for the year ended December 31, 2001 from $926,978 and $203,235 for the years ended December 31, 2000 and 1999 respectively. This increase is due to the additional properties owned and operated as well as the related mortgages obtained during the year ended December 31, 2001 as compared to the years ended December 31, 2000 and 1999.

         Property Operating Expenses to Non-Affiliates. Property operating expenses consist of the costs of owning and maintaining shopping centers in the Southeast and include real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. These expenses to non-affiliates increased by $3,142,504 and $6,825,865 to $8,494,688 for the year ended December 31, 2001 from $5,352,184 and $1,668,823 for the years ended December 31, 2000 and 1999 respectively. This increase is due to the additional properties owned and operated during the year ended December 31, 2001 as compared to the years ended December 31, 2000 and 1999.

         Mortgage Interest to Non-Affiliates. Mortgage interest to non-affiliates increased by $1,585,634 and $7,346,367 to $9,712,221 for the year ended December 31, 2001 from $8,126,587 and $2,365,854 for the years ended December 31, 2000 and 1999 respectively. This increase is due to the financing of additional properties owned and operated during the year ended December 31, 2001 as compared to the years ended December 31, 2000 and 1999. The increase in interest expense was partially offset by lower interest rates on the new fixed rate mortgage loans and the floating rate mortgage loans.

         Depreciation. Depreciation expense increased by $3,742,275 and $7,094,700 to $8,324,023 for the year ended December 31, 2001 from $4,581,748 and $1,229,323 for the years ended December 31, 2000 and 1999 respectively. This increase is due to the additional properties owned and operated during the year ended December 31, 2001 as compared to the year ended December 31, 2000 and 1999.

         ADDITIONAL INFORMATION

         Tenants in several of the Company's properties have announced that they have filed for bankruptcy or commenced financial restructuring. Under bankruptcy laws, tenants have the right to affirm or reject their leases with the Company. If a tenant rejects a lease, the tenant will no longer be required to pay rent on the property. If a tenant affirms its lease, the tenant will be required to perform all obligations under the original lease. If a tenant does not reject or affirm their lease at the beginning of the bankruptcy process, there is no assurance that the leases will not be rejected in the future. In addition certain tenants may undergo restructuring and may close some unprofitable stores. Once a space is vacated by a bankrupt or restructured tenant, the Company's policy is to actively attempt to re-lease the available space. Given this policy, and based on our experience, the Company believes that its reserves against the loss of the rent as a receivable are adequate.

         The table below includes tenants that are currently in bankruptcy proceeding or are currently undergoing financial restructuring, and whose space has not been released.

                                           BANKRUPTCY/         SQUARE       ANNUAL         RESERVE        OCCUPANCY
PROPERTY NAME       TENANT NAME           RESTRUCTURING         FOOT       BASE RENT      BALANCE*          STATUS
------------------  ------------------  ------------------  ------------ -------------  -------------  ----------------
Countryside         John Rogers         Bankruptcy (3)             1,179    $   24,311      $  70,527      Vacant
Countryside         Promedco            Bankruptcy (3)            10,725       214,740         48,303      Partially
                                                                                                           Released
Lake Walden         Carmike             Bankruptcy                25,899       215,221             --      Occupied (1)
                    Cinemas
Lake Walden         Edy's Ice           Bankruptcy (3)             1,244        17,416             --      Vacant
                    Cream
Lake Walden         FPA Medical         Bankruptcy (3)             5,016        72,832             --      Occupied
                    Management
Lake Walden         Kmart               Bankruptcy                91,266       383,317             --      Occupied
Lake Walden         First Mango         Bankruptcy (3)             5,570        52,217         55,011      Vacant
                    Mngt.
Boynton             MVP Hair            Bankruptcy (3)             1,500        42,207         56,884      Vacant
  Commons           Salon
Boynton             Sports              Restructured              42,972       343,776             --      Occupied (1)
  Commons           Authority
Town Center         Bicycle             Bankruptcy                 4,800        91,200             --      Vacant
  Commons           Exchange
Casselberry         Alan David          Bankruptcy (3)             3,000        40,500          6,301      Vacant
  Commons           Design
Casselberry         Service             Bankruptcy (4)            13,822       127,029             --      Occupied
  Commons           Merchandise                                                                            (1,2)
Casselberry         Shoe World          Bankruptcy                 4,000        28,000          6,131      Vacant
  Commons
Casselberry         Big Mail Boxes      Bankruptcy (3)             1,800        28,050         87,984      Vacant
  Commons
Pleasant Hill       Busy Body,          Bankruptcy                 4,000        64,000         18,147      Occupied
                    Inc.
Pleasant Hill       Hit or Miss         Bankruptcy (3)             8,000       149,196         72,452      Vacant
Gateway             Waccamaw's          Bankruptcy (3)            35,000       344,919         69,751      Vacant
  Marketplace       HomePlace
Columbia            Richard Walker      Bankruptcy (3)             1,200        19,800         23,532      Vacant
Promenade
Kmart               Kmart               Bankruptcy               102,098       907,349             --      Occupied (1)
Skyview             Edison Bros.        Bankruptcy                 3,533        63,594             --      Occupied
Skyview             Kmart               Bankruptcy                95,810       271,979             --      Occupied (1)
Creekwood           Kmart               Bankruptcy               103,015       875,628             --      Occupied (1)

* The amount shown represents the amount reserves recorded by the Company against tenant receivables at December 31, 2001.

(1)      The tenant has been paying rent on a consistent basis.

(2) At the time the property was purchased, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years after the purchase.

(3)      The tenant has rejected the remainder of its lease.

(4)      The tenant has affirmed the remainder of its lease.

         In 2000, the Company purchased two properties in Florida with environmental concerns. Substances found on the properties are considered contaminants under Federal environmental law. Although no indemnity has been provided by the seller, based on research conducted by the Company, the potential availability of state funds for cleanup purposes and the private insurance coverage purchased by the Company at the time of acquisition, the Company believes it is adequately protected against losses related to these matters.

         SUBSEQUENT EVENTS

         As of February 18, 2002, subscriptions for a total of 40,810,802 Shares were received for total gross Offering proceeds of $407,744,355 and additional 968,557 Shares were issued pursuant to the DRP for $9,202,299 of additional gross proceeds. The Company has repurchased 199,604 shares through our Share Repurchase Program resulting in distributions totaling $1,829,918.

         In January 2002, the Company paid a distribution of $2,376,125 to its Stockholders. The Company paid a distribution of $2,578,262 to its Stockholders in February 2002.

         On January 11, 2002, the Company purchased a shopping center known as Turkey Creek Pavilion from an unaffiliated third party for approximately $21,600,000, by paying approximately $8,380,000 in cash and obtaining mortgage financing of $13,220,000. The Company's wholly owned Tennessee limited liability company, Inland Southeast Knoxville, L.L.C., owns the entire fee simple interest in Turkey Creek Pavilion. The property is located in Knoxville, Tennessee and contains approximately 187,760 gross leasable square feet. OfficeMax, Linen-n-Things, Old Navy, Goody's and several other tenants occupy the property.

         On January 25, 2002, a limited liability company formed by the Company purchased a shopping center known as Sarasota Pavilion from an unaffiliated third party for approximately $41,942,000, by paying approximately $13,067,000 in cash and assuming a first mortgage financing of $28,875,000. Inland Real Estate Investment Corporation ("IREIC"), an affiliate of the Advisor became an additional member of the LLC in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loan and holding a majority interest; however the Company controls the LLC and retained all economic burdens and benefits of the ownership of the property. As consideration for IREIC's guaranty of the loan, the Company will pay IREIC an annual fee equal to 1/8% of the outstanding loan balance, to be paid monthly. The loan requires interest only payments at a rate of 1.85% over LIBOR for the first six months. The loan matures on July 25, 2002. The loan may be extended for an additional 6 months at a rate of 1.75% over LIBOR. The Company intends to refinance the loan with more permanent financing before the initial maturity date. The property is located in Sarasota, Florida and contains approximately 324,152 gross leasable square feet. The shopping center is anchored by Publix. Other tenants that occupy the property includes Clothestime, Stein Mart, Michaels, Old Navy, Marshalls, Bed Bath & Beyond, Ross, Fashion Bug, Panera Bread and Hooter's.

         On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable (note 8) for which the Company, at its option may elect to purchase the shopping center upon completion. On January 31, 2002 the Company elected to exercise its option and purchased the shopping center, Universal Plaza in Lauderhill, Florida from an unaffiliated third party for approximately $9,940,000. The Company funded the purchased of this property, but expects to place financing on the property at a later date. The 49,749 square foot shopping center is 100% occupied. Eckerd Drug Stores, Starbucks Coffee, GNC, Batteries Plus, Radio Shack and several other tenants occupy the property. The center is anchored by a new Super Target (owned by Target Corporation.) The respective $1,100,000 mortgage note receivable was fully repaid to the Company from the seller's proceeds at closing.

         On January 30, 2002 the Company obtained a five year first mortgage on Citrus Hills. The $3,000,000 note payable bears interest on a 90-day LIBOR Selected plus 1.70% and requires monthly payments of interest only.

         On February 1, 2002 Inland Southern Management LLC replaced Inland Southeast Property Management Corp. as manager for the Company's properties outside of the State of Florida. Inland Southeast Property Management Corp. will continue to manage the Company's properties located in the State of Florida.

         On February 5, 2002, the Company purchased an office complex known as Loggerhead Junction Offices from an unaffiliated third party for $644,000. The Company funded the purchase of the property. The property is located in Holmes Beach, Florida and contains approximately 4,712 square feet. The property consists of three single-story freestanding multi-tenant office buildings. A portion of the space in this office complex will serve as a regional office for the Company. The Company does not intend to purchase additional office properties.

         On February 8, 2002, the Company purchased 27 acres of land in Newport Richey, Florida to develop a shopping center to be built in two phases known as the Shoppes at Golden Acres. The Company purchased the land from an unaffiliated third party for approximately $3,941,000. The Company funded the purchase of the land. The shopping center to be developed will be anchored by a Publix and the will consist of approximately 76,371 square feet in Phase I. Phase II will be constructed when certain occupancy conditions are met, and will consist of 44,400 square feet. The company entered into a development agreement with AG Armstrong Development LLC for the construction of the center and committed to fund all costs related to its development. The completion of the construction is personally guaranteed by a principal of the development company. The cost is expected to be approximately $117 per square foot of leasable space, including developer's profit.

         On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

         IMPACT OF ACCOUNTING PRINCIPLES

         In July 2001, the FASB issued Statement No. 141, Business Combinations, ("SFAS 141" and Statement No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS 141 also specifies that intangible assets acquired in a purchase method business combination must meet certain criteria to be recognized and reported apart from goodwill. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead they will be tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of "SFAS 121".

         The Company is required to adopt the provisions of SFAS 141 immediately, and SFAS 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for permanent impairment. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized until January 1, 2002. The adoption will not have any material affect on the Company.

         On October 10, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of business. SFAS 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets by requiring those long-lived assets be measured at the lower of carrying costs or fair value less selling costs, whether reported on continuing operations or in discontinued operations. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company will adopt SFAS 144 on January 1, 2002. The adoption will not have any material affect on the Company.

         INFLATION

         For the Company's multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. The Company's rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of December 31, 2001, the Company owned nine single user triple-net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The Company is exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity and fund capital expenditures and expansion of the Company's real estate investment portfolio and operations. The Company's interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives the Company borrows primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. The Company may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on a related financial instrument. The Company does not enter into derivative or interest rate transactions for speculative purposes.

        The Company's interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                            2002           2003       2004           2005          2006          Thereafter
                            ----           ----       ----           ----          ----          ----------
Maturing debt:
  Fixed rate debt       $    278,462   $ 11,301,488  $ 326,418   $ 27,898,414    $ 52,435,646   $ 37,027,284
  Variable rate debt     100,219,100     14,000,000      --         5,000,000      44,462,500     20,550,000

Average interest rate
  on debt:
    Fixed rate debt         7.85%           7.63%        7.85%        7.56%          7.96%           6.95%
   Variable rate debt       4.19%           3.68%        N/A          3.79%          3.73%           3.95%

         The fair value of the Company's debt approximates its carrying amount.

         Approximately $184,231,600 or 59% of the Company's mortgages payable at December 31, 2001, have variable interest rates averaging 3.96%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

The Company is currently working with lenders to obtain new financing to pay off the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The packages covering the majority of properties whose debt matures in 2002 have been prepared and are currently being disseminated to lenders. The company is confident it will obtain new long term financing to achieve the strategy objective.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                            DESCRIPTION OF SECURITIES

         We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

AUTHORIZED STOCK

         Our charter provides that we may issue up to 280,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of March 15, 2002, we had 45,239,880.2323 shares of common stock outstanding and no preferred stock outstanding.

         As permitted by Maryland law, our charter provides that our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our charter also contains a provision permitting our board of directors, without any action by the stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such stock.

         We believe that the power of our board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

COMMON STOCK

         All of the common stock we are offering will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

         Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

         Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

         Under Maryland law and our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

        o         share exchanges in which we are the acquiror;

        o         mergers with or into a 90 percent or more owned subsidiary;

        o         mergers in which we do not:

                  (1) reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

                  (2)      amend our charter; and

                  (3) issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

        o transfers of less than substantially all of our assets (as defined in our charter).

Our charter provides that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our charter also provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

         We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

         Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, our board of directors is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Our board of directors has no present plans to issue any preferred stock.

WARRANTS

         We have agreed to offer the managing dealer one warrant to purchase one share of our common stock for every 25 shares of common stock sold by the managing dealer in this offering. Our offer is subject to the issuance of a maximum of 6,000,000 warrants. The managing dealer has agreed to pay us $0.0008 for each warrant or an aggregate of $4,800 if all 6,000,000 warrants are issued. We will issue these warrants on a quarterly basis commencing 60 days after the date on which the common stock is first sold pursuant to this offering.

         The managing dealer may retain the warrants or transfer them to the soliciting dealers who sold the common stock, except where prohibited by either federal or state securities laws.

         The holder of a warrant will be entitled to purchase one share of our common stock from us at a price of $12 during the time period beginning one year after the date on which that warrant is issued and ending five years from the effective date of this offering. We set the exercise price of the warrants at 120% of the offering price per share because that is the minimum exercise price at which some states permit us to issue warrants in connection with the sale of shares to residents of those states. If the offering price of the shares pursuant to this prospectus is increased at any time prior to the exercise of any warrant, then the exercise price of each unexercised warrant issued in connection with this offering will be adjusted to be equal to 120% of the then current offering price per share of the shares offered or sold pursuant to this prospectus. We do not presently anticipate an increase in the offering price of the shares. Subject to some limitations, the warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. In addition, no warrant will be exercisable until one year from the date it is issued.

         A warrant may not be exercised unless the shares to be issued upon its exercise have been registered or are exempt from registration in the state of residence of the holder of the warrant or a prospectus required under the laws of the state cannot be delivered to the buyer on our behalf. In addition, holders of warrants may not exercise them to the extent the exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         We have issued, and may continue to issue, similar warrants to the managing dealer in connection with our initial public offering of common stock and our follow-on offering of common stock. As of December 31, 2001, we have issued 1,410,473 warrants to the managing dealer in connection with our public offerings.

         The terms of all of the warrants, including the exercise price and the number and type of securities issuable upon their exercise, may be adjusted in the event of stock dividends, subdivisions, combinations and reclassification of our common stock or the issuance to our stockholders of rights, options or warrants entitling them to purchase our common stock or securities convertible into our common stock. The terms of the warrants also may be adjusted if we engage in merger or consolidation transactions or if all or substantially all of our assets are sold. The warrants are not transferable or assignable except in limited circumstances. Exercise of these warrants will be under the terms and conditions detailed in this prospectus and in the warrant purchase agreement, which is an exhibit to our registration statement for this offering.

         Holders of the warrants do not have the rights of stockholders, do not have voting rights and are not entitled to receive distributions.

         At nominal cost, holders of the warrants have the opportunity to profit from a rise in the price of our common stock without assuming the risk of ownership. Depending upon the fair market value of the warrants, exercise of these warrants could dilute the percentage ownership interest of our other stockholders. Moreover, the holders of the warrants might exercise them at a time when we would be able to obtain needed capital by a new offering of our securities on terms more favorable than those provided by the warrants.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

         Our charter provides that we will not issue:

         o        common stock which is redeemable at the option of the holder;

         o debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

         o options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

        o         stock on a deferred payment basis or similar arrangement.

         The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

         Our charter, subject to some exceptions, contains restrictions on the number of shares of our stock that a person may own. Our charter prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

         Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

         In addition, our charter prohibits any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

         If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our charter to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our charter, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The



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proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

         Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then
(i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

         In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designatee, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

         Our charter requires all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.



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         These ownership limits could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

         The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

         BUSINESS COMBINATIONS. Under Maryland law, some business combinations (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

         o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

         o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

         These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our charter exempts any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. As a result, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

         CONTROL SHARE ACQUISITION. With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the



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extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

        o         one-tenth or more but less than one-third;

        o         one-third or more but less than a majority; or

        o         a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

         Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

         Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 208,465,631 shares of common stock. This includes:

         o        the 20,000 shares issued to our advisor;

         o the 13,687,349 shares sold as of January 31, 2001 in our initial public offering;

         o the 31,894,195 shares sold as of March 25, 2002 in our follow-on public offering;

         o the 1,065,790 shares sold as of March 25, 2002 pursuant to our distribution reinvestment program; and

         o the 201,703 shares repurchased as of March 25, 2002 pursuant to our share repurchase program and assumes that:

         o we sell all 150,000,000 shares of common stock offered on a best efforts basis in this offering;

         o we sell all 12,000,000 shares issued, and to be issued, pursuant to our distribution reinvestment program pursuant to this offering; and

         o there is no exercise of options or warrants which are expected to be outstanding and exercisable.

In addition, we have reserved:

         o 6,000,000 shares for issuance upon exercise of up to 6,000,000 warrants issuable in this offering and 4,000,000 shares for issuance upon the exercise of up to 4,000,000 warrants issuable in our other public offerings; and

         o 75,000 shares for issuance upon exercise of options which may be granted pursuant to our independent director stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

        o         directly for equity interests in real properties;

         o upon exchange of any units of limited partnership interest in the operating partnership; or

         o upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.


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All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under "Description Of Securities -- Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

         The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management -- Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 12,000 shares of our common stock to our independent directors, at the exercise price of $9.05 per share. An additional 63,000 shares will be available for future option grants under the independent director stock option plan. See "Management -- Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8.

WARRANTS

         We will issue up to 6,000,000 warrants in connection with this offering, which will allow the holders to purchase up to 6,000,000 shares of our common stock upon the terms specified in the warrants. As of December 31, 2001, we have issued 1,410,473 warrants to the managing dealer in connection with our initial public offering and our follow-on public offering. See "Description of Securities -- Warrants" for a description of the warrants.



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EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

         Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure you that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors -- Investment Risks." For a description of restrictions on transfer of common stock, see "Description of Securities -- Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to limited partnership units.

CONVERSION AND REDEMPTION RIGHTS

         Limited partners in the operating partnership will have the ability to convert their limited partnership units into shares of our common stock. Limited partners will also have the ability to redeem their limited partnership units for cash or our common stock at our option. See "Operating Partnership Agreement -- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights."

         See also "Operating Partnership Agreement -- Extraordinary Transactions" for a discussion of conversion rights triggered by mergers and other major transactions.

         Similar conversion and redemption rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

         Any common stock issued to a limited partner upon conversion or redemption of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration.

REGISTRATION RIGHTS

         In the future we may grant "demand" and/or "piggyback" registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.



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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

         Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our charter and bylaws at our first board of directors meeting. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is part. See "Where You Can Find More Information."

         Our charter in its present form was approved by the stockholders on April 26, 2001 and was filed with the State Department of Assessments and Taxation of Maryland and became effective on April 27, 2001. On March 29, 2002, our board of directors approved the amendment of our charter to increase the number of shares of stock that we have authority to issue, which was filed with the State Department of Assessments and Taxation of Maryland and became effective on April 2, 2002. The bylaws in their present form became operative when our board of directors approved them on April 26, 2001 and subsequently approved an amendment to the bylaws on February 22, 2002. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended or we are dissolved.

CHARTER AND BYLAW PROVISIONS

         The stockholders' rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

         Our bylaws provide that an annual meeting of the stockholders will be held on such date and at such time as our board of directors may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when the stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. This will make it unnecessary for our stockholders or us to pay for such cost. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at



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

the meeting will constitute a quorum. A majority of the holders of shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, may, without the necessity for concurrence by the directors, vote to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by our charter.

BOARD OF DIRECTORS

         Our charter and bylaws provide that we may not have less than three nor more than eleven directors. A majority of the directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor or our advisor within the two years prior to their becoming our independent directors. A vacancy on our board of directors caused by the death, resignation or incapacity of a director within the limits described above, may be filled by the vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. Independent directors must nominate replacements for vacancies amongst the independent directors' positions. A vacancy on our board of directors caused by an increase in the number of directors may be filled by a majority of the entire board of directors. When a vacancy occurs as a result of the removal of a director by stockholders, the vacancy may be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.

         A director must have at least three years of relevant experience and demonstrate the knowledge and experience required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

         Directors are elected when they receive a majority of the votes of holders of shares of stock present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

         The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

         o amend our charter except to increase or decrease authorized stock;

         o transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;



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         o        engage in mergers, consolidations or share exchanges, except in certain circumstances; or

        o         dissolve or liquidate.

Our charter provides that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities - Common Stock" for an explanation of instances where stockholder approval is not required.

         Neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

         Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

         If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

         In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.



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AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         Our charter may be amended, after approval by our board of directors, by the affirmative vote of holders of a majority of the then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

DISSOLUTION OR TERMINATION

         As a Maryland corporation, we may be dissolved under Maryland law, after approval by our board of directors, at any time with the approval of a majority of the outstanding shares of stock. However, we anticipate that by February 11, 2004, our board of directors will determine whether to:

         o apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

         o commence subsequent offerings after completion of the offering.

If listing our shares of common stock is not feasible by that time, our board of directors may decide to:

         o        sell our assets individually;

         o        list our shares of common stock at a future date; or

         o liquidate us within 10 years of such date; provided, however, that such an action is approved by the holders of at least a majority of the then-outstanding voting shares of equity stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

         o        pursuant to our notice of the meeting;

         o        by or at the direction of our board of directors; or

         o by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

         Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to our board of directors may be made only:

         o        pursuant to our notice of the meeting;

         o        by or at the direction of our board of directors; or



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         o        provided that our board of directors has determined that
                  directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder's notice for an annual meeting must be delivered to our principal executive offices:

         o not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; or

         o in the event that the number of directors to be elected is increased or decreased and there is no announcement of the fact at least 100 days before the first anniversary of the date of mailing of the preceding year's annual meeting, with respect to nominees for any new positions created by the increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder's notice for a special meeting must be delivered to our principal executive offices:

         o        not earlier than the 120th day prior to the special meeting;
                  and

         o        not later than the close of business on the later of:

                  o        the ninetieth day prior to the special meeting; or

                  o the tenth day following the day of the public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

RESTRICTIONS ON CONVERSION TRANSACTIONS AND ROLL-UPS

         Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of the shares. Approval of a majority of shares for a transaction resulting in a roll-up entity is only required, however, until our board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the stockholders.

         A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

         o        stockholders' voting rights;

         o        our term and existence;



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         o        sponsor or advisor compensation; or

         o        our investment objectives.

         In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal will be included in a prospectus used to offer the securities of a roll-up entity. It will also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal will:

         o        be based on an evaluation of all relevant information;

         o indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

         o assume an orderly liquidation of the assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

         We may not participate in any proposed roll-up which would:

         o result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

         o result in the stockholders having less comprehensive voting rights than are provided in our charter;

         o result in the stockholders having greater liability than provided in our charter;

         o result in the stockholders having fewer rights to receive reports than those provided in our charter;

         o result in the stockholders having access to records that are more limited than those provided for in our charter;

         o include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;



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         o        limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

         o result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our charter; or

         o place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

However, with the prior approval of a majority of the stockholders, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

         Stockholders who vote "no" on the proposed roll-up will have the choice of:

         o        accepting the securities of the roll-up entity offered; or

         o        one of either:

                  (a) remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

                  (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter, our bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

         The limitations and restrictions set forth below under "-- Limitation on Total Operating Expenses," "-- Transactions with Affiliates," and "-- Restrictions on Borrowing" in this section will be effective until our board of directors determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

         Our charter provides that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average invested assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in




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writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

         Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

                  (1) SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us. The price to us can be no greater than the cost of the asset to our sponsor, advisor, director or their affiliate. If the price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will the cost of the property to us exceed its appraised value at the time we acquired it.

                  (2) SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.

                  (3) LOANS. We will not make loans to our sponsor, advisor, director or any of their affiliates except as provided in clauses (4) and (6) under "-- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

                  (4) INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

                  (5) OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.



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RESTRICTIONS ON BORROWING

         We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, as amended, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. As of December 31, 2001, the aggregate borrowings on our properties was 53%. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

         o        approved by a majority of our independent directors,

         o disclosed to stockholders in our next quarterly report, along with justification for such excess, and

         o        subject to approval of the stockholders.

         We have purchased four properties (Douglasville Pavilion, Fayetteville Pavilion, Southlake Pavilion and Sarasota Pavilion) with proceeds of assumed loans from South Trust Bank which are secured by first mortgages on the respective properties purchased. In each such case, we formed a limited liability company with Inland Real Estate Investment Corporation, our sponsor, as an additional member in order to satisfy requirements of the lender. This requirement resulted in our sponsor holding a majority interest in each of these properties; however, we control each of the limited liability companies that own the properties and we retain all economic burdens and benefits of ownership of these properties. Our sponsor has guaranteed each of these loans. As consideration for our sponsor's guaranty of each loan, we will pay our sponsor an annual fee equal to .125% of the respective outstanding loan balance, to be paid monthly. This structure provided us with the ability to close each transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for each of the transactions.

         See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in our charter have been approved by a majority of independent directors. Our charter prohibits investments in:

         (1)      any foreign currency or bullion;

         (2)      short sales; and

         (3) any security in any entity holding investments or engaging in activities prohibited by our charter.



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         In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

         (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties under contract for development or in planning for development within one year.

         (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

         (3)      We will not invest in contracts for the sale of real estate.

         (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

         (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property.

         (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

         (7) We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.



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         (8)      We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

         (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

         (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

         (11) We will not engage in trading, as compared with investment, activities.

         (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

         (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses
                  (1) through (12). Temporary investments of cash may be in such entities.

         Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]



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                         OPERATING PARTNERSHIP AGREEMENT

         The following is a summary of the agreement of limited partnership of Inland Retail Real Estate Limited Partnership. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See "Where You Can Find Additional Information."

         Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership common units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller's point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

DESCRIPTION OF PARTNERSHIP UNITS

         Partnership interests in the operating partnership are divided into "units." Initially, the operating partnership will have two classes of units: general partnership common units and limited partnership common units. General partnership common units represent an interest as a general partner in the operating partnership and we will hold them as general partner. Limited partnership common units represent an interest as a limited partner in the operating partnership. The general partner may issue additional units and classes of units with rights different from and superior to those of general partnership common units or limited partnership common units without the consent of the limited partners. Holders of limited partnership common units do not have any preemptive rights with respect to the issuance of additional units.

         For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value equal to the market price of one share of common stock on the date of contribution. The net equity value is subject to adjustment in the event of stock splits or other changes in our capital structure. Market price means the average of the closing price per share for the five consecutive trading days ending on that date. Holders of limited partnership common units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see "-- Capital Contributions" in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

         Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See "-- Management of the Operating Partnership" in this section for a more detailed discussion of this subject.

         In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion.




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They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. We cannot assure that cash distributions to a limited partnership common unit holder will equal the amount of income allocated to him or her in any period. Neither can we assure that any distribution will be sufficient to pay the taxes imposed on the income allocated to the holder. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See "-- Issuance of Additional Units" and " -- Distributions" in this section; and also see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a more detailed explanation of these matters.

         Holders of limited partnership common units generally may not transfer their interests without the consent of the general partner. See "-- Transferability of Interests" in this section for a discussion of additional restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, convert limited partnership common units into shares of common stock or require the operating partnership to redeem the units for cash. See "-- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights" in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These conversion rights are accelerated in the case of some extraordinary transactions. See "-- Extraordinary Transactions" in this section for an explanation of the conversion rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership common units, see "Shares Eligible for Future Sale -- Registration Rights."

MANAGEMENT OF THE OPERATING PARTNERSHIP

         The operating partnership is organized as an Illinois limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. However, some development, leasing and property management services will be conducted through affiliates of The Inland Group in order to preserve our REIT status and minimize our liabilities. Generally, pursuant to the operating partnership agreement, we, as general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

         o file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership's debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or



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         o        cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

         The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

         As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

         o alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under "-- Distributions" in this section,

         o alters or changes their redemption rights or conversion rights,

         o imposes on limited partners any obligation to make additional capital contributions, or

         o alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions or the indemnification provisions of the operating partnership agreement, will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. Nevertheless, the limited partners have no right to remove us as the general partner.

INDEMNIFICATION

         To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

TRANSFERABILITY OF INTERESTS

         Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the unanimous consent of the limited partners. We may, however, assign less than all of our general partnership interest. Subject to limited exceptions, holders of limited partnership common units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement. In addition, limited partnership common units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.



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EXTRAORDINARY TRANSACTIONS

         The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 30 days prior to the record date for the stockholder vote on the combination, if any, and at least 90 days before the effective date of the combination itself. Generally, a limited partner may not exercise his or her conversion rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her conversion right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See "-Limited Partner Conversion Rights" in this section for a description of such rights. Upon the limited partner's exercise of the conversion right in the case of a business combination, we have the right to pay the limited partnership common unit holder in cash rather than in shares only if the issuance of shares to such holder would:

         o        violate the ownership limit;

         o        result in our being "closely held" within the meaning of
                  section 856(h) of the Internal Revenue Code;

         o cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or the operating partnership's real property within the meaning of section 856(d)(2)(B) of the Internal Revenue Code;

         o cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or

         o cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership common units who timely convert their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership common units who convert their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to convert without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

ISSUANCE OF ADDITIONAL UNITS

         As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are



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different and/or superior to those of general partnership common units and limited partnership common units.

CAPITAL CONTRIBUTIONS

         The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

DISTRIBUTIONS

         The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the common units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the common units. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

OPERATIONS

         The operating partnership agreement requires that the operating partnership be operated in a manner that will:

         o        satisfy the requirements for classification as a REIT;

         o avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

         o ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.



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
Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

LIMITED PARTNER CONVERSION RIGHTS

         Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her units converted into that number of shares of common stock which has an aggregate market price as of the date of conversion equal to the net equity value of the property or properties as of the date of contribution of the property or properties he or she contributed. However, at our option, we may satisfy the conversion right by delivering cash in an amount equal to the aggregate market price on the date of conversion. We will make the decision to exercise our right to deliver cash in lieu of conversion shares on a case by case basis at our sole and absolute discretion. The limited partnership common units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See "-- Extraordinary Transactions" in this section for a description of conversion rights in connection with mergers and other major transactions. However, no limited partner may convert any limited partnership common units for shares during the first year following the issuance of such units (except in connection with a business combination) and no limited partner may convert any limited partnership common units at any time if the limited partner's actual or constructive ownership of our common stock would:

         o        violate the 9.8% ownership limit;

         o        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         o cause us to directly or constructively own 10% or more of the ownership interests in one of our tenants or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         o in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or

         o cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

In addition, as general partner we will not have the right to satisfy the conversion right by paying the limited partner seeking conversion, in lieu of the conversion shares, the amount of cash equal to the market price on the date of conversion of the conversion shares if, in the opinion of our counsel, we would therefore no longer qualify, or if there is a material risk that we would no longer qualify, as a REIT. See "Description of Securities -- Restrictions on Ownership and Transfer." Any common stock issued to the limited partners upon exchange of their respective limited partnership common units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights."



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
         As general partner, we will have the right to grant similar conversion rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to convert its units into common stock to the extent that the amount realized exceeds the limited partner's adjusted basis in the units converted. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners" and "-- Tax Consequences of Exercise of Conversion Right."

LIMITED PARTNER REDEMPTION RIGHTS

         Under the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her limited partnership common units redeemed. The cash redemption price for each limited partnership common unit will equal the net equity value on the date of contribution of the property or properties contributed by the holder divided by the total number of units received by the holder for the property or properties. However, at our option, we may satisfy the redemption right with respect to all or any portion of the common stock offered for redemption:

         o        on behalf of the operating partnership; or

         o by delivering common stock having an aggregate market price as of the date the holder exercises the redemption right equal to the amount of the redemption price for all units being redeemed by the holder in lieu of cash equal to the value of the common stock.

The holder may not exercise this redemption right during the first year following the receipt of the limited partnership common units, except in connection with a business combination, or if in the opinion of our counsel, we would, as a result of the exercise, no longer qualify, or if in the opinion of our counsel there is a material risk that we would no longer qualify, as a REIT.

         We may not exchange any common stock for units if the limited partner's actual or constructive ownership of our common stock would:

         o        violate the 9.8% ownership limit;

         o        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         o cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         o in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer would qualify, as a REIT; or

         o cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.



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
See "Description of Securities -- Restrictions on Ownership and Transfer."

         Any common stock issued to the limited partners upon redemption of their units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from such registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights." The interest represented by the limited partnership common units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to redeem limited partnership common units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the redemption right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the redemption right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the redemption right by paying to the holder the redemption price or common stock having an aggregate market price on the date the holder exercises the redemption right equal to the redemption price for all units being redeemed on a case by case basis in our sole and absolute discretion.

         As general partner we will have the right to grant similar redemption rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to have its limited partnership common units redeemed to the extent that the amount realized exceeds the limited partner's adjusted basis in the limited partnership common units redeemed. See "Federal Income Tax Considerations -- Income Taxation of Partnerships and their Partners and" -- Tax Consequences of Exercise of Redemption Right."

TAX MATTERS

         Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. For a description of the allocation of the income and loss of the operating partnership for federal income tax purposes and other tax consequences stemming from our investment in the operating partnership, see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners."

DUTIES AND CONFLICTS

         Except as otherwise set forth under "Conflicts of Interest" and "Management," any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

TERM

         The operating partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating



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partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.



            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]



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                        FEDERAL INCOME TAX CONSIDERATIONS

         Beginning with the calendar year ended December 31, 1999, we elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. We intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws to maintain REIT status, the federal income tax consequences to maintaining REIT status and all material federal income tax consequences to you. Katten Muchin Zavis Rosenman has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "-- Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

         In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

         Katten Muchin Zavis Rosenman is of the opinion, assuming that the actions described in this section have been completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 1999, and our current and proposed method of operation (as described in this prospectus) will enable us to continue to satisfy the applicable requirements under federal income tax laws. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Katten Muchin Zavis Rosenman by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Katten Muchin Zavis Rosenman has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Katten Muchin Zavis Rosenman's legal judgment and is not binding on the Internal Revenue Service or the courts.

TAXATION

         General. We use the term REIT Taxable Income, which means the taxable income as computed for a corporation which is not a REIT:

         o without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);



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        o         excluding amounts equal to:

                  o        the net income from foreclosure property; and

                  o        the net income derived from prohibited transactions;

         o        deducting amounts equal to:

                  o        any net loss derived from prohibited transactions;
                           and

                  o the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

         o disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

         o without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

         In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

         Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a 100% federal income tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, if we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

         If we acquire any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation's basis in the asset, and if we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.



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         REIT qualification tests. The Internal Revenue Code defines a REIT as a corporation, trust or association:

         o        that is managed by one or more trustees or directors;

         o the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

         o that would be taxable as a domestic corporation but for its status as a REIT;

         o that is neither a financial institution nor an insurance company;

         o the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

         o generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

         o that meets the gross income, asset and annual distribution requirements, described in greater detail below.

         The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

         Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary or in a taxable REIT subsidiary. The qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under "Asset Tests - 25% Asset Test" below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the asset and income tests, we will be deemed to own and earn (based on our capital interest) an undivided interest in each asset and a share of each item of gross income, of the operating partnership.

         We, in satisfying the general tests described above, must meet, among others, the following requirements:

         o Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year,



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

                  proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our charter contains provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the managing dealer and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of our outstanding stock, and demand written statements each year from the record holders of specified percentages of our stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our charter to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and other information. See "Description of Securities -- Restrictions on ownership and transfer."

        o Asset Tests. We must satisfy, at the close of each calendar quarter, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

                  (1)             75% Asset Test. At least 75% of the value of
                           our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.




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
         We currently own and intend to continue to own interests in real properties, and our purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Internal Revenue Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

         (2) 25% Asset Test. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets.

         Two modifications apply to the 25% Asset Test for "qualified REIT subsidiaries" or "taxable REIT subsidiaries." As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries.

         Additionally, a REIT may own the stock of a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

o Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

         (1) The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property



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                  or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

         Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

                  (1)                   Rent from a particular tenant will not
                           qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% of which is leased to tenants other than taxable REIT subsidiaries).

                  (2)                   The portion of rent attributable to
                           personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

                  (3)                   Generally rent will not qualify if it is
                           based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

                  (4)                   Rental income will not qualify if we
                           furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

         With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to




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qualify as rents from real property for purposes of the 75% Gross Income Test
(and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Katten Muchin Zavis Rosenman, are not usually or customarily rendered in connection with the rental of space.

         (2) The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

         Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

         If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

o Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and
         (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of



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         the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

         If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

         We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

         Failure to qualify. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless we are entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

         Prohibited transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

         o        is a real estate asset under the 75% Asset Test;

         o        has been held for at least four years;

         o has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

         o in some cases, was held for production of rental income for at least four years;

         o when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and



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         o        in some cases, substantially all of the marketing and
                  development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might have must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions.

TAX ASPECTS OF INVESTMENTS IN PARTNERSHIPS

         General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

         A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items of the operating partnership for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay any tax liabilities resulting from an investment in the operating partnership.

         Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, we believe that the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, we believe that the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. We believe that the interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

         If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. The partners of any such



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partnership would be treated as stockholders, with distributions to such partners being treated as dividends. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax.

         Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. Some limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the redemption rights associated with the limited partnership common units of the operating partnership will not conform in all respects with the redemption rights in the foregoing example. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

         Income taxation of the partnerships and their partners. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

         A partner's adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner's adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner's adjusted basis in the units.

         The initial basis of units in the operating partnership is equal to:
(1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other



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rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner's units.

         A partner's initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner's distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner's share of the partnership's liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

         Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of
Section 704(b) of the Internal Revenue Code and the Treasury regulations.

         The net profits of the operating partnership will be allocated among the partners in the following order and priority. First, net profits are allocated to the holders of limited partnership preferred units, if any, until the amount of net profits allocated to each holder for the current and all prior taxable years equals the preferred return distributed to the holder for the current and all prior taxable years. Second, net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) until the amount of net profits allocated to each holder for the current and all prior taxable years equals the cumulative amount distributed to the holder for the current and all prior taxable years (other than distributions attributable to a preferred return). Third, net profits are allocated to the holders of the limited partnership preferred units, if any, until the amount of net profits equals the amount of any accrued but unpaid preferred return for the current and all prior taxable years for which net profits have not been previously allocated. Fourth, any remaining amounts of net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of units owned by each holder.

         Any net loss of the operating partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to us as the general partner.

         In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

         Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the



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unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly,
Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

         For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor's basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor's basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

         Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates who hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal 20% capital gains rate, to the extent that such assets have been depreciated.

         Some expenses incurred in the conduct of the operating partnership's activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

         Tax Consequences of Disposition of Units. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.



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         Tax Consequences of Exercise of Conversion Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to convert their units into shares of common stock, subject to our right to acquire the units for cash rather than for shares. The conversion of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

         Tax consequences of exercise of redemption rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to demand that their units be redeemed by the operating partnership. Upon exercise of this right, we will have the option of acquiring the units either for shares or for cash in lieu of having the operating partnership redeem the units. Exercise of the redemption right is a taxable transaction in which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by the operating partnership (or by us if we exercise our right to acquire the units for cash or shares). If we acquire the units for cash or shares, our adjusted basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring additional units.

         A redemption of units by the operating partnership using funds contributed by us may be recharacterized by the Internal Revenue Service as a sale of such units to us with certain tax consequences to us. Further, under some circumstances, if the operating partnership redeems the units for cash, the original transfer of a property to the operating partnership may be recharacterized as a disguised sale of the property by the unit holders that were its original owners. The unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's units and the holder did not receive any property other than cash, unrealized receivables or inventory. Recharacterization as a disguised sale could have a number of additional tax consequences. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including us. Second, the operating partnership's adjusted basis in the properties would have to be recalculated, which could have the effect of increasing or decreasing the operating partnership's depreciation deductions. Third, the transaction could be subject to the installment sale and original issue discount rules which could affect the amount and timing of our deductions. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

         Termination of the operating partnership. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of



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the operating partnership's total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of redemption or conversion rights) that would cause such a termination.

         The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a "bunching" of income if the operating partnership's taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

         Taxation of taxable domestic stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass- through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax bases of their shares of stock by the after-tax amount of such gain.

         In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for
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treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

         We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding at the rate of 31% (which rate has been reset pursuant to recent legislation and is scheduled to be reduced over time) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "-- Taxation of Foreign Stockholders" in this section.

         Taxation of tax-exempt stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

         Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

         Taxation of foreign stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

         In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that



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is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax at a 30% rate or such lesser rate as may be provided for in an applicable tax treaty. We would collect the tax by withholding from the foreign stockholder's distributions. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

         Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We would collect the tax by withholding from the foreign stockholder's distributions, generally at a 35% rate. In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

         We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

         Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.

         In October 1997, Treasury regulations were issued that alter the information reporting and withholding rules applicable to distributions paid to a foreign stockholder. These Treasury regulations generally apply to distributions paid after December 31, 1999. Among other things, the 1997 Treasury regulations provide presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of



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their foreign status. The 1997 Treasury regulations generally require a foreign stockholder to provide us with federal Form W-8 referred to as a Certificate of Foreign Status, Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

         Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on such gain.

         The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding at a rate of 31% (which rate has been reset pursuant to recent legislation and is scheduled to be reduced over time) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under the 1997 Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is
(i) a "controlled foreign corporation" for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will



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not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

         Distribution reinvestment program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "-- Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

         State and local taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         Legislative proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.


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                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan, stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

         In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

         o will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

         o will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

         o will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

         o        will be sufficiently liquid; and

         o is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

         The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide



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range of transactions involving the assets of the benefit plan and persons who have specified relationships to the benefit plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code).

         Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" (or related party) with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the action of an employee of ours in dealing with our assets could cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus turn our assets into benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly- offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

         The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We represent that the shares are held by over 100 independent investors and, therefore, should be considered "widely-held."

         The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."



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

         The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

         o our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

         o any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

         In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

         o investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

         o the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

         o the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

         o the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

         In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

         o have investment discretion with respect to the investment of such assets;

         o have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan; or

         o unless an exemption is available, or an employer maintaining or contributing to such benefit plan. Any such purchase might result in a non-exempt prohibited transaction under ERISA or
                  Section 4975 of the Internal Revenue Code.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.


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                                      190
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                              PLAN OF DISTRIBUTION

GENERAL

         Of the up to 162,000,000 shares of our common stock offered by this prospectus, we are offering:

         o up to 150,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

         o up to 12,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

         We are also offering up to 6,000,000 warrants that may be issued to our managing dealer and soliciting dealers as part of their compensation for selling our common stock to the public and may issue up to 6,000,000 shares issuable upon the exercise of an equal number of these warrants.

         This offering will commence as of the date of this prospectus and will
terminate on or before       , unless we elect to extend it to a date no later
than          , in states that permit an extension. We reserve the right to terminate this offering at any time.

SUBSCRIPTION PROCESS

         We are offering up to 150,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

         The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

         Our common stock is being sold as subscriptions for the common stock are received and accepted by us. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our




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organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

         The subscription agreement requires you to make the following factual representations:

         o Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

         o You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;

         o You meet the minimum income, net worth and any other applicable suitability standards established for you;

         o        You are purchasing our common stock for your own account; and

         o        You acknowledge that our common stock cannot be readily sold.

         Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

         By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

         We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

         o you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

         o        you have an apparent understanding of:

                  o the fundamental risks and possible financial hazards of this type of investment;

                  o        the fact that the shares cannot be readily sold;

                  o the role of our advisor in directing or managing your investment in our company; and

                  o        the tax consequences of your investment; and

         o you have the financial capability to invest in our common stock.

         By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

         Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7% on all of the up to 150,000,000 shares of common stock sold on a best-efforts basis. A portion of these selling commissions may, at the discretion of the managing dealer, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 150,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

         We will offer to sell to the managing dealer one warrant, at a price of $.0008 per warrant for each 25 shares of common stock sold during this offering, subject to federal and state securities laws and up to a maximum of 6,000,000 warrants. The managing dealer may retain the warrants or give them to the soliciting dealer who sold the common stock. The holder of a warrant will be entitled to purchase one share of our common stock at a price of $12.00 per share during the period beginning one year from the date upon which the warrant is issued and ending five years after the date of this prospectus. The warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering, except to some persons including officers or partners of the managing dealer, soliciting dealers and/or their officers or partners. The value attributable to the warrants is approximately $0.90 per warrant or an aggregate of approximately $5,400,000 for all the warrants, assuming the best efforts offering of 150,000,000 common shares is fully subscribed and the maximum of 6,000,000 warrants are issued in this offering.

         We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

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         o        the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates;

         o the purchase of common stock under the distribution reinvestment program; and

         o the issuance of the warrants to the managing dealer and soliciting dealers or the common stock issuable upon exercise of the warrants.

         No selling commissions will be paid in connection with the following special sales:

         o the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

         o the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

         o the common stock credited to an investor as a result of a volume discount.

         It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

         We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor.
See "How to Subscribe."

VOLUME DISCOUNTS

         Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the customary 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:



                                         AMOUNT OF PURCHASER'S INVESTMENT                        MAXIMUM
     AMOUNT OF SELLING          ---------------------------------------------------             COMMISSION
      VOLUME DISCOUNT                     FROM                         TO                       PER SHARE
---------------------------     -------------------------    ----------------------    ----------------------------
            1%                               $    250,010              $    500,000                 6%
            2%                               $    500,010               $ 1,000,000                 5%
            3%                                $ 1,000,010               $ 2,500,000                 4%
            4%                                $ 2,500,010               $ 5,000,000                 3%
            5%                                $ 5,000,010               $10,000,000                 2%
            6%                                $10,000,010                 more than                 1%
                                                                        $10,000,000

         Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

         Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering or with subscriptions from our initial public offering and follow-on offering for the purpose of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenant-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

         If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

         Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

         In the event the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

         Determination of the number of shares to be issued and the amount of the deferred selling commissions. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement, and based on a $10 per share deemed value for each share issued, if you elect the deferred commission option, you will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and we will deduct an amount equal to up to a 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.10 per share will be payable as selling commissions due upon subscription (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,000 upon subscription ($0.10 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected). For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer, and the deferred commission obligations would be satisfied.

         As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution -- Volume Discounts."

         Taxes. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to you with respect to your shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

         Subscription Agreement. If you wish to elect the deferred commission option, you must make the election by checking the appropriate box on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

         Authorization to withhold cash distributions. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

         Acceleration of deferred commission obligation. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

         In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

         o in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

         o if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

         o pay to us the unpaid portion of the remaining deferred commission obligation or

         o provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

         Legend. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

         Marketing contribution and due diligence expense allowance. The marketing contribution of 2% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

         We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

         o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

         o a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

         In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Exchange Act of 1934 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Exchange Act of 1934.


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                                      198

                                 WHO MAY INVEST

         In order to purchase shares, you must:

         o        Meet the financial suitability standards, and

         o        Purchase at least the minimum number of shares.

SUITABILITY STANDARDS

         Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

         We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         General Standards for all Investors

         o        Minimum net worth of at least $150,000, or

         o Minimum annual gross income of $45,000 and a minimum net worth of $45,000.

         Standards for Maine Residents

         o        Minimum net worth of $200,000, or

         o Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

         Standards for Massachusetts, Missouri, Oregon or Tennessee Residents

         o        Minimum net worth of $225,000, or

         o Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

         Standards for Ohio and Pennsylvania Residents

         o In addition to meeting the general standards for all investors, your investment may not exceed 10% of your liquid net worth.

         In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

MINIMUM PURCHASE

         Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

         o a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

         o a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

         o trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

         o a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

         o an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

         The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

         Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through our distribution reinvestment program.



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                                      200

                                HOW TO SUBSCRIBE

         Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Investor Suitability," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

         (1) Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

         (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

         (3) Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IRRET", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after we receive them. The name of the soliciting dealer appears on the subscription agreement.

         (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

         In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution -- Deferred Commission Option."

         A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

         An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

         You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, North Carolina and Texas. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

         You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

         The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

                                SALES LITERATURE

         In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

         This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of voting common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter.

         As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

         Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

         A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

         (1) issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

         (2) provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

         Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

         As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

         The share repurchase program may, subject to restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

         o During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing contribution and due diligence expense allowance;

         o During the 12 months following the end of the offering period at $9.25 per share;

         o        During the next 12 months at $9.50 per share;

         o        During the next 12 months at $9.75 per share; and

         o Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

         A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program.

         We will make repurchases under the share repurchase program, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

         Our board of directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by our board of directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

         We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

         Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

         Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

         If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

         See "Plan of Distribution -- Deferred Commission Option" in this prospectus for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

                             REPORTS TO STOCKHOLDERS

         Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

         The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

         o        audited financial statements;

         o the ratio of the costs of raising capital during the period to the capital raised;

         o the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

         o our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

         o a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

         o separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made.

                  Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period.

         At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

         Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

         o the location and a description of the general character of the property acquired during the quarter;

         o the present or proposed use of the property and its suitability and adequacy for that use;

         o        the terms of any material leases affecting the property;

         o the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

         o a statement that title insurance has been or will be obtained on the property acquired.

         In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

         o on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

         o involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

         After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

         The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

         To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

         We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into agreements to pay our advisor and its affiliates fees or other compensation for providing services to us. During the year ended December 31, 2000, we paid the fees or other compensation to our advisor or its affiliates as more fully described in "Compensation Table."

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Katten Muchin Zavis Rosenman, Chicago, Illinois, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Neither Ballard Spahr Andrews & Ingersoll, LLP nor Katten Muchin Zavis Rosenman purport to represent our stockholders or potential investors, who should consult their own counsel. Katten Muchin Zavis Rosenman also provides legal services to our advisor and its affiliates.

         Katten Muchin Zavis Rosenman has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

         The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the combined historical summary of gross income and direct operating expenses of The Thomas

Properties Acquired in 2002 for the year ended December 31, 2001 have been included herein and in the Registration Statement on Form S-11 in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have previously filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering and our follow-on offering. In addition, we are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

         We have also filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         You can read our registration statement and our future SEC filings, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279.

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                          INDEX TO FINANCIAL STATEMENTS


INLAND RETAIL REAL ESTATE TRUST, INC.:                                                                           PAGE

Independent Auditors' Report                                                                                     F- 1

Consolidated Financial Statements at December 31, 2001 and 2000 and for the three years ended
  December 31, 2001                                                                                              F- 2

Notes to Consolidated Financial Statements at December 31, 2001 and 2000 and for the three years ended
  December 31, 2001                                                                                              F- 8

Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2001                                            F-27

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2001                                   F-29

Pro Forma Consolidated Statement of Operations (unaudited) for the year
  ended December 31, 2001                                                                                        F-32

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31,
  2001                                                                                                           F-34


THE THOMAS PROPERTIES ACQUIRED IN 2002:

Independent Auditors' Report                                                                                     F-42

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December
  31, 2001                                                                                                       F-43

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year
  ended December 31, 2001                                                                                        F-44

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Shareholders
Inland Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                              KPMG LLP


Chicago, Illinois
February 1, 2002, except as
to Note 14 which is as of
February 18, 2002

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                           Consolidated Balance Sheets

                           December 31, 2001 and 2000


                                     Assets

                                                                                      2001                    2000
                                                                                  -------------           -------------
Investment properties:
  Land                                                                            $ 145,662,393           $  46,628,264
  Land held for development                                                             959,257                 957,802
  Construction in progress                                                            1,783,953                      --
  Building and other improvements                                                   447,333,253             144,289,027
                                                                                  -------------           -------------

                                                                                    595,738,856             191,875,093
  Less accumulated depreciation                                                     (14,135,094)             (5,811,071)
                                                                                  -------------           -------------

Net investment properties                                                           581,603,762             186,064,022

Investment in joint venture                                                           2,876,869                      --
Mortgage receivable                                                                   1,100,000               1,100,000
Cash and cash equivalents                                                            24,534,356              24,664,511
Restricted cash                                                                       6,711,746                 864,271
Investment in securities                                                              6,704,775               1,537,467
Accounts and rents receivable, (net of allowance of $840,903 and
$273,581 as of December 31, 2001 and 2000, respectively)                              4,439,492               2,747,257
Real estate tax and insurance escrows                                                   340,086                 134,167
Loan fees (net of accumulated amortization of $420,597
and $177,194 as of December 31, 2001 and 2000, respectively)                          2,570,640                 518,930
Leasing fees (net of accumulated amortization of $45,106
and $17,246 as of December 31, 2001 and 2000, respectively)                             187,886                  61,394
Deferred acquisition costs                                                              458,363                 330,876
Other assets                                                                             59,844                 165,018
                                                                                  -------------           -------------

Total assets                                                                      $ 631,587,819           $ 218,187,913
                                                                                  =============           =============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                           Consolidated Balance Sheets
                                   (continued)

                           December 31, 2001 and 2000


                      Liabilities and Stockholders' Equity


                                                                                    2001                    2000
                                                                                -------------           -------------
Liabilities:
  Accounts payable                                                              $     531,904           $      80,230
  Accrued offering costs due to affiliates                                            773,191                 227,589
  Accrued offering costs due to non-affiliates                                        274,800                  54,548
  Accrued interest payable to non-affiliates                                          714,478                 629,208
  Distributions payable                                                             2,376,125                 848,217
  Security deposits                                                                   698,155                 313,925
  Mortgages payable                                                               313,499,312             108,399,911
  Unearned income                                                                     594,592                 359,618
  Note and margin payable                                                           6,260,483                 352,376
  Other liabilities                                                                 4,764,042                 970,722
  Due to affiliates                                                                   332,831                 169,933
                                                                                -------------           -------------

    Total liabilities                                                             330,819,913             112,406,277
                                                                                -------------           -------------

  Minority interest in partnership                                                      2,000                   2,000

Stockholders' Equity:
  Preferred stock, $.01 par value, 10,000,000 shares authorized,
none outstanding                                                                           --                      --
  Common stock, $.01 par value, 100,000,000 shares authorized,
    35,891,718 and 12,895,770 issued and outstanding at December
    31, 2001 and 2000, respectively                                                   358,917                 128,957
  Additional paid-in capital (net of costs of Offering of
    $39,335,560 and $16,521,606 at December 31, 2001 and 2000,
    respectively, of which $30,981,962 and $11,694,232 was paid
    or accrued to Affiliates, respectively)                                       316,759,170             111,504,380
  Accumulated distributions in excess of net income                               (15,282,504)             (5,783,805)
  Accumulated other comprehensive loss                                             (1,069,677)                (69,896)
                                                                                -------------           -------------

    Total stockholders' equity                                                    300,765,906             105,779,636
                                                                                -------------           -------------

Commitments and contingencies (Notes 8, 9, 10, 13 and 14)

Total liabilities and stockholders' equity                                      $ 631,587,819           $ 218,187,913
                                                                                =============           =============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      Consolidated Statements of Operations

              For the years ended December 31, 2001, 2000 and 1999

                                                                 2001            2000             1999
                                                                 ----            ----             ----
Income:
  Rental income                                              $28,247,886      $16,349,483      $ 4,339,614
  Additional rental income                                     7,025,345        4,734,088        1,452,868
  Interest and dividend income                                 2,103,810          845,013          237,261
  Gain on sale of investment stock                               127,539               --               --
  Other income                                                   250,183          195,329              350
                                                             -----------      -----------      -----------

                                                              37,754,763       22,123,913        6,030,093
                                                             -----------      -----------      -----------

Expenses:
  Professional services to affiliates                                 --            6,019           22,878
  Professional services to non-affiliates                        377,834          182,276           53,966
  General and administrative expenses to affiliates              515,317          251,703          144,638
  General and administrative expenses to non-affiliates          179,530          196,748           63,987
  Advisor asset management fee                                        --          120,000               --
  Property operating expenses to affiliates                    1,664,961          926,978          203,235
  Property operating expenses to non-affiliates                8,494,688        5,352,184        1,668,823
  Mortgage interest to non-affiliates                          9,712,221        8,126,587        2,365,854
  Mortgage interest to affiliates                                     --               --            2,028
  Depreciation                                                 8,324,023        4,581,748        1,229,323
  Amortization                                                   328,758          170,662           23,778
  Acquisition cost expenses to affiliates                         22,989              118           55,799
  Acquisition cost expenses to non-affiliates                    141,799          148,376           27,788
                                                             -----------      -----------      -----------

                                                              29,762,120       20,063,399        5,862,097
                                                             -----------      -----------      -----------

Net income                                                   $ 7,992,643      $ 2,060,514      $   167,996
                                                             -----------      -----------      -----------

Other comprehensive loss:
  Unrealized loss on investment securities                       999,781           69,896               --
                                                             -----------      -----------      -----------

Comprehensive income                                         $ 6,992,862      $ 1,990,618      $   167,996
                                                             ===========      ===========      ===========

Net income per common share, basic and diluted               $       .37      $       .24      $       .07
                                                             ===========      ===========      ===========

Weighted average number of common shares
 outstanding, basic and diluted                               21,682,783        8,590,250        2,522,628
                                                             ===========      ===========      ===========


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                 Consolidated Statements of Stockholders' Equity

              For the years ended December 31, 2001, 2000 and 1999


                                                                                                          ADDITIONAL
                                                                   NUMBER OF            COMMON              PAID-IN
                                                                     SHARES              STOCK              CAPITAL
                                                                 -------------       -------------       -------------
Balance at December 31, 1998                                             2,000       $         200       $     199,800

Net income                                                                  --                  --                  --
Distributions declared ($.72 per weighted average number of
  common shares outstanding)                                                --                  --                  --
Proceeds from Offering including DRP (net of Offering
  costs $8,057,059)                                                  5,431,839              54,138          45,988,592
                                                                 -------------       -------------       -------------
Balance at December 31, 1999                                         5,433,839       $      54,338       $  46,188,392

Net income                                                                  --                  --                  --
Unrealized loss on investment securities                                    --                  --                  --
Distributions declared ($.77 per weighted average number of
  common shares outstanding)                                                --                  --                  --
Proceeds from Offering including DRP (net of Offering
costs $8,464,547)                                                    7,520,716              75,207          65,847,401
Retired stock                                                          (58,785)               (588)           (531,413)
                                                                 -------------       -------------       -------------
Balance at December 31, 2000                                        12,895,770       $     128,957       $ 111,504,380
Net income                                                                  --                  --                  --
Unrealized loss on investment securities                                    --                  --                  --
Distributions declared ($.81 per weighted average number
  of common shares outstanding)                                             --                  --                  --
Proceeds from Offering including DRP (net of Offering
costs $22,813,954)                                                  23,125,670             231,257         206,448,770
Retired stock                                                         (129,722)             (1,297)         (1,193,980)
                                                                 -------------       -------------       -------------
Balance at December 31, 2001                                        35,891,718       $     358,917       $ 316,759,170
                                                                 =============       =============       =============

                                                                  ACCUMULATED         ACCUMULATED
                                                                 DISTRIBUTIONS           OTHER
                                                                  IN EXCESS OF       COMPREHENSIVE
                                                                  NET INCOME              LOSS               TOTAL
                                                                 -------------       -------------       -------------
Balance at December 31, 1998                                     $                   $          --       $     200,000

Net income                                                             167,996                  --             167,996
Distributions declared ($.72 per weighted average number of
  common shares outstanding)                                        (1,396,861)                 --          (1,396,861)
Proceeds from Offering including DRP (net of Offering
  costs $8,057,059)                                                         --                  --          46,042,730
                                                                 -------------       -------------       -------------
Balance at December 31, 1999                                     $  (1,228,865)      $          --       $  45,013,865

Net income                                                           2,060,514                  --           2,060,514
Unrealized loss on investment securities                                    --             (69,896)            (69,896)
Distributions declared ($.77 per weighted average number of
  common shares outstanding)                                        (6,615,454)                 --          (6,615,454)
Proceeds from Offering including DRP (net of Offering
costs $8,464,547)                                                           --                  --          65,922,608
Retired stock                                                               --                  --            (532,001)
                                                                 -------------       -------------       -------------
Balance at December 31, 2000                                     $  (5,783,805)      $     (69,896)      $ 105,779,636
Net income                                                           7,992,643                  --           7,992,643
Unrealized loss on investment securities                                    --            (999,781)           (999,781)
Distributions declared ($.81 per weighted average number
  of common shares outstanding)                                    (17,491,342)                 --         (17,491,342)
Proceeds from Offering including DRP (net of Offering
costs $22,813,954)                                                          --                  --         206,680,027
Retired stock                                                               --                  --          (1,195,277)
                                                                 -------------       -------------       -------------
Balance at December 31, 2001                                     $ (15,282,504)      $  (1,069,677)      $ 300,765,906
                                                                 =============       =============       =============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      Consolidated Statements of Cash Flows

              For the years ended December 31, 2001, 2000 and 1999


                                                                 2001                 2000               1999
                                                             -------------       -------------       -------------
Cash flows from operating activities:
  Net income                                                 $   7,992,643       $   2,060,514       $     167,996
  Adjustments to reconcile net income:
    Depreciation                                                 8,324,023           4,581,748           1,229,323
    Amortization                                                   328,758             170,662              23,778
    Principal escrow                                                    --              53,086              41,178
    Rental income under master lease                             1,675,983             365,552             172,109
    Gain on sale of investment stock                              (127,539)                 --                  --
    Straight line rental income                                   (746,929)           (493,180)           (135,116)
    Income from Unconsolidated Joint Venture                      (111,658)                 --                  --
    Changes in assets and liabilities:
      Accounts and rents receivable net of change in              (945,306)           (922,864)         (1,196,097)
       allowance of $567,322, $273,581 and $0 for 2001,
       2000 and 1999
      Other assets                                                 105,174            (151,482)           (105,416)
      Real estate tax and insurance escrows                       (205,919)             92,956            (227,123)
      Deferred acquisition costs                                  (127,487)                 --                  --
      Accrued interest payable to non-affiliates                    85,270             210,205             419,003
      Accounts payable                                             451,674               6,136              74,094
      Unearned income                                              234,974             350,033               9,585
      Other liabilities                                          3,793,320            (388,487)          1,359,209
      Security deposits                                            384,230              81,555             232,370
      Due to affiliates                                            162,898            (412,854)            582,787
                                                             -------------       -------------       -------------
Net cash provided by operating activities                       21,274,109           5,603,580           2,647,680
                                                             -------------       -------------       -------------

Cash flows from investing activities:
  Restricted cash                                               (5,847,475)            382,618          (1,246,889)
  Purchase of investment securities, net of change in
    margin account of $2,809,108, $352,376 and $0 for
    2001, 2000 and 1999                                         (5,157,670)         (1,254,987)                 --
  Proceeds from sale of investment stock                         1,927,227                  --                  --
  Contributions to joint venture                                (2,876,869)                 --                  --
  Distributions from unconsolidated joint venture                  111,658                  --                  --
  Purchase of investment properties                           (292,676,150)        (64,747,654)        (32,922,748)
  Additions to investment properties                            (2,458,996)           (306,962)           (219,886)
  Funding of mortgage receivable                                        --          (1,100,000)                 --
  Deferred acquisition costs                                            --            (238,996)                 --
  Leasing fees                                                    (154,768)            (41,188)            (37,452)
                                                             -------------       -------------       -------------
Net cash used in investing activities                         (307,133,043)        (67,307,169)        (34,426,975)
                                                             -------------       -------------       -------------



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      Consolidated Statements of Cash Flows
                                   (continued)

              For the years ended December 31, 2001, 2000 and 1999

                                                                            2001                   2000                   1999
                                                                        -------------          -------------          -------------
Cash flows from financing activities:
  Proceeds from offering                                                $ 229,493,981          $  74,387,155          $  54,099,789
  Payment of offering costs                                               (22,048,100)           (11,046,314)            (5,193,155)
  Repurchase of shares                                                     (1,195,277)              (532,001)                    --
  Proceeds from issuance of debt                                          104,771,000             37,757,500                     --
  Principal payments of debt                                               (6,977,199)           (22,457,441)            (1,209,916)
  Loan fees                                                                (2,352,192)              (511,259)              (184,865)
  Distributions paid                                                      (15,963,434)            (6,098,704)            (1,065,394)
                                                                        -------------          -------------          -------------
Net cash provided by financing activities                                 285,728,779             71,498,936             46,446,459

Net (decrease) increase in cash and cash equivalents                         (130,155)             9,795,347             14,667,164
Cash and cash equivalents, at beginning of year                            24,664,511             14,869,164                202,000
                                                                        -------------          -------------          -------------

Cash and cash equivalents, at end of year                               $  24,534,356          $  24,664,511          $  14,869,164
                                                                        =============          =============          =============

Supplemental schedule of non-cash investing and financing activities:

                                                                             2001                   2000                   1999
                                                                        -------------          -------------          -------------
Purchase of investment properties                                       $(403,080,750)         $          --          $ 127,220,327
Assumption of mortgage debt                                               107,305,600                     --             94,309,768
Note payable issued to seller                                               3,099,000                     --                     --
                                                                        -------------          -------------          -------------

                                                                        $(292,676,150)                    --             32,910,559
                                                                        =============          =============          =============

Distributions payable                                                   $   2,376,125                848,217                331,467
                                                                        =============          =============          =============
Cash paid for interest, net of amount capitalized of
  $116,648 in 2001                                                      $   9,626,951              7,807,708              1,948,879
                                                                        =============          =============          =============







          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(1)  Organization and Basis of Accounting

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 as a Maryland corporation to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering ("Initial Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). The Company terminated its Initial Offering on January 31, 2001. As of January 31, 2001, the Company had received subscriptions for a total of 13,687,349 Shares. The Company began an additional offering on February 1, 2001 (the "Subsequent Offering") on a best efforts basis. As of December 31, 2001, the Company has received subscriptions for a total of 21,607,511 Shares in the Subsequent Offering. In addition, the Company has issued 785,365 Shares pursuant to the Company's DRP. The Initial Offering and the Subsequent Offering are collectively referred to as the "Offerings". As of December 31, 2001, the Company has repurchased a total of 188,507 Shares through the Company's Share Repurchase Program for $1,727,278.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under section 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to Federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications were made to 1999 and 2000 financial statements to conform with the 2001 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at December 31, 2001 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned. During 2001 the Company sold

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


stock for $1,927,227 resulting in a gain of $127,539. No sales of investment securities available-for-sale were made during 2000. Additionally, The Company has purchased its securities through a margin account. As of December 31, 2001 and 2000, the Company has recorded a payable of $3,161,484 and $352,376 for securities purchased on margin.

FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000, establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be reported in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company does not have any material hedging instruments.

Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-life Assets to be Disposed of", requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of property's. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the properties estimated fair value. As of December 31, 2001 and 2000, the Company does not believe any such impairment of its properties exists.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

Restricted cash includes funds a third party escrow agent received from sellers pertaining to master lease agreements. These funds may be released to either the Company or the seller when certain leasing conditions are met.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years and 15 years for the site improvements. Furniture and equipment is depreciated over five years. Tenant improvements are amortized on a straight-line basis over the life of the related leases.

Leasing fees are amortized on a straight-line basis over the life of the related lease. Loan fees are amortized on a straight-line basis over the life of the related loans.

Offering costs are offset against the stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


The carrying amount of investment in joint venture, mortgage receivable, cash and cash equivalents, restricted cash, accounts and rents receivable, investments in securities, real estate tax and insurance escrows, other assets, accounts payable, accrued interest payable to non-affiliates, note payable, distributions payable, unearned income, and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB" 101) "Revenue Recognition in Financial Statements." The staff determined that a lessor should defer recognition of contingent rental income (i.e., percentage/excess rent) until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with SAB 101.


(2)  Basis of Presentation

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as the accounts of the operating partnership in which the Company has an approximately 99% controlling general partner interest and all wholly owned subsidiaries. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Financial Statement. The effects of all significant intercompany transactions have been eliminated.

Three individual LLCs formed by the Company each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion and Fayetteville Pavilion. The Company formed the LLCs with Inland Real Estate Investment Corporation ("IREIC,") an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however the Company controls the LLC and retains all economic burdens and benefits of ownership of the respective properties. As consideration for IREIC's guaranty of the loans, the Company pays IREIC an annual fee equal to 1/8% of the outstanding loan balance, to be paid monthly. The Consolidated Financial Statements include the joint venture LLCs with IREIC and no provision for their minority interests have been reflected.


(3)  Transactions with Affiliates

As of December 31, 2001 and 2000, the Company had incurred $39,335,560 and $16,521,606 of offering costs, of which $30,981,962 and $11,694,232 was paid to affiliates. Pursuant to the terms of the Offerings, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offerings ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of December 31, 2001 and 2000, offering costs did not exceed the 5.5% and 15% limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the Offerings will be reimbursed by the Advisor.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offerings. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the Offerings. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $19,287,730, $6,907,685 and $4,786,547 for the years ended December 31, 2001,
2000 and 1999, respectively, of which $773,191 and $227,589 was unpaid at December 31, 2001 and 2000, respectively.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to affiliates and general and administrative expenses to affiliates. During the years ended December 31, 2001, 2000 and 1999 the Company incurred $538,306, $257,840 and $683,055, respectively of these costs, of which $332,831 and $169,933 remained unpaid as of December 31, 2001 and 2000, respectively.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. Such fees totaled $59,469, $48,322 and $14,281 in the years ended December 31, 2001, 2000 and 1999, respectively. An agreement with the Company allows for annual fees totaling .05% of the first $100,000,000 mortgage balance outstanding each month and .03% of the remaining mortgage balance.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. During the years ended December 31, 2001, 2000 and 1999 the Company paid loan fees totaling $177,436, $23,438 and $46,950, respectively, to this affiliate.

The Company pays an advisor asset management fee of not more than 1% of our net asset value. The Company's net asset value means the total book value of our assets invested in equity interests and loans receivable secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, less any mortgages payable on such assets. The Company will compute its net asset value by taking the average of these values at the end of each month during the quarter for which the Company is calculating the fee. The fee will be payable quarterly in an amount equal to 1/4 of 1% of net asset value as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the Company's advisor must reimburse the Company for the following amounts if any: (1) the amounts by which the Company's total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:
(i) 2% of the Company's average invested assets for that fiscal year. (Average invested assets means the average of the total book value of our assets invested in equity interest and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. The Company will compute the average invested assets by taking the average of these values at the end of each month during the quarter for which the Company is calculating the fee), or (ii) 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 7% annual return on the net investment of stockholders. For the year ended December 31, 2000, the Company had incurred $120,000 of asset management fees, of which $30,000 was unpaid but has subsequently been paid. The Company neither paid nor accrued such fees, for the years ended December 31, 2001, and 1999, because the Advisor indicated that it would forego such fees.
                                      F-11

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


The property manager, an entity owned principally by individuals who are affiliates of the Advisor, is entitled to receive property management fees, totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $1,605,492, $926,978 and $203,235 for the years ended December 31, 2001, 2000 and 1999, respectively.


(4)  Stock Option Plan and Soliciting Dealer Warrants

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares to be granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of stockholders, and shall be $9.05 per Share until the earlier of the termination of the Offering or February 11, 2001. As of December 31, 2001 and 2000, options to acquire 12,000 and 10,500 Shares of common stock were outstanding.

In addition to sales commissions, the dealer manager of the Offering ("an affiliate of the Advisor") has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealers warrants to purchase an equivalent number of Shares. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of December 31, 2001 and 2000, 1,410,473 and 506,713
warrants had been issued. At December 31, 2001, these warrants had no value and none had been exercised.


(5)  Investment Properties

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each property from this affiliate at their cost upon receipt of proceeds from the Offerings.

Pro Forma Information (unaudited)

The Company acquired its investment properties at various times. The following table sets forth certain summary unaudited pro forma operating data as if the acquisitions had been consummated as of the beginning of the previous respective period.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


                                     For the year          For the year
                                         ended                 ended
                                   December 31, 2001     December 31, 2000
                                   -----------------     -----------------
Rental income                         $52,013,918           45,096,310
Additional rental income               11,258,231           10,110,480
Total revenues                         65,753,681           56,247,132
Advisor asset management fee                 --                120,000
Property operating expenses            12,908,701           10,454,054
Total depreciation                     16,401,657           12,539,726
Total expenses                         53,160,903           47,500,424
Net income                             12,592,778            8,746,708

The unaudited pro forma operating data are presented for comparative purposes only and are not necessarily indicative of what the actual results of operations would have been for each of the periods presented, nor does such data purport to represent the results to be achieved in future periods.


(6)  Investment in Joint Ventures

On September 28, 2001, the Company acquired a 65% membership interest in Hendon Stonebridge, LLC for approximately $2,860,000. Hendon Stonebridge, LLC owns 100% of a fee simple interest in one retail property known as Stonebridge Square Shopping Center, which is located on approximately 23 acres and contains 160,188 gross leasable square feet. The property is located in Roswell, Georgia. The Company also has an option, exercisable not sooner than April 1, 2002 and not later than April 30, 2002, to acquire the remaining 35% interest in Hendon Stonebridge, LLC for the remainder of the purchase price, not to exceed $21,260,659 in total. Until the Company exercises the option, or redeems the membership interest, the Company will receive a preferred cash flow return, paid monthly, at an annualize rate of 15% on our investment. Stonebridge Square shopping center is currently subject to an existing construction loan with a principal balance of $16,900,000. If the Company choose not to exercise its option, the Companies membership interest can be redeemed for a price equal to the Company's capital contribution plus any accrued and unpaid amounts related to the Company's 15% preferred return. If the Company elects to exercise its option and acquire the 100% interest in Hendon Stonebridge, LLC, the Company would in effect assume the existing construction loan and acquire Stonebridge Square Shopping Center. The Stonebridge Square Shopping Center was built in 2001 and is approximately 94% leased. In accordance with APB Opinion No.18 The Equity Method of Accounting For Investments in Common Stock, the Company uses the equity method of accounting for its LLC investment in Stonebridge since the Company has significant influence over, but not control of, the major operating financial policies of the property. Under this method, the Company's share of income or loss incurred by the property are recognized as an increase or reduction of the carrying value of the investment but the loss recognized, if any, does not exceed the Company's investment basis. The Company recognized $111,658 of income from the joint venture for the period ending December 31, 2001 all of which was distributed to the Company from the joint venture.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


(7)  Mortgage Receivable

On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable on a 49,749 square foot shopping center currently under construction, located in Lauderhill, Florida. The principal amount of $1,100,000 is secured by a second mortgage on the property and personal guaranties of the borrower. The note bears an interest rate of 10% per annum and matures August 31, 2002. The Company, at its option may elect to purchase this property upon completion, subject to certain contingencies.


(8)  Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to some non-revenue producing spaces at the time of purchase, for periods ranging from one to three years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments were $2,213,644 and $537,661 as of December 31, 2001 and 2000, respectively.

Operating Leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                    Minimum Lease
                      Payments
                    ------------
      2002          $ 57,056,062
      2003            55,073,498
      2004            51,620,579
      2005            48,620,385
      2006            45,834,204
Thereafter           353,604,851
                    ------------

Total               $611,809,579
                    ============

Remaining lease terms range from one year to fifty-five years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the property. Such amounts are included in additional rental income.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying consolidated financial statements include $746,929, $493,180 and $135,116 for the years ended December 31, 2001, 2000 and 1999, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $1,375,225 and $628,296 in the related accounts and rents receivable as of December 31, 2001 and 2000, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.


(9)  Mortgages Payable

Mortgages payable consist of the following at December 31, 2001 and 2000:


                                        Interest                                                  Balance at
Property as                              Rate at     Maturity        Monthly           December 31,        December 31,
Collateral                              12/31/01       Date          Payment               2001               2000
----------                              --------       ----          -------               ----               ----
Mortgages payable to non-affiliates:

Lake Walden Square                        7.63%       11/2007      $72,584 (a)           9,825,487       $  9,941,942
Merchants Square                          7.25%       11/2008          (b)               3,167,437          3,167,437
Town Center Commons                       7.00%       04/2006          (b)               4,750,000          4,750,000
Boynton Commons                           3.52%       03/2008          (c)              15,125,000         15,125,000
Lake Olympia Square                       8.25%       04/2007      50,978 (a)            5,631,788          5,772,532

Bridgewater Marketplace                   3.80%       09/2006          (c)               2,987,500          2,987,500
Bartow Marketplace                        3.70%       09/2006          (c)              13,475,000         13,475,000
Countryside Shopping Center*                          03/2001          (c)                    --            6,720,000
                                          6.54%       06/2006          (b)               4,300,000               --
Casselberry Commons                       7.64%       04/2006          (b)               8,703,000          8,703,000
Conway Plaza*                             3.79%       06/2005          (c)               5,000,000          5,000,000
Pleasant Hill Square                      7.35%       06/2005          (b)              17,120,000         17,120,000
Gateway Market Center*                    4.04%       08/2002          (c)               5,212,500          5,212,500
                                          7.94%       08/2005          (b)              10,425,000         10,425,000
Columbia Promenade*                       4.04%       02/2002          (c)               1,800,000               --
                                          7.61%       02/2006          (b)               3,600,000               --
Kmart (d)                                 6.80%       06/2006          (b)               4,655,000               --
Lowe's Home Improvement Center (d)        6.80%       06/2006          (b)               4,845,000               --
West Oaks                                 6.80%       06/2006          (b)               4,900,000               --
Sand Lake Corners (e)                     6.80%       06/2006          (b)              11,900,000               --
Woodstock Square                          3.65%       08/2008          (c)              14,000,000               --

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                 For the years ended December 31, 2001 and 2000


                                        Interest                                                  Balance at
Property as                              Rate at     Maturity        Monthly            December 31,       December 31,
Collateral                              12/31/01       Date          Payment               2001               2000
----------                              --------       ----          -------               ----               ----
PETsMART-Fredericksburg, VA (e)           7.37%       06/2008          (b)               1,435,000               --
PETsMART-Daytona Beach, FL (e)            7.37%       06/2008          (b)               1,361,200               --
PETsMART-Chattanooga, TN (e)              7.37%       06/2008          (b)               1,303,800               --
Jo-Ann Fabrics*                           3.67%       08/2008          (c)               2,450,000               --
Chickasaw Trails                          6.26%       11/2006          (b)               4,400,000               --
Just for Feet*                            3.62%       09/2006          (c)               2,000,000               --
Skyview Plaza                             3.74%       11/2006          (c)              10,875,000               --
Aberdeen Square                           6.25%       01/2007          (b)               3,670,000               --
Creekwood Crossing (f)                    3.68%       03/2003          (c)              14,000,000               --
Eisenhower Crossing                       6.09%       01/2007          (b)              16,375,000               --
Anderson Central                          7.625%      09/2003          (b)              11,000,000               --
Douglasville Pavilion (g)                 3.81%       07/2002          (c)              20,000,000               --
Venture Pointe*                           5.00%       07/2002          (c)              13,333,600               --
Southlake Pavilion (g)                    3.75%       07/2002          (c)              31,240,000               --
                                          5.00%       07/2002          (c)               8,500,000               --
Fayetteville Pavilion (g)                 3.75%       07/2002          (c)              20,133,000               --
                                                                                      ------------       ------------
                                                                                      $313,499,312       $108,399,911
                                                                                      ============       ============


(a) Payments include principal and interest.

(b) Payments include interest only at a fixed rate.

(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR, or bank prime.

(d) The Kmart and Lowe's properties both collateralize a single mortgage payable.

(e) The three PETsMART properties collateralize a single mortgage payable and are also cross collateralized with the Sand Lake Corners property.

(f) The Company secured an acquisition line of credit in the amount of $14,000,000. The funds are available to be drawn through the maturity date of March 27, 2002 and maintain interest at the rate of 1.75% over LIBOR. In December 2001, the Company received a $14,000,000 advance pertaining to the acquisition of Creekwood Crossing.

(g) An affiliate of the Advisor has guaranteed these loans. The Company has agreed to pay the affiliate 1/8 of a percent per annum of the guaranteed amount for such guaranty.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000

* Certain of the mortgages payable are subject to guarantees, in which the Company has guaranteed all or a portion of the payment of these notes to the lender.

These mortgages are serviced by an Affiliate of the Advisor on behalf of the Company. The Affiliate receives servicing fees at a market rate for such services.

The following table shows the debt maturing during the next five years and the weighted average interest rate as of December 31, 2001 related to that debt.


                                          2002             2003          2004            2005             2006         Thereafter
                                        --------         --------      --------        --------         --------      -----------
Maturing debt:
  Fixed rate debt                   $    278,462      $11,301,488     $326,418      $27,898,414      $52,435,646      $ 37,027,284
  Variable rate debt                 100,219,100       14,000,000         --          5,000,000       44,462,500        20,550,000

Average interest rate on debt:
  Fixed rate debt                          7.85%            7.63%         7.85%           7.56%            7.96%             6.95%
  Variable rate debt                       4.19%            3.68%        N/A              3.79%            3.73%             3.95%

The fair value of the Company's debt approximates its carrying amount.

The principal balance of $184,231,600 or 59% of the Company's mortgages payable at December 31, 2001, have variable interest rates averaging 3.96%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

The Company is currently working with lenders to obtain new financing to pay off the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The packages covering the majority of properties whose debt matures in 2002 have been prepared and are currently being disseminated to lenders. The company is confident it will obtain new long term financing to achieve the strategy objective.


(10) Note payable

On November 30, 2001, the Company issued a note payable related to the purchase of Eisenhower Crossing. The note is payable when the seller has met certain leasing conditions. If these conditions are not met by September 16, 2002, the Company, at its option, may cancel the note and return the space back to the seller.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000

(11)  Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina, and South Carolina. All of the Company's shopping centers are currently located within Florida, Georgia, North Carolina, South Carolina, Virginia, and Tennessee. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations are summarized in the following tables as of and for the years ended December 31, 2001, 2000 and 1999, along with a reconciliation to net income.


                                             2001             2000             1999
                                         ------------      -----------      -----------
Property rental income                   $ 35,273,231       21,083,571        5,792,482
Other property operating income               250,183           76,836             --
Total property operating expenses          10,159,649        6,279,162        1,872,058
Mortgage interest                           9,712,221        8,126,587        2,367,882
                                         ------------      -----------      -----------

Net property operations                    15,651,544        6,754,658        1,552,542
                                         ------------      -----------      -----------

Interest and dividend income                2,103,810          845,013          237,261
Other income                                  127,539          118,493              350
Less non-property expenses:
  Professional services                       377,834          188,295           76,844
  Advisor asset management fee                   --            120,000             --
  General and administrative and
    acquisition costs expense                 859,635          596,945          292,212
  Depreciation and amortization             8,652,781        4,752,410        1,253,101
                                         ------------      -----------      -----------

Net income before comprehensive loss     $  7,992,643        2,060,514          167,996
                                         ============      ===========      ===========
Total assets:
  Shopping centers                       $581,603,762      186,064,022      126,009,792
  Non-segment assets                       49,984,057       32,123,891       17,978,344
                                         ------------      -----------      -----------

                                         $631,587,819      218,187,913      143,988,136
                                         ============      ===========      ===========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000

(12)  Earnings per Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of December 31, 2001, 2000 and 1999, warrants to purchase 1,410,473, 506,713 and 214,223, respectively, shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the warrants exercise price was greater than the average market prices of common shares.

The weighted average number of common shares outstanding was 21,682,783, 8,590,250 and 2,522,628 for the years ended December 31, 2001, 2000 and 1999, respectively.

(13) Commitments and Contingencies

The Company is not subject to any material pending legal proceedings.

(14) Subsequent Events

As of February 18, 2002, subscriptions for a total of 40,810,802 Shares were received for total gross Offering proceeds of $407,744,355 and additional 968,557 Shares were issued pursuant to the DRP for $9,202,299 of additional gross proceeds. The Company has repurchased 199,604 shares through our Share Repurchase Program resulting in distributions totaling $1,829,918.

In January 2002, the Company paid a distribution of $2,376,125 to its Stockholders. The Company paid a distribution of $2,578,262 to its Stockholders in February 2002.

On January 11, 2002, the Company purchased a shopping center known as Turkey Creek Pavilion from an unaffiliated third party for approximately $21,600,000, by paying approximately $8,380,000 in cash and mortgage financing of $13,220,000. The Company's wholly owned a Tennessee limited liability company, Inland Southeast Knoxville, L.L.C., owns the entire fee simple interest in Turkey Creek Pavilion. The property is located in Knoxville, Tennessee and contains approximately 182,812 gross leasable square feet. OfficeMax, Linen N Things, Old Navy, Goody's and several other tenants occupy the property.

On January 25, 2002, a limited liability company formed by the Company purchased a shopping center known as Sarasota Pavilion from an unaffiliated third party for approximately $41,942,000, by paying approximately $13,067,000 in cash and assuming a first mortgage financing of $28,875,000. The Company formed a limited liability company with Inland Real Estate Investment Corporation ("IREIC"), an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loan and holding a majority interest; however the Company controls the LLC and retained the all economic burdens and benefits of the ownership of the property. As

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


consideration for IREIC's guaranty of the loan, the Company will pay IREIC an annual fee equal to 1/8% of the outstanding loan balance, to be paid monthly. The loan requires interest only payments at a rate of 1.85% over LIBOR for the first six months. The loan matures on July 25, 2002. The loan may be extended for an additional 6 months at a rate of 1.75% over LIBOR. The Company intends to refinance the loan with more permanent financing before the initial maturity date. The property is located in Sarasota, Florida and contains approximately 324,152 gross leasable square feet. The shopping center is anchored by Publix. Other tenants that occupy the property includes Clothestime, Stein Mart, Michaels, Old Navy, Marshalls, Bed Bath & Beyond, Ross, Fashion Bug, Panera Bread and Hooter's.

On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable (note 8) for which the Company, at its option may elect to purchase the shopping center upon completion. On January 31, 2002 the Company elected to exercise its option and purchased the shopping center, Universal Plaza in Lauderhill, Florida from an unaffiliated third party for approximately $9,940,000. The Company funded the purchased of this property, but expects to place financing on the property at a later date. The 49,749 square foot shopping center is 100% occupied. Eckerd Drug Stores, Starbucks Coffee, GNC, Batteries Plus, Radio Shack and several other tenants occupy the property. The center is anchored by a new Super Target (owned by Target Corporation). The respective $1,100,000 mortgage note receivable was fully repaid to the Company from the seller's proceeds at closing.

On January 30, 2002 the Company obtained a five year first mortgage on Citrus Hills. The $3,000,000 note payable bears interest on a 90-day LIBOR Selected plus 1.70% and requires monthly payments of interest only.

On February 1, 2002 Inland Southern Management LLC replaced Inland Southeast Property Management Corp. as manager for the Company's properties outside of the State of Florida. Inland Southeast Property Management Corp. will continue to manage the Company's properties located in the State of Florida.

On February 5, 2002, the Company purchased an office complex known as Loggerhead Junction Offices from an unaffiliated third party for $644,000. The Company funded the purchase of the property. The property is located in Holmes Beach, Florida and contains approximately 4,712 square feet. The property consists of three single-story freestanding multi-tenant office buildings. A portion of the space in this office complex will serve as a regional office for the Company. The Company does not intent to purchase additional office properties.

On February 8, 2002, the Company purchased 27 acres of land in Newport Richey Florida to develop a shopping center to be built in two phases known as the Shoppes at Golden Acres. The Company purchased the land from an unaffiliated third party for approximately $3,941,000. The Company funded the purchase of the land. The shopping center to be developed will be anchored by a Publix and the will consist of approximately 76,371 square feet in Phase I. Phase II will be constructed when certain occupancy conditions are met, and will consist of 44,400 square feet. The company entered into a development agreement with AG Armstrong Development LLC for the construction of the center and committed to fund all costs related to its development. The completion of the construction is personally guaranteed by a principal of the development company. The cost is expected to be approximately $117 per square foot of leasable space, including developer's profit.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                           December 31, 2001 and 2000


(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the quarter during the years 2001 and 2000.


                                                                                   2001
                                                          ---------------------------------------------------------
                                                             Dec. 31        Sept. 30       June 30         March 31
                                                          ----------       ---------     ---------        ---------
Total income                                              12,951,279       9,397,548     8,463,790        6,942,146
Net income                                                 2,816,429       2,045,728     1,888,267        1,242,219

Net income, per common share, basic and diluted:                 .09             .09           .10              .09


                                                                                   2000
                                                          ---------------------------------------------------------
                                                             Dec. 31        Sept. 30       June 30         March 31
                                                          ----------       ---------     ---------        ---------
Total income                                               6,390,795       6,206,420     4,511,879        5,014,818
Net income                                                   687,389         812,525        92,267          468,333

Net income, per common share, basic and diluted:                 .06             .09           .01              .08


                                                                                   1999
                                                          ---------------------------------------------------------
                                                             Dec. 31        Sept. 30       June 30         March 31
                                                          ----------       ---------     ---------        ---------
Total income                                               3,604,398       1,783,617       642,078               --
Net income                                                    98,029          76,056        (6,089)              --

Net income, per common share, basic and diluted:                 .02             .03          (.01)              --

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                                  Schedule III
                    Real Estate and Accumulated Depreciation

                                December 31, 2001

                                                       Initial Cost                           Gross amount at which carried
                                                           (A)                                    At end of period (B)
                                              ---------------------------                      --------------------------
                                                                              Adjustments
                                                            Buildings and          to                        Buildings and
                              Encumbrance        Land       Improvements       Basis (C)         Land        Improvements
                              -----------        ----       ------------       ---------         ----        ------------
Multi-tenant Retail
-------------------
Lake Walden Square
  Plant City, FL              9,825,487       3,006,662      11,549,586         191,828        3,006,662      11,741,414
Merchants Square
  Zephyrhills, FL             3,167,437         992,225       4,749,818          40,123          992,225       4,789,941
Town Center Commons
  Kennesaw, GA                4,750,000       3,293,792       6,350,835         (31,665)       3,293,792       6,319,170
Boynton Commons
  Boynton Beach, FL          15,125,000       8,698,355      21,803,370         (21,131)       8,698,355      21,782,239
Lake Olympia Square (C)
  Ocoee, FL                   5,631,788       2,567,471       7,306,483         (15,238)       2,562,471       7,291,245
Bridgewater Marketplace
  Orlando, FL                 2,987,500         783,493       5,221,618         (62,782)         783,493       5,158,836
Bartow Marketplace
  Cartersville, GA           13,475,000       6,098,178      18,308,271          43,835        6,098,178      18,352,106
Countryside
  Naples, FL                  4,300,000       1,117,428       7,478,173           9,571        1,117,428       7,487,744
Casselberry Commons
  Casselberry, FL             8,703,000       6,702,658      11,191,912         (90,009)       6,702,658      11,101,903
Conway Plaza
  Orlando, FL                 5,000,000       2,215,324       6,332,434         270,935        2,215,324       6,603,369
Pleasant Hill
  Duluth, GA                 17,120,000       4,805,830      29,526,305        (197,153)       4,805,830      29,329,152
Gateway Market Center
  St. Petersburg, FL         15,637,500       6,351,847      14,576,808          69,644        6,351,847      14,646,452
Columbia Promenade
  Kissimmee, FL               5,400,000       1,483,737       5,956,206          (4,006)       1,483,737       5,952,200
West Oaks
  Ocoee, FL                   4,900,000       4,514,559       6,706,310         (95,251)       4,514,559       6,611,059
Sand Lake Corners
  Orlando, FL                11,900,000       6,091,246      16,164,600        (144,414)       6,091,246      16,020,186


                                             Accumulated
                               Total        Depreciation          Date       Date
                                (D)              (E)          Constructed    Acq.
                                ---              ---          -----------    ----
Multi-tenant Retail
-------------------
Lake Walden Square
  Plant City, FL             14,748,076       1,259,917           1992      05/99
Merchants Square
  Zephyrhills, FL             5,782,166         498,050           1993      06/99
Town Center Commons
  Kennesaw, GA                9,612,962         616,123           1998      07/99
Boynton Commons
  Boynton Beach, FL          30,480,594       1,927,927           1998      07/99
Lake Olympia Square (C)
  Ocoee, FL                   9,853,716         647,016           1995      09/99
Bridgewater Marketplace
  Orlando, FL                 5,942,329         427,224           1998      09/99
Bartow Marketplace
  Cartersville, GA           24,450,284       1,465,346           1995      09/99
Countryside
  Naples, FL                  8,605,172         615,253           1997      10/99
Casselberry Commons
  Casselberry, FL            17,804,561         945,559      1973/1998      12/99
Conway Plaza
  Orlando, FL                 8,818,693         507,013      1985/1999      02/00
Pleasant Hill
  Duluth, GA                 34,134,982       1,794,996      1997/2000      05/00
Gateway Market Center
  St. Petersburg, FL         20,998,299         733,508      1999/2000      07/00
Columbia Promenade
  Kissimmee, FL               7,435,937         224,491           2000      01/01
West Oaks
  Ocoee, FL                  11,125,618         188,011           2000      03/01
Sand Lake Corners
  Orlando, FL                22,111,432         447,645      1998/2000      05/01

                                                             Initial Cost                           Gross amount at which carried
                                                                 (A)                                    At end of period (B)
                                                    ---------------------------                      --------------------------
                                                                                    Adjustments
                                                                  Buildings and          to                    Buildings and
                                    Encumbrance        Land       Improvements       Basis (C)         Land        Improvements
                                    -----------        ----       ------------       ---------         ----        ------------

Woodstock Square
  Atlanta, GA                       14,000,000       5,516,733      22,079,359         (34,181)       5,516,733      22,045,178
Chickasaw Trails Shopping Ctr
  Orlando, FL                        4,400,000       1,723,260       6,907,737              --        1,723,260       6,907,737
Skyview Plaza
  Orlando, FL                       10,875,000       7,460,820      13,871,448              --        7,460,820      13,871,448
Aberdeen Square
  Boynton Beach, FL                  3,670,000       1,948,473       4,768,166              --        1,948,473       4,768,166
Brandon Blvd. Shoppes
  Brandon, FL                               --       1,894,787       7,587,323         (58,687)       1,894,787       7,528,636
Creekwood Crossing
  Brandon, FL                       14,000,000       6,376,185      17,239,607              --        6,376,185      17,239,607
Eisenhower Crossing
  Macon, GA                         16,375,000       4,851,395      25,460,681        (267,514)       4,851,395      25,193,167
Anderson Central
  Anderson, SC                      11,000,000       2,219,839      13,642,727        (129,398)       2,219,839      13,513,329
Abernathy Square
  Atlanta, GA                               --       8,054,652      16,076,111         (73,728)       8,054,652      16,002,383
Citrus Hills
  Citrus Hills, FL                          --         841,567       5,185,586              --          841,567       5,185,586
Steeplechase Plaza
  Ocala, FL                                 --       1,554,810       7,092,510              --        1,554,810       7,092,510
Douglasville Pavilion
  Douglasville, GA                  20,000,000       6,540,781      20,836,192        (157,737)       6,540,781      20,678,455
Venture Pointe
  Duluth, GA                        13,333,600      10,878,572      15,654,530        (185,176)      10,878,572      15,469,354
Southlake Pavilion
  Morrow, GA                        39,740,000       7,830,718      48,545,944        (230,712)       7,830,718      48,315,232


                                                    Accumulated
                                      Total        Depreciation         Date       Date
                                       (D)              (E)         Constructed    Acq.
                                       ---              ---         -----------    ----
Woodstock Square
  Atlanta, GA                       27,561,911         466,508           2001      06/01
Chickasaw Trails Shopping Ctr
  Orlando, FL                        8,630,997         104,188           1994      08/01
Skyview Plaza
  Orlando, FL                       21,332,268         133,538      1994/1998      09/01
Aberdeen Square
  Boynton Beach, FL                  6,716,639          30,988           1990      10/01
Brandon Blvd. Shoppes
  Brandon, FL                        9,423,423          24,474           1994      11/01
Creekwood Crossing
  Brandon, FL                       23,615,792          58,383           2001      11/01
Eisenhower Crossing
  Macon, GA                         30,044,562          91,748           2001      11/01
Anderson Central
  Anderson, SC                      15,733,168          46,687           1999      11/01
Abernathy Square
  Atlanta, GA                       24,057,035          53,471      1983/1994      12/01
Citrus Hills
  Citrus Hills, FL                   6,027,153              --           1994      12/01
Steeplechase Plaza
  Ocala, FL                          8,647,320              --           1993      12/01
Douglasville Pavilion
  Douglasville, GA                  27,219,236              --           1998      12/01
Venture Pointe
  Duluth, GA                        26,347,926              --           1996      12/01
Southlake Pavilion
  Morrow, GA                        56,145,950              --      1996/2001      12/01

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                                  Schedule III
                    Real Estate and Accumulated Depreciation

                                December 31, 2001



                                                        Initial Cost                            Gross amount at which carried
                                                             (A)                                      At end of period (B)
                                                  --------------------------                       --------------------------
                                                                                  Adjustments
                                                               Buildings and          to                        Buildings and
                                  Encumbrance        Land       Improvements       Basis (C)           Land      Improvements
                                  -----------        ----       ------------       ---------           ----      ------------
Fayetteville Pavilion
  Fayetteville, NC                20,133,000       7,114,584      19,783,655              --        7,114,584      19,783,655

Single-User Retail
Kmart
  Macon, GA                        4,655,000       1,172,127       7,858,708              --        1,172,127       7,858,708
Lowe's Home Improvement
  Center
  Warner Robbins, GA               4,845,000       2,430,841       7,000,513              --        2,430,841       7,000,513
PETsMART  - Fredericksburg
  Fredericksburg, VA               1,435,000         852,498       2,557,493              --          852,498       2,557,493
PETsMART - Daytona Beach
  Daytona Beach, FL                1,361,200         809,449       2,428,349              --          809,449       2,428,349
PETsMART - Chattanooga
  Chattanooga, TN                  1,303,800         775,738       2,327,215              --          775,738       2,327,215
Jo-Ann Fabrics
  Alpharetta, GA                   2,450,000       2,217,303       2,693,824              --        2,217,303       2,693,824
Just For Feet
  Daytona Beach, FL                2,000,000       1,651,300       2,249,996              --        1,651,300       2,249,996
Eckerd Drug Store-Greenville
  Greenville, SC                          --       1,470,306       1,357,205         (22,831)       1,470,306       1,334,374
Eckerd Drug
Store-  Spartanburg
   Spartanburg, SC                        --         757,850       2,049,000              --          757,850       2,049,000

                                                  Accumulated
                                    Total        Depreciation       Date        Date
                                     (D)              (E)       Constructed     Acq.
                                     ---              ---       -----------     ----
Fayetteville Pavilion
  Fayetteville, NC                26,898,239              --      1998/2001      12/01

Single-User Retail
Kmart
  Macon, GA                        9,030,835         295,143           2000      02/01
Lowe's Home Improvement
  Center
  Warner Robbins, GA               9,431,354         269,554           2000      02/01
PETsMART  - Fredericksburg
  Fredericksburg, VA               3,409,991          56,833           1997      04/01
PETsMART - Daytona Beach
  Daytona Beach, FL                3,237,798          53,963           1996      04/01
PETsMART - Chattanooga
  Chattanooga, TN                  3,102,953          51,716           1995      04/01
Jo-Ann Fabrics
  Alpharetta, GA                   4,911,127          52,831           2000      06/01
Just For Feet
  Daytona Beach, FL                3,901,296          27,503           1998      08/01
Eckerd Drug Store-Greenville
  Greenville, SC                   2,804,680           4,556           2001      11/01
Eckerd Drug
Store-  Spartanburg
   Spartanburg, SC                 2,806,850           7,953           2001      12/01

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                                  Schedule III
                    Real Estate and Accumulated Depreciation

                                December 31, 2001


                                                        Initial Cost                                 Gross amount at which carried
                                                             (A)                                          At end of period (B)
                                                  --------------------------                       --------------------------------
                                                                                  Adjustments
                                                               Buildings and          to                             Buildings and
                                  Encumbrance        Land       Improvements       Basis (C)           Land           Improvements
                                  -----------        ----       ------------       ---------           ----           ------------
Development Parcels
  Acworth Avenue Retail
    Shopping Center
    Acworth, GA                           --          959,257            --        1,822,557             959,257         1,822,557
                                 -----------      -----------    -----------       ---------         -----------       -----------

Subtotal                         313,499,312      146,626,650    448,476,608         626,880         146,621,650       449,103,488
                                 ===========      ===========    ===========       =========         ===========

Furniture and equipment                                                                                                     13,718
                                                                                                                       -----------
Total                                                                                                                  449,117,206
                                                                                                                       ===========



                                                  Accumulated
                                      Total      Depreciation       Date        Date
                                       (D)            (E)       Constructed     Acq.
                                       ---            ---       -----------     ----
Development Parcels
  Acworth Avenue Retail
    Shopping Center
    Acworth, GA                       2,781,814            --                  12/00
                                    -----------    ----------

Subtotal                            595,725,138    14,128,116


Furniture and equipment                  13,718         6,978
                                    -----------    ----------
Total                               595,738,856    14,135,094
                                    ===========    ==========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 2001


Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 2001 for federal income tax purposes was approximately $488,785,799 (unaudited).

(C) Adjustments to basis include additions to investment properties net of payments received under master lease agreements. As part of several purchases, the Company will receive rent in accordance with master lease agreements pertaining to non-revenue producing spaces for periods ranging from one to two years or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

(D)  Reconciliation of real estate owned:


                                                                 2001                   2000
                                                             ------------           -----------
      Balance at beginning of year                           $191,862,088           127,226,926
      Purchases of property                                   403,080,750            64,747,654
      Additions                                                 2,458,283               306,146
      Payments received under master  leases
        and principal escrow                                   (1,675,983)             (418,638)
                                                             ------------           -----------

      Balance at end of year                                 $595,725,138           191,862,088
                                                             ============           ===========

(E)  Reconciliation of accumulated depreciation:


      Balance at beginning of year                           $  5,806,832            1,226,910
      Depreciation expense                                      8,321,284            4,579,922
                                                             ------------           ----------

      Balance at end of year                                 $ 14,128,116            5,806,832
                                                             ============           ==========

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2001
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties indicated in Note B had occurred on December 31, 2001.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments have been made for the potential property acquisitions except for the Walkerton Eckerds and Riverstone Plaza since construction of the remaining potential acquisitions was not completed in 2001 and significant operations had not begun. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2001
                                   (unaudited)


                                                             Historical        Pro Forma
                                                                (A)            Adjustments         Pro Forma
                                                           -------------      -------------      -------------
Assets

Net investment properties (B)                              $ 581,603,762        159,204,256        740,808,018
Investment in joint ventures                                   2,876,869               --            2,876,869
Cash and cash equivalents                                     24,534,356               --           24,534,356
Investment in securities                                       6,704,775               --            6,704,775
Restricted cash                                                6,711,746               --            6,711,746
Mortgage receivable                                            1,100,000         (1,100,000)              --
Accounts and rents receivable                                  4,439,492               --            4,439,492
Real estate tax and insurance escrows                            340,086               --              340,086
Loan fees, net                                                 2,570,640               --            2,570,640
Leasing fees, net                                                187,886               --              187,886
Deferred acquisition costs                                       458,363               --              458,363
Other assets                                                      59,844               --               59,844
                                                           -------------      -------------      -------------

Total assets                                               $ 631,587,819        158,104,256        789,692,075
                                                           =============      =============      =============

Liabilities and Stockholders' Equity

Accounts payable                                                 531,904               --              531,904
Accrued offering costs                                         1,047,991               --            1,047,991
Accrued interest payable                                         714,478               --              714,478
Distribution payable                                           2,376,125               --            2,376,125
Security deposits                                                698,155               --              698,155
Mortgages payable                                            313,499,312         65,664,800        379,164,112
Unearned income                                                  594,592               --              594,592
Note and margin payable                                        6,260,483               --            6,260,483
Other liabilities                                              4,764,042               --            4,764,042
Due to Affiliates                                                332,831               --              332,831
                                                           -------------      -------------      -------------

Total liabilities                                            330,819,913         65,664,800        390,224,230

Minority interest in partnership (C)                               2,000               --                2,000

Common Stock (D)                                                 358,917            104,647            463,564
Additional paid-in capital (net of Offering costs) (D)       316,759,170         92,334,809        409,093,979
Accumulated distributions in excess of net income (E)        (15,282,504)              --          (15,282,504)
Accumulated other comprehensive income                        (1,069,677)              --           (1,069,677)
                                                           -------------      -------------      -------------

Total stockholders' equity                                   300,765,906         92,439,456        393,205,362
                                                           -------------      -------------      -------------

Total liabilities and stockholders' equity                 $ 631,587,819        158,104,256        783,431,592
                                                           =============      =============      =============



         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2001
                                   (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of December 31, 2001. As of December 31, 2001, the Company had sold 35,294,860 shares to the public resulting in gross proceeds of $350,519,958 and an additional 785,365 shares pursuant to the DRP for $7,460,967 of additional gross proceeds. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 shares. As of December 31, 2001, the Company has repurchased a total of 188,507 shares through the Company's Share Repurchase Program for a total of $1,727,278.

(B) The pro forma adjustments reflect the acquisition of the following properties:


                                                  Thomas
                                                Properties
                                                  Acquired       Universal       Loggerhead         Golden
                                                  in 2002          Plaza          Junction          Acres
                                                -----------     -----------      -----------     -----------
Assets
Net investment in properties                    $96,617,704       9,940,000          653,933       3,939,651
Cash                                                   --              --               --              --
Restricted cash                                        --              --               --              --
Mortgage receivable                                    --        (1,100,000)            --              --
Loan fees, net                                         --              --               --              --
Other assets                                           --              --               --              --
                                                -----------     -----------      -----------     -----------

Total assets                                    $96,617,704       8,840,000          653,933       3,939,651
                                                ===========     ===========      ===========     ===========

Liabilities and Stockholders' Equity

Accrued real estate taxes                              --              --               --              --
Security deposits                                      --              --               --              --
Mortgages payable                                65,664,800            --               --              --
Other liabilities                                      --              --               --              --
                                                -----------     -----------      -----------     -----------

Total liabilities                                65,664,800            --               --              --

Common Stock                                         35,174          10,045              743           4,477
Additional paid in capital (net of Offering
  costs)                                         30,917,730       8,829,955          653,190       3,935,174
                                                -----------     -----------      -----------     -----------

Total stockholders equity                        30,952,904       8,840,000          653,933       3,939,651
                                                -----------     -----------      -----------     -----------

Total liabilities and stockholders' equity      $96,617,704       8,840,000          653,933       3,939,651
                                                ===========     ===========      ===========     ===========

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2001
                                   (unaudited)


(B) The pro forma adjustments reflect the acquisition of the following properties (continued):


                                         Hairston       Augusta        Covington     Riverstone     Walkerton
                                         Crossing    Just for Feet   Just for Feet     Plaza         Eckerds         Total
                                       ------------  -------------   -------------  ------------   ------------   ------------
Assets
Net investment in properties           $  6,662,356      3,039,261      3,434,351     32,000,000      2,917,000    159,204,256
Cash                                           --             --             --             --             --             --
Restricted cash                                --             --             --             --             --             --
Mortgage receivable                            --             --             --             --             --       (1,100,000)
Loan fees, net                                 --             --             --             --             --             --
Other assets                                   --             --             --             --             --             --
                                       ------------   ------------   ------------   ------------   ------------   ------------

Total assets                           $  6,662,356      3,039,261      3,434,351     32,000,000      2,917,000    158,104,256
                                       ============   ============   ============   ============   ============   ============

Liabilities and Stockholders' Equity

Accrued real estate taxes                      --             --             --             --             --             --
Security deposits                              --             --             --             --             --             --
Mortgages payable                              --             --             --             --             --       65,664,800
Other liabilities                              --             --             --             --             --             --
                                       ------------   ------------   ------------   ------------   ------------   ------------

Total liabilities                              --             --             --             --             --       65,664,800

Common Stock                                  7,571          3,454          3,902         36,364          2,917        104,647
Additional paid in capital (net of
Offering costs)                           6,654,785      3,035,807      3,430,449     31,963,636      2,914,083     92,334,809
                                       ------------   ------------   ------------   ------------   ------------   ------------

Total stockholders equity                 6,662,356      3,039,261      3,434,351     32,000,000      2,917,000     92,439,456
                                       ------------   ------------   ------------   ------------   ------------   ------------

Total liabilities and stockholders'
equity                                 $  6,662,356      3,039,261      3,434,351     32,000,000      2,917,000    158,104,256
                                       ============   ============   ============   ============   ============   ============

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2001
                                   (unaudited)

(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Additional offering proceeds of $104,647,000, net of additional offering costs of $12,207,544 are reflected as received as of December 31, 2001, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and actually received as of April 1, 2002. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(E) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2001.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments were made for Golden Acres, Hairston Crossing, Universal Plaza, the Spartanburg Eckerds, Stonebridge Square, Eisenhower Crossing, Acworth, Woodstock Square and West Oaks Phase II as no significant operations had commenced as of December 31, 2001. No pro forma adjustments have been made for the potential property acquisitions except for the Walkerton Eckerds and Riverstone Plaza since construction of the remaining potential acquisitions was not completed in 2001 and significant operations had not begun. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


                                                                          Pro Forma        Pro Forma
                                                                         Adjustments      Adjustments
                                                                             2001             2002
                                                        Historical       Acquisitions     Acquisitions
                                                           (A)               (B)              (C)            Pro Forma
                                                       ------------      ------------     ------------     ------------
Rental income                                          $ 28,247,886        24,329,661       11,231,979       63,809,526
Percentage rental income                                       --                --              3,244            3,244
Additional rental income                                  7,025,345         4,328,556        2,071,159       13,425,060
Interest and dividend income                              2,103,810              --               --          2,103,810
Other income                                                250,183              --             13,580          263,763
Gain on sale of investment stock                            127,539              --               --            127,539
                                                       ------------      ------------     ------------     ------------

Total income                                             37,754,763        28,658,217       13,319,962       79,732,942
                                                       ------------      ------------     ------------     ------------

Professional services                                       377,834              --               --            377,834
General and administrative expenses                         694,847              --               --            694,847
Advisor asset management fee (D)                               --                --            729,973          729,973
Property operating expenses                               8,494,688         4,452,094        2,300,776       15,247,558
Management fee (H)                                        1,664,961         1,326,388          581,613        3,572,962
Interest expense (I)                                      9,712,221         7,629,290        3,186,831       20,528,342
Acquisition costs expensed                                  164,788              --               --            164,788
Depreciation (E)                                          8,324,023         7,938,278        3,467,950       19,730,251
Amortization                                                328,758              --               --            328,758
                                                       ------------      ------------     ------------     ------------

Total expenses                                           29,762,120        21,346,050       10,267,143       61,375,313
                                                       ------------      ------------     ------------     ------------

Net income                                                7,992,643         7,312,167        3,052,819       18,357,629
Other comprehensive income:
Unrealized holding loss on investment securities           (999,781)             --               --           (999,781)
                                                       ------------      ------------     ------------     ------------

Comprehensive income (G)                               $  6,992,862         7,312,167        3,052,819       17,357,848
                                                       ============      ============     ============     ============

Weighted average number of shares of common stock
  outstanding, basic and diluted (F)                     21,682,783                                          32,147,483
                                                       ============                                        ============

Basic and diluted net income  per weighted average
  shares of common stock outstanding (F)                        .37                                                 .54
                                                       ============                                        ============


    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the period ended December 31, 2001 as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the 2001 acquisitions are as though they were acquired January 1, 2001.


                                                  Columbia                                        West Oaks
                                                  Promenade        Lowe's          K Mart        Town Center
                                                  ---------       --------        --------       -----------
Rental income                                     $ 16,770         113,750         113,418         195,953
Percentage rental income                              --              --              --              --
Additional rental income                             4,462            --              --            44,631
                                                  --------        --------        --------        --------

Total income                                        21,232         113,750         113,418         240,584
                                                  --------        --------        --------        --------

Advisor asset management fee                          --              --              --              --
Property operating expenses                          6,467            --              --            57,347
Management fee                                         955           5,118           5,103          10,826
Interest expense                                      --              --              --              --
Depreciation                                          --            16,083          14,416          59,750
Amortization                                          --              --              --              --
                                                  --------        --------        --------        --------

Total expenses                                       7,422          21,201          19,519         127,923
                                                  --------        --------        --------        --------

Net income                                        $ 13,810          92,549          93,899         112,661
                                                  ========        ========        ========        ========


                                                                    The
                                                 Sand Lake        PETsMART         JoAnn          Just For
                                                  Corners        Properties       Fabrics           Feet
                                                  --------       ----------       --------        --------
Rental income                                     $540,134         255,237         115,918         261,744
Percentage rental income                              --              --              --              --
Additional rental income                           101,130            --              --              --
                                                  --------        --------        --------        --------

Total income                                       641,264         255,237         115,918         261,744
                                                  --------        --------        --------        --------

Advisor asset management fee                          --              --              --              --
Property operating expenses                        108,743            --              --              --
Management fee                                      28,857          11,485           5,216          11,778
Interest expense                                      --              --              --              --
Depreciation                                       138,750          60,888          30,638          89,280
Amortization                                          --              --              --              --
                                                  --------        --------        --------        --------

Total expenses                                     276,350          72,373          35,865         101,058
                                                  --------        --------        --------        --------

Net income                                        $364,914         182,864          80,064         160,686
                                                  ========        ========        ========        ========

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)



                                                   Skyview          Chickasaw
                                                    Plaza             Trails            Eckerds        Citrus Hills     Steeplechase
                                                 -----------------------------------------------------------------------------------
Rental income                                    $1,642,392           430,359           318,900           582,519            827,685
Percentage rental income                                  -                 -                 -                 -                  -
Additional rental income                            425,245           179,401                 -           135,472            158,100
                                                 -----------------------------------------------------------------------------------

Total income                                      2,067,637           609,760           318,900           717,991            985,785
                                                 -----------------------------------------------------------------------------------

Advisor asset management fee                              -                 -                 -                 -                  -
Property operating expenses                         423,234           167,787                 -           144,160            170,868
Management fee                                       89,713            26,359            14,350            32,309             44,360
Interest expense                                          -                 -                 -                 -                  -
Depreciation                                        414,464           146,041            76,489           206,916            282,480
Amortization                                              -                 -                 -                 -                  -
                                                 -----------------------------------------------------------------------------------

Total expenses                                      927,411           340,187            90,839           383,385            497,708
                                                 -----------------------------------------------------------------------------------

Net income                                       $1,140,226           269,573           228,061           334,606            488,077
                                                 ===================================================================================

                                                  Aberdeen           Brandon                           Anderson
                                                   Square           Boulevard        Creekwood          Central           Abernathy
                                                 -----------------------------------------------------------------------------------

Rental income                                    $  491,953           933,651         1,367,023         1,337,094          2,087,379
Percentage rental income                                  -                 -                 -                 -                  -
Additional rental income                            256,567           231,285           191,908           124,400            596,155
                                                 -----------------------------------------------------------------------------------

Total income                                        748,520         1,164,936         1,558,931         1,461,494          2,683,534
                                                 -----------------------------------------------------------------------------------

Advisor asset management fee                              -                 -                 -                 -                  -
Property operating expenses                         225,982           251,466           118,496           165,888            546,108
Management fee                                       32,442            52,000            68,090            65,760            165,667
Interest expense                                    229,375                 -                 -           838,750                  -
Depreciation                                        147,056           269,236           428,142           513,755            614,894
Amortization                                              -                 -                 -                 -                  -
                                                 -----------------------------------------------------------------------------------

Total expenses                                      634,855           572,702           614,728         1,584,153          1,326,669
                                                 -----------------------------------------------------------------------------------

Net income (loss)                                $  113,665           592,234           944,203          (122,659)         1,356,865
                                                 ===================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                   Thomas
                                                 Properties
                                                (Acquired in            Total
                                                    2001)             Pro Forma
                                                --------------------------------

Rental income                                   $12,697,782           24,329,661
Percentage rental income                                  -                    -
Additional rental income                          1,879,800            4,328,556
                                                --------------------------------

Total income                                     14,577,582           28,658,217
                                                --------------------------------

Advisor asset management fee                              -                    -
Property operating expenses                       2,065,548            4,452,094
Management fee                                      656,000            1,326,338
Interest expense                                  6,561,165            7,629,290
Depreciation                                      4,429,000            7,938,278
Amortization                                              -                    -
                                                --------------------------------

Total expenses                                   13,711,713           21,346,050
                                                --------------------------------

Net income (loss)                               $   865,869            7,312,167
                                                ================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(C) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001.

                                     Thomas
                                   Properties
                                    Acquired       Loggerhead      Augusta       Covington
                                    in 2002         Junction    Just for Feet  Just for Feet
                                  ----------------------------------------------------------
Rental income                     $7,667,714          83,310         309,655         349,840
Percentage rental income               3,244               -               -               -
Additional rental income           1,635,898               -               -               -
Other income                          13,580               -               -               -
                                  ----------------------------------------------------------

Total income                       9,320,436          83,310         309,655         349,840
                                  ----------------------------------------------------------

Advisor asset management fee         309,529           6,539          30,392          34,343
Property operating expenses        1,827,126          30,841               -               -
Management fee                       406,080           3,749          13,934          15,742
Interest expense                   3,186,831               -               -               -
Depreciation                       2,416,667          16,667          75,833          85,858
Amortization                               -               -               -               -
                                  ----------------------------------------------------------

Total expenses                     8,146,233          57,796         120,159         135,943
                                  ----------------------------------------------------------

Net income (loss)                 $1,174,203          25,514         189,496         213,897
                                  ==========================================================

                                  Riverstone       Walkerton        Total
                                    Plaza           Eckerds       Pro Forma
                                  ------------------------------------------
Rental income                     $2,550,829         270,631      11,231,979
Percentage rental income                   -               -           3,244
Additional rental income             435,261               -       2,071,159
Other income                               -               -          13,580
                                  ------------------------------------------

Total income                       2,986,090         270,631      13,319,962
                                  ------------------------------------------

Advisor asset management fee         320,000          29,170         729,973
Property operating expenses          442,809               -       2,300,776
Management fee                       129,930          12,178         581,613
Interest expense (I)                       -               -       3,186,831
Depreciation                         800,000          72,925       3,467,950
Amortization                               -               -               -
                                  ------------------------------------------

Total expenses                     1,692,739         114,273      10,267,143
                                  ------------------------------------------

Net income (loss)                 $1,293,351         156,358       3,052,819
                                  ==========================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of the Thomas Properties acquired in 2002

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        *As           Pro Forma
                                      Reported       Adjustments         Total
                                     -------------------------------------------
Rental income                        $7,667,714               -        7,667,714
Percentage rent                           3,244               -            3,244
Additional rental income              1,339,461         296,437        1,635,898
Other income                             13,580               -           13,580
--------------------------------------------------------------------------------

Total income                          9,023,999         296,437        9,320,436
--------------------------------------------------------------------------------

Advisor asset management fee                  -         309,529          309,529
Property operating expenses           1,827,126               -        1,827,126
Management fees                               -         406,080          406,080
Interest expense                      3,186,831               -        3,186,831
Depreciation                                  -       2,416,667        2,416,667
--------------------------------------------------------------------------------

Total expenses                        5,013,957       3,132,276        8,146,233
--------------------------------------------------------------------------------

Net income (loss)                    $4,010,042      (2,835,839)       1,174,203
================================================================================

Acquisition of Loggerhead Junction

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
                                        Year ended      Pro Forma
                                         12/31/01      Adjustments        Total
--------------------------------------------------------------------------------

Rental income                             $83,310              -          83,310
--------------------------------------------------------------------------------

Total income                               83,310              -          83,310
--------------------------------------------------------------------------------

Advisor asset management fee                    -          6,539           6,539
Property operating expenses                30,841              -          30,841
Management fees                                 -          3,749           3,749
Depreciation                                    -         16,667          16,667
--------------------------------------------------------------------------------

Total expenses                             30,841         26,955          57,796
--------------------------------------------------------------------------------

Net income (loss)                         $52,469        (26,955)         25,514
================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Augusta Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
                                        Year ended     Pro Forma
                                         12/31/01     Adjustments         Total
--------------------------------------------------------------------------------

Rental income                            $309,655              -         309,655
--------------------------------------------------------------------------------

Total income                              309,655              -         309,655
--------------------------------------------------------------------------------

Advisor asset management fee                    -         30,392          30,392
Property operating expenses                     -              -               -
Management fees                                 -         13,934          13,934
Depreciation                                    -         75,833          75,833
--------------------------------------------------------------------------------

Total expenses                                  -        120,159         120,159
--------------------------------------------------------------------------------

Net income (loss)                        $309,655       (120,159)        189,496
================================================================================

Acquisition of Covington Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
                                        Year ended     Pro Forma
                                         12/31/01     Adjustments         Total
--------------------------------------------------------------------------------

Rental income                            $349,840              -         349,840
--------------------------------------------------------------------------------

Total income                              349,840              -         349,840
--------------------------------------------------------------------------------

Advisor asset management fee                    -         34,343          34,343
Property operating expenses                     -              -               -
Management fees                                 -         15,742          15,742
Depreciation                                    -         85,858          85,858
--------------------------------------------------------------------------------

Total expenses                                  -        135,943         135,943
--------------------------------------------------------------------------------

Net income (loss)                        $349,840       (135,943)        213,897
================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Riverstone Plaza

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
                                     Year ended        Pro Forma
                                      12/31/01        Adjustments        Total
--------------------------------------------------------------------------------

Rental income                        $2,550,829               -        2,550,829
Additional rent                         336,519          98,742          435,261
--------------------------------------------------------------------------------

Total income                          2,887,348          98,742        2,986,090
--------------------------------------------------------------------------------

Advisor asset management fee                  -         320,000          320,000
Property operating expenses             442,809               -          442,809
Management fees                               -         129,930          129,930
Depreciation                                  -         800,000          800,000
--------------------------------------------------------------------------------

Total expenses                          442,809       1,249,930        1,692,739
--------------------------------------------------------------------------------

Net income (loss)                    $2,444,539      (1,151,188)       1,293,351
================================================================================

Acquisition of Walkerton Eckerds

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
                                        Year ended     Pro Forma
                                         12/31/01     Adjustments         Total
--------------------------------------------------------------------------------

Rental income                            $270,631              -         270,631
--------------------------------------------------------------------------------

Total income                              270,631              -         270,631
--------------------------------------------------------------------------------

Advisor asset management fee                    -         29,170          29,170
Property operating expenses                     -              -               -
Management fees                                 -         12,178          12,178
Depreciation                                    -         72,925          72,925
--------------------------------------------------------------------------------

Total expenses                                  -        114,273         114,273
--------------------------------------------------------------------------------

Net income (loss)                        $270,631       (114,273)        156,358
================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


(D) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as 1% of the net average invested assets acquired subsequent to December 31, 2001. No additional advisor asset management fees were assessed for properties acquired at December 31, 2001 because the advisor has determined that no additional advisor asset management fees are due at December 31, 2001 based on the Company's projection of the amount to be subordinated.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2001 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(H)  Management fees are calculated as 4.5% of gross revenues.

(I) The pro forma adjustments relating to interest expense were based on the following terms:

                                         Principal         Interest     Maturity
Property                                  Balance            Rate         Date
--------------------------------------------------------------------------------

Anderson Central                         11,000,000            7.625%     08/03
Aberdeen Square                           3,670,000             6.25%     02/07
Thomas Properties Acquired in 2002:
  Turkey Creek Pavilion Phase I          13,200,000     Prime + .250%     07/02
  Sarasota Pavilion                      28,875,000     LIBOR + 1.85%     08/02
  Newnan Pavilion                        23,589,800     Prime + .250%     07/02
Thomas Properties Acquired in 2001:
  Douglasville Pavilion                  20,000,000     LIBOR + 1.85%     06/02
  Venture Pointe                         13,333,000     Prime + .250%     06/02
  Fayetteville Pavilion                  20,133,000     LIBOR + 1.85%     06/02
  Southlake Pavilion                      8,500,000     Prime + .250%     06/02
  Southlake Pavilion                     31,240,000     LIBOR + 1.85%     06/02


     The Thomas property loans may be extended for an additional six months.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Thomas Properties Acquired in 2002 ("the Properties") for the year ended December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the Historical Summary. The supplementary information included in Schedule 1 is presented for the purposes of additional analysis and is not a required part of the Historical Summary. Such information has been subjected to the auditing procedures applied in the audit of the Historical Summary and, in our opinion, is fairly stated in all material respects in relation to the Historical Summary take as a whole.

                                                                        KPMG LLP

Chicago, Illinois
March 14, 2002

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001




Gross income:
  Base rental income                                            $  7,667,714
  Percentage rent                                                      3,244
  Operating expense and real estate tax recoveries                 1,339,461
  Other income                                                        13,580
                                                                ------------

Total gross income                                                 9,023,999
                                                                ------------

Direct operating expenses:
  Operating expenses                                                 941,598
  Real estate taxes                                                  842,322
  Insurance                                                           43,206
  Interest expense                                                 3,186,831
                                                                ------------

Total direct operating expenses                                    5,013,957
                                                                ------------

Excess of gross income over direct operating expenses           $  4,010,042
                                                                ============









See accompanying notes to historical summary of gross income and direct operating expense.

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001

(1)  Business

The Thomas Properties Acquired in 2002 ("the Properties") consist of the following:

                                                                       OCCUPANCY AT
                                     GROSS                             DECEMBER 31,
                                 LEASABLE AREA                             2001           ACQUISITION
     NAME                         (UNAUDITED)        LOCATION          (UNAUDITED            DATE
     ----------------------------------------------------------------------------------------------------
     Turkey Creek Pavilion -        178,812    Knoxville, Tennessee        100%        January 11, 2002
       (Phase I and II) (a)

     Sarasota Pavilion              332,922    Sarasota, Florida           100%        January 25, 2002

     Newnan Pavilion                434,461    Newnan, Georgia              96%        March 1, 2002


(a) The anchor portion of Turkey Creek - Phase I (representing approximately 50,000 sq. ft. of the Property's gross leasable area) was completed as of December 31, 2000. The remaining inline portion of Turkey Creek - Phase I (representing the remaining approximately 128,000 sq. ft. of the Property's gross leasable area) was under construction and completed in various stages during 2001. Accordingly, the inline portion of Turkey Creek - Phase I is included in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses for the period from January 11, 2001 to December 31, 2001. Turkey Creek - Phase II was under construction as of December 31, 2001 and excluded in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses.

(b) A portion of Sarasota Pavilion (representing approximately 277,000 sq. ft. of the Property's gross leasable area) was completed as of December 31, 2000. The remaining portion of Sarasota Pavilion (representing the remaining approximately 56,000 sq. ft. of the Property's gross leasable area) was under construction and completed in various stages during 2001. Accordingly the portion completed in 2001 of Sarasota Pavilion is included in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses for the period from March 12, 2001 to December 31, 2001.

     One tenant leases 11% of base rental income of the Properties.

     Inland Retail Real Estate Trust, Inc. (IRRETI) purchased the Properties from Thomas Enterprises, an unaffiliated party.

(2)  Basis of Presentation and Combination

The Combined Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The Historical Summary represents the combination of the properties described in note 1 since the Properties are all owned by Thomas Enterprise and will be acquired by IRRETI.

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $150,257 for the year ended December 31, 2001.

Minimum rents to be received from tenants under operating leases in effect at December 31, 2001, are as follows:

                          Year                      TOTAL
                      ---------------------------------------

                             2002                $  9,201,824
                             2003                   8,998,678
                             2004                   8,818,016
                             2005                   8,525,785
                             2006                   7,943,207
                       Thereafter                  50,163,599
                                                 ------------

                            Total                $ 93,651,109
                                                 ============


(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Inland Retail Real Estate Trust, Inc. will assume the following mortgage debt secured by certain of the Properties in connection with the acquisition:

                                 ASSUMED
                              MORTGAGE DEBT
     NAME                        BALANCE           MATURITY DATE   INTEREST RATE
     ---------------------------------------------------------------------------

     Turkey Creek Pavilion       13,200,000        July 11, 2002   Prime + .250%
       (Phase I)

     Sarasota Pavilion           28,875,000       August 1, 2002   LIBOR + 1.85%

     Newnan Pavilion             23,589,800    September 1, 2002   Prime + .250%
                             --------------
                                 65,664,800
                             ==============

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001

                                                             Newnan         Sarasota     Turkey Creek      Combined
                                                            Pavilion        Pavilion       Pavilion          Total
                                                           ----------------------------------------------------------
Gross income:
  Base rental income                                       $2,950,696       3,209,427       1,507,591       7,667,714
  Percentage rent                                                 940               -           2,304           3,244
  Operating expense and real estate tax recoveries            379,982         662,471         297,008       1,339,461
  Other income                                                      -          13,580               -          13,580
                                                           ----------------------------------------------------------

Total gross income                                          3,331,618       3,885,478       1,806,903       9,023,999
                                                           ----------------------------------------------------------

Direct operating expenses:
  Operating expenses                                          332,628         492,599         116,371         941,598
  Real estate taxes                                           129,173         434,582         278,567         842,322
  Insurance                                                    19,991          19,370           3,845          43,206
  Interest expense                                          1,430,131       1,156,193         600,507       3,186,831
                                                           ----------------------------------------------------------

Total direct operating expenses                             1,911,923       2,102,744         999,290       5,013,957
                                                           ----------------------------------------------------------

Excess of gross income over direct operating expenses      $1,419,695       1,782,734         807,613       4,010,042
                                                           ==========================================================





See accompanying notes to historical summary of gross income and direct operating expense.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning public real estate programs sponsored by affiliates of our advisor. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the partnerships. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

          Table I        Experience in Raising and Investing Funds

          Table II       Compensation to IREIC and Affiliates

          Table III      Operating Results of Prior Programs

          Table IV       Results of Completed Programs

          Table V        Sales or Disposals of Properties

          Table VI       Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in the Post Effective Amendment No. 1 to Form S-11 Registration Statement under the Securities Act of 1933 filed by us on May 1, 2001 with the Securities and Exchange Commission. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

   (1) Capital appreciation; and
   (2) Cash distributions for limited partners.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation in raising and investing funds in prior programs. The offerings presented closed in the three years ended December 31, 2000. The table focuses on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                 (000's omitted)

                                                                    Inland Real
                                                                       Estate
                                                                    Corporation
                                                                    -----------

                                                                     1 Program
                                                                    ------------
Dollar amount offered (B)                                             $647,000
Dollar amount raised                                                   584,416      100.00%
Less offering expenses:
  Syndication fees (C)                                                  52,219        8.94
  Other fees (D)                                                         6,597        1.13
  Organizational fees                                                       37        0.00
Reserves (E)                                                             5,719         .98
                                                                      --------------------

Available for investment                                              $519,844       88.71%
                                                                      ====================

Acquisition costs:
  Cash down payments (F)                                              $984,523
  Other cash expenditures capitalized                                    9,164

    Total acquisition costs                                           $993,687
                                                                      ========

Percent leverage (G)                                                                 47.07%
Date offerings commenced                                                              (H)
Length of offering                                                                    (H)
Months to invest 90% of amount available for investment (measured
  from beginning of offering)                                                         (H)

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)


                                NOTES TO TABLE I


(A) The table reflects experience for Inland Real Estate Corporation, a REIT which stopped offering securities in 1998. The figures are cumulative and are as of December 31, 2000. The dollar amount raised represents the cash proceeds collected by the program. The table reflects payments made or to be made from investor capital contributions upon receipt.

(B) The "dollar amount offered" does not reflect shares offered for distribution to stockholders participating in Inland Real Estate Corporation's distribution reinvestment program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) Cash down payments include amounts paid at closing and projected amounts to be paid from working capital reserves at mortgage balloon dates. Actual amounts paid at the balloon dates will depend upon the operating results of the REIT.

(G) Represents mortgage financing at December 31, 2000 divided by the total acquisition costs including such mortgage financing.

(H) On October 14, 1994, the program commenced an initial public offering, on a best effort basis, ("Initial Offering") of 5,000,000 shares of common stock at $10.00 per share. On July 24, 1996, the program commenced an offering of an additional 10,000,000 shares at $10.00 per share, on a best efforts basis. On July 14, 1997, the program commenced an offering of an additional 20,000,000 shares at $10.00 per share, on a best efforts basis. On April 7, 1998, the program commenced an offering of an additional 27,000,000 shares at $11.00 per share, on a best efforts basis. In order to maximize flexibility in evaluating strategic alternatives, the program's board of directors decided to terminate the April 7, 1998 offering on December 31, 1998. As of December 31, 1998, the program had received subscriptions for a total of 16,642,397 shares in this offering. As of December 31, 1999, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three most recent years in connection with the prior partnerships and program.

Some partnerships acquired their properties from affiliates of our Advisor that had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                                                                  Inland Real
                                                                                    Public          Estate
                                                                                   Programs       Corporation

                                                                                  6 Programs       1 Program
                                                                                  ---------------------------
Date offering commenced                                                                   -        10/14/94
Dollar amount raised                                                               $172,241        $584,416
                                                                                   ========================

Amounts paid or payable to general partner or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees                                        $  5,885(B)       49,869(C)
  Other offering expenses (D)                                                         2,310           2,350
  Acquisition cost and expense                                                       10,088(E)          925
                                                                                   ========================

Dollar amount of cash available from operations before deducting
payments to general partner or affiliates (F)                                                      $169,141
                                                                                                   ========

Amounts paid to general partner or affiliates related to operations: (J)
  Property management fees (G)                                                     $    611          10,693
  Advisor asset management fee                                                            0           7,572
  Partnership subsidies received                                                          0               0
  Accounting services                                                                   240             260
  Data processing service                                                               171             278
  Legal services                                                                        219              80
  Mortgage servicing fees                                                                 0             272
  Mortgage interest expense                                                               0             136
  Acquisition costs expensed                                                              0             755
  Other administrative services                                                         570             638
  Property upgrades                                                                   1,275               0
  Property operating expenses                                                             0               0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
  Cash                                                                             $ 31,000               0
  Equity in notes and undistributed sales proceeds                                   10,632               0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
  Sales commissions                                                                $    152               0
  Mortgage brokerage fee                                                                  0               0
  Participation in cash distributions                                                   952               0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)


                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2000 and the figures relating to cash available from operations are for the three years ending December 31, 2000. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate includes approximately $2,712,000, which was in turn paid to third party soliciting dealers.

(C) The total amount of selling commissions paid to an affiliate includes approximately $42,500,000, which was in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                    Public Programs
                                                    ---------------

                                                       6 Programs
                                                    (000's omitted)
                                                    ---------------

          Acquisition fees                             $  9,975
          Reimbursement (at cost) for upgrades and
            acquisition due diligence                       113
          Partnership down payments                      38,745
          Inland down payments                          (38,745)

          Acquisition cost and expense                 $ 10,088
                                                       ========

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2000. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                         Inland Real Estate Corporation

                                       2000          1999        1998        1997        1996        1995
                                    ----------------------------------------------------------------------
Gross revenues                      $ 150,892      123,788      73,302      29,422       6,328       1,180
Profit on sale of properties                0            0           0           0           0           0

Less:
  Merger consideration costs (E)       68,775            0           0           0           0           0
  Operating expenses                   47,727       40,303      21,017       8,863       1,873         327
  Interest expense                     33,682       25,654      13,422       5,655         597         164
  Program expenses                      6,493        7,298       3,114       1,576         449          22
  Depreciation & amortization          26,219       20,361      11,663       4,681         957         170

Net income (loss)-GAAP basis        $ (32,004)      30,172      24,086       8,647       2,452         497
                                    ======================================================================

Taxable income (loss) (A):

Total from operations                       0            0           0           0           0           0
From gain on sale                           0            0           0           0           0           0
                                    ======================================================================

Cash available (deficiency) from
  operations (B)                       58,063       52,262      37,440      15,218       5,180         978
Cash available from sales (C)               0            0           0           0           0           0
Cash (deficiency) from Financings      31,687      145,814     166,352      43,926      25,670           0
Total cash available before
  distributions and special items      89,750      198,076     203,792      59,144      30,850         978

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                 Inland Real Estate Corporation
                                               2000         1999        1998        1997        1996        1995
                                            ---------------------------------------------------------------------
Less distributions to investors:
  From operations                             54,368       48,773      33,454      11,899       3,286         607
  From sales and refinancings                      0            0           0           0           0           0
  From return of capital                           0            0           0           0           0           0
From supplemental capital contribution
  (return on capital)                              0            0           0           0           0           0

Less distributions to general partner:
  From operations                                  0            0           0           0           0           0
  From sales and refinancings                      0            0           0           0           0           0
Cash available after distributions before
  special items                               35,382      145,303     170,338      47,245      27,564         371

Special items:
  Advances (repayments) from (to) general
    partner or affiliates                          0            0           0           0           0           0
  Repurchase of shares (D)                    (9,615)      (3,704)     (1,317)       (421)        (30)        (27)
  Use of partnership reserves                      0            0           0           0           0           0
  Use of cash available for offering
    purposes                                       0            0           0           0           0           0
Cash available after distributions and
  special items                             $ 25,767      145,599     169,021      46,824      27,534         344
                                            =====================================================================

Tax data per $1,000 invested (A):

  Federal income tax results:
  Ordinary income (loss):
    From operations                                0            0           0           0           0           0
    From recapture                                 0            0           0           0           0           0
    Capital gain                                   0            0           0           0           0           0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                             90           89          88          86          82          78
    Return of capital                              0            0           0           0           0           0
    Supplemental capital contributions
      (return on capital)                          0            0           0           0           0           0
  Source (on cash basis):
    Sales                                          0            0           0           0           0           0
    Refinancings                                   0            0           0           0           0           0
    Operations (F)                                90           89          88          86          82          78
    Return of capital                              0            0           0           0           0           0
    Supplemental capital contributions
      (return on capital)                          0            0           0           0           0           0

Percent of properties remaining unsold(G)     100.00%
                                            ========

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                                     Inland Real Estate Corporation
                                                             (000's omitted)
                                    2000         1999        1998        1997        1996         1995
                                  ---------------------------------------------------------------------
Net cash provided by operating
  activities per the Form 10-K
  annual report or 10-Q
  quarterly report                $ 58,505      53,984      40,216      15,924       5,530         978
Principal payments on long-term
  debt                                 (71)        (88)        (74)        (67)          -           -
Payments for deferred loan fees       (371)     (1,634)     (2,702)       (639)       (350)          -

                                  $ 58,063      52,262      37,440      15,218       5,180         978
                                  ====================================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) The program established a share repurchase program which provides liquidity to investors. These funds were utilized by the program to repurchase shares, pursuant to the terms of the related prospectus.

(E) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III


(F) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.


                                   2000     1999     1998     1997     1996     1995
                                 -----------------------------------------------------
% of Distribution representing:
  Ordinary income                  76.67    73.67    76.22    74.19    83.50    94.24
  Return of Capital                23.33    26.33    23.78    25.81    16.50     5.76

                                  100.00   100.00   100.00   100.00   100.00   100.00


(G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


Table IV is a summary of operating and disposition results of prior public partnerships sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2000 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 2000.


                                                           Inland Real Estate
Program Name                                                Growth Fund, L.P.
--------------------------------------------------------------------------------

Dollar amount raised                                                    9,465
Number of properties purchased                                              2
Date of closing of offering                                          08/21/87
Date property sold                                                    Various

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                                      (1,245)
      Recapture                                                             0
      Capital Gain                                                      1,537

    Deferred Gain:
      Capital                                                               0
      Ordinary                                                              0

    Cash distributions to investors (cash basis):
      Sales                                                             1,093
      Operations                                                          196






(A) Data per $1,000 invested is presented as of December 31, 2000. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended December 31, 2000. Since January 1, 1998, partnerships sponsored by affiliates of our advisor had 38 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                     Cash       Selling             Secured
                                                   Received,  Commissions            Notes
                                                     net of     paid or   Mortgage  Received    Net    Original   Partnership
                                 Date     Date of   Closing   payable to  at Time   at Sale   Selling  Mortgage     Capital
                               Acquired    Sale     Costs(B)    Inland    of Sale     (C)      Price   Financing  Invested(D)  Total
------------------------------------------------------------------------------------------------------------------------------------
Land I Lots, Parcel #15        01/03/90    Var 98      645         0           0      1,968    2,613         0       2,366     2,366
Land I Lots, Parcel #21        03/08/90    Var 98      650         0        (450)     2,449    3,549         0       2,358     2,358
Land I 30 Acres of Parcel #16  01/29/90    Var 98       61         0           0      1,362    1,423         0         816       816
Land II Parcel #15             09/04/91    Var 98       (6)        0           0      2,750    2,744         0       1,043     1,043
Land II Lots Parcel #23        10/30/92    Var 98    2,142         0           0          0    2,142         0       1,455     1,455
Land II Lots Parcel #7         04/22/91    Var 98    1,402         0           0          0    1,402         0         997       997
Capital Fund Easement
  Parcel #5                    04/01/94    Var 98       63         0           0          0       63         0           7         7
Capital Fund Lots Parcel #2    11/09/93    Var 98      143         0           0          0      143         0          58        58
Capital Fund Lots Parcel #6    05/11/94    Var 98      109         0           0      1,125    1,234         0       1,215     1,215
Capital Fund Lots Parcel #13   10/06/94    Var 98    1,290         0           0          0    1,290         0       1,147     1,147
Capital Fund Lots Parcel #4    03/30/94    Var 98      681         0           0          0      681         0         121       121
Capital Fund Lots Parcel #18   11/02/95    Var 98    1,410         0           0          0    1,410         0       1,062     1,062
Growth Fund I
  - Scottsdale Sierra          12/31/85  05/06/98    7,255         0        (375)         0    7,630     3,283       3,755     7,038
Monthly Income Fund II
  - Eurofresh Plaza            12/31/90  11/30/99    2,540         0           0          0    2,540         0       2,186     2,186
Land I 10.391 Acres of
  Parcel #16                   01/29/90  12/15/99    1,494         0           0          0    1,494         0         291       291
Land I 27.51 Acres of
  Parcel #17                   01/29/90  01/29/99      484         0           0          0      484         0         321       321
Land I 96.29 Acres of
  Parcel #23                   05/08/90  08/26/99      589         0           0        750    1,339         0       1,309     1,309
Land II 19.6296 Acres of
  Parcel #7                    04/22/91    Var 99    1,866         0           0          0    1,866         0       1,390     1,390
Land II 20.138 Acres of
  Parcel #20                   01/31/92  06/30/99    1,265         0           0          0    1,265         0       1,250     1,250
Land II 1 Acre of
  Parcel #21                   05/26/92  03/16/99       49         0           0          0       49         0          19        19
Land II 2.4 Acres of
  Parcel #22                   10/30/92  07/27/99      295         0           0          0      295         0          26        26
Land II 5.8752 Acres of
  Parcel #23                   10/30/92    Var 99    1,096         0           0          0    1,096         0         821       821
Land II 2.108 Acres of
  Parcel #26                   03/10/93    Var 99      629         0           0        228      857         0         626       626
Capital Fund 13.503 Acres of
  Parcel #2                    11/09/93    Var 99      871         0           0          0      871         0         433       433
Capital Fund Parcel #3         03/04/94  02/04/99    2,594         0           0          0    2,594         0       1,362     1,362
Capital Fund 1.0331 Acres of
  Parcel #4                    03/30/94  08/19/99      348         0           0          0      348         0          70        70
Capital Fund 188.9 Acres of
  Parcel #5                    04/01/94  10/07/99      733         0           0          0      773         0         613       613
Capital Fund 2.977 Acres of
  Parcel #10                   09/16/94  11/03/99       87         0           0          0       87         0          39        39
Capital Fund 10.643 Acres of
  Parcel #14                   10/26/94  06/21/99      175         0           0          0      175         0          86        86
Monthly Income Fund I
  - McHenry Plaza              10/19/87  07/19/00    3,249       (69)          0          0    3,180         0       1,967     1,967
Monthly Income Fund I
  - Rantoul Walmart            08/05/88  11/17/00    1,715       (83)       (985)         0    2,617         0       2,656     2,656
Land I - 40 Acres, Parcel 2    01/19/89  05/11/00      199         0           0          0      199         0         160       160
Land I - Lot 5, Parcel 4       04/18/89  11/01/00      291         0           0          0      291         0          44        44
Land I - Parcel 16             01/29/90  12/12/00      280         0           0          0      280         0          95        95
Land II - Lots, Parcel 7       04/22/91   Various      864         0           0          0      864         0         803       803
Land II - Lots, Parcel 23      10/30/92   Various    1,523         0           0          0    1,523         0       1,378     1,378
Land II - Lots, Parcel 26      03/10/93   Various    1,863         0           0          0    1,863         0       1,406     1,406
Capital Fund - 123 Acres
  Parcel 11                    09/26/94  11/30/00    3,517         0           0          0    3,517         0       1,445     1,446

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                          Excess (deficiency)  Amount of
                                          of property          subsidies
                                          operating cash       included in
                                          receipts over cash   operating cash  Total Taxable   Ordinary Income
                                          expenditures (E)     receipts        Gain from Sale  from Sale          Capital Gain
--------------------------------------------------------------------------------------------------------------------------------
Land I Lots, Parcel #15                                     0               0              71                0              71
Land I Lots, Parcel #21                                     0               0             742                0             742
Land I 30 Acres of Parcel #16                               0               0           1,058                0           1,058
Land II Parcel #15                                          0               0           1,701                0           1,701
Land II Lots Parcel #23                                     0               0             521                0             521
Land II Lots Parcel #7                                      0               0             297                0             297
Capital Fund Easement Parcel #5                             0               0              57                0              57
Capital Fund Lots Parcel #2                                 0               0              78                0              78
Capital Fund Lots Parcel #6                                 0               0              11                0              11
Capital Fund Lots Parcel #13                                0               0             144                0             144
Capital Fund Lots Parcel #4                                 0               0             561                0             561
Capital Fund Lots Parcel #18                                0               0             348                0             348
Growth Fund I - Scottsdale Sierra                         822               0           4,356                0           4,356
Monthly Income Fund II-Eurofresh Plaza                  1,291               0             514                0             514
Land I 10.391 Acres of Parcel #16                           0               0           1,202                0           1,202
Land I 27.51 Acres of Parcel #17                            0               0             163                0             163
Land I 96.29 Acres of Parcel #23                            0               0            (102)               0            (102)
Land II 19.6296 Acres of Parcel #7                          0               0             352                0             352
Land II 20.138 Acres of Parcel #20                          0               0              15                0              15
Land II 1 Acre of Parcel #21                                0               0              31                0              31
Land II 2.4 Acres of Parcel #22                             0               0             270                0             270
Land II 5.8752 Acres of Parcel #23                          0               0             202                0             202
Land II 2.108 Acres of Parcel #26                           0               0             174                0             174
Capital Fund 13.503 Acres of Parcel #2                      0               0             420                0             420
Capital Fund Parcel #3                                      0               0           1,232                0           1,232
Capital Fund 1.0331 Acres of Parcel #4                      0               0             278                0             278
Capital Fund 188.9 Acres of Parcel #5                       0               0             160                0             160
Capital Fund 2.977 Acres of Parcel #10                      0               0              48                0              48
Capital Fund 10.643 Acres of Parcel #14                     0               0              89                0              89
Monthly Income Fund I - McHenry Plaza                   1,092               0             374                0             374
Monthly Income Fund I - Rantoul Walmart                 2,534               0             787                0             787
Land I - 40 Acres, Parcel 2                                 0               0              39                0              39
Land I - Lot 5, Parcel 4                                    0               0             246                0             246
Land I - Parcel 16                                          0               0             185                0             185
Land II - Lots, Parcel 7                                    0               0              (2)               0              (2)
Land II - Lots, Parcel 23                                   0               0              33                0              33
Land II - Lots, Parcel 26                                   0               0             320                0             320
Capital Fund - 123 Acres Parcel 11                          0               0           2,071                0           2,071

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V


(A) The table includes all sales of properties by the partnerships during the three years ended December 31, 2000. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

                                   APPENDIX B

                         DISTRIBUTION REINVESTMENT PLAN

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

      Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Second Amendment and Restatement of Charter, as amended (the "Charter"), has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

            i. As agent for the Stockholders who purchase Shares from the Company pursuant to the Company's public offering of its Shares (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

            ii. PROCEDURE FOR PARTICIPATION. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

            iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of
      (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

      It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

      The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

      If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

      It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

            iv. SHARE CERTIFICATES. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

            v. REPORTS. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

            vi. TERMINATION BY PARTICIPANT. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

            vii. AMENDMENT OR TERMINATION OF DRP BY THE COMPANY. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

            viii. LIABILITY OF THE COMPANY. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

            ix. GOVERNING LAW. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

            x. DEFINED TERMS.

            "ACT" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

            "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person;
      (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

            "DEALER MANAGER" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

            "DIRECTORS" means the members of the Board of Directors of the Company, including the Independent Directors.

            "INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

            "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

            "NASD" means the National Association of Securities Dealers, Inc.

            "OWNERSHIP LIMIT" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

            "SHARES" means the shares of voting common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

            "SOLICITING DEALERS" means the dealer members of the NASD, designated by the Dealer Manager.

            "STOCKHOLDERS" means the holders of Shares.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

          [INLAND RETAIL REAL ESTATE TRUST, INC. LOGO]

          PLEASE MAIL THE BLUE COPY, THE YELLOW COPY, AND YOUR CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523,
          Attn: Investor Services. Please use ballpoint pen or type the information. If you have questions, please call 800-826-8228.
--------------------------------------------------------------------------------
               INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO
               SUBSCRIBERS

INSTRUCTIONS   Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the
               Subscription Agreement/Signature Page which follows these
               instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ballpoint pen or type the information.
--------------------------------------------------------------------------------
 INVESTMENT    Item 1(a)--Enter the number of shares to be purchased and the
      A        dollars and cents amount of the purchase. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares ($3,000) for IRA accounts; Minnesota requires
               200 shares ($2,000) for IRA and qualified accounts).

               Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

               Item 1(b)--Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the prospectus, as
               supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option
               shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as
               described in the "Plan of Distribution-Deferred Commission
               Option" section of the prospectus, as supplemented to date.
--------------------------------------------------------------------------------
      B        Item 2--Check if you desire to participate in Distribution
               Reinvestment Program.
--------------------------------------------------------------------------------
REGISTRATION   Item 3--Enter the exact name in which the shares are to be held.
 INFORMATION   For co-owners enter the names of all owners. For investments by
      C        qualified plans, include the exact name of the plan. For
               investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.

               Item 4--Enter mailing address, state of residence and telephone number of owner. For qualified investments please enter mailing address of custodian or trustee.

               Item 5--Enter birth date(s) or date of incorporation.

               Item 6--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

               Item 7-- Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

               Item 8--Enter the Social Security number or Taxpayer I.D. number.
               The owner is certifying that this number is correct. For
               qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).
--------------------------------------------------------------------------------
      D        Item 9--Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.
--------------------------------------------------------------------------------
      E        Item 10--Check the appropriate box to indicate the type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as previous investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. If you check the Individual
               Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.
--------------------------------------------------------------------------------
  SIGNATURE    Item 11--The Subscription Agreement/Signature Page must be
      F        executed by the owner(s), and if applicable, the trustee or custodian.
--------------------------------------------------------------------------------
  ALTERNATE    Item 12--If owners desire direct deposit of his/her/their cash
 ADDRESS FOR   distributions to an account or address other than as set forth in
DISTRIBUTIONS  the Subscription Agreement/Signature Page, please complete.
  (Optional)   Please make sure account has been opened and account number is
      G        provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.
--------------------------------------------------------------------------------
BROKER/DEALER  Item 13--Enter the name of the broker/dealer and the name of the
  REGISTERED   Registered Representative, along with the street address, city,
REPRESENTATIVE state, zip code, telephone number, fax and e-mail of the
      H        Registered Representative. By executing the Subscription
               Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered
               Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered
               Representative (authorized signature) should sign where provided.

               Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/ broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

               Check the box to indicate whether the broker-dealer agrees to the
               Deferred Commission Option if the subscriber has elected the
               Deferred Commission Option; and the broker-dealer must sign, where provided, to acknowledge that agreement.
--------------------------------------------------------------------------------
SUBMISSION OF  The properly completed and executed Blue and Yellow copies of the
SUBSCRIPTION   Subscription Agreement/Signature Page together with a CHECK MADE
               PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" should be returned to the owner's Registered Representative or the offices of Inland
               Securities Corporation, 2901 Butterfield Road, Oak Brook,
               Illinois 60523.
--------------------------------------------------------------------------------

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing shares which are sold in the state of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

                                                                    01-00-386SEC

[INLAND RETAIL REAL ESTATE TRUST, INC. LOGO]


                                                INLAND RETAIL REAL ESTATE TRUST, INC.
                                                SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

                                   PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE
                                                TERMS AND CONDITIONS BEFORE SIGNING.
                                         SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.


------------------------------------------------------------------------------------------------------------------------------------
  (1)A INVESTMENT                                              MAKE CHECK PAYABLE TO LBNA/ESCROW AGENT FOR IRRET

       This subscription is in the amount of $_________________ for the purchase of ______________ shares of Inland Retail Real A
       Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).

       THIS IS AN:   [ ] INITIAL INVESTMENT   [ ] ADDITIONAL INVESTMENT

  (1)b [ ] CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed below)
------------------------------------------------------------------------------------------------------------------------------------
B (2)  DISTRIBUTION REINVESTMENT PROGRAM: [ ] YES  Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus. Distributions will be made by check unless box is marked.
------------------------------------------------------------------------------------------------------------------------------------

  (3)  REGISTERED OWNER
       [ ] Mr. [ ] Mrs. [ ] Ms. __________________________________________________________________    ____________-_________-_______
       CO-OWNER                                                                                          (AREA CODE) HOME TELEPHONE
       [ ] Mr. [ ] Mrs. [ ] Ms. __________________________________________________________________

  (4)  MAILING ADDRESS          __________________________________________________________________    ____________-_________-_______
                                                                                                      (AREA CODE) BUSINESS TELEPHONE
C      CITY, STATE & ZIP CODE   __________________________________________________________________
                                                                                                      ______________________________
       STATE OF RESIDENCE       ______  (5) BIRTH DATE ___________________________________________     (6) PLEASE INDICATE
                                                       MONTH  DAY  YEAR          MONTH  DAY  YEAR            CITIZENSHIP STATUS
                                                                                                      ______________________________

                                                                                                       [ ]  U.S. CITIZEN
  (8)  SOCIAL SECURITY #        ________-___________-__________                                        [ ]  RESIDENT ALIEN
                                                                  CORPORATE OR CUSTODIAL               [ ]  NON-RESIDENT ALIEN
                                                                  TAX IDENTIFICATION NUMBER           ______________________________
       CO-OWNER                                                                                        (7) [ ] EMPLOYEE OR AFFILIATE
       SOCIAL SECURITY #        ________-___________-__________   ___________________________

------------------------------------------------------------------------------------------------------------------------------------
  (9)                        RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OF QUALIFIED PLAN
------------------------------------------------------------------------------------------------------------------------------------
D
------------------------------------------------------------------------------------------------------------------------------------
STREET                             CITY                                           STATE                              ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  (10) CHECK ONE
  A [ ] INDIVIDUAL OWNERSHIP       G [ ] CORPORATE OWNERSHIP                         M [ ] PENSION OR PROFIT SHARING PLAN
                                                                                           [ ] TAXABLE [ ] EXEMPT UNDER SECTION 501A
  B [ ] TOD (FILL OUT TOD FORM TO  H [ ] PARTNERSHIP OWNERSHIP                       N [ ] TRUST/DATE TRUST ESTABLISHED ____________
E       EFFECT DESIGNATION)        I [ ] IRA                                               NAME OF TRUSTEE OR OTHER ADMINISTRATOR
  C [ ] JOINT TENANTS WITH         J [ ] QUALIFIED PLAN (KEOGH)                            _________________________________________
        RIGHTS OF SURVIVORSHIP     K [ ] SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.)        [ ] TAXABLE     [ ] GRANTOR A OR B
  D [ ] COMMUNITY PROPERTY         L [ ] UNIFORM GIFTS TO MINORS ACT                 O [ ] ESTATE
  E [ ] TENANTS IN COMMON                STATE OF ___________ A CUSTODIAN            P [ ] OTHER (SPECIFY) ________________________
  F [ ] TENANTS BY THE ENTIRETY          FOR _____________________________             [ ] TAXABLE     [ ] NON-TAXABLE
------------------------------------------------------------------------------------------------------------------------------------

  (11) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription
  Agreement/ Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
    (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the
        Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain
F       circumstances, that a holder of shares shall give written notice and provide certain information to the Company.
    (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least
        $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
    (c) represents that the investors are purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
    (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents)
    (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

PRINT NAME OF CUSTODIAN OR TRUSTEE (IF APPLICABLE)                       ___________________________________________________________
                                                                         AGREEMENT DATED
_______________________________________________________________          X__________________________________________________________
                                                                          SIGNATURE--REGISTERED OWNER
___________________________________________________________              X__________________________________________________________
 AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)                              SIGNATURE--CO-OWNER

------------------------------------------------------------------------------------------------------------------------------------
A SALE OF THE SHARES MAY NOT BE COMPLETED BY THE SOLICITING DEALERS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE
PROSPECTUS
------------------------------------------------------------------------------------------------------------------------------------

  (12) DIRECTLY DEPOSIT CASH DISTRIBUTIONS (OPTIONAL) TO: _______________________________________  ACCOUNT NUMBER--MUST BE FILLED IN

  Name of Bank,
G BROKERAGE FIRM                                                                X___________________________________________________
  OR INDIVIDUAL   ______________________________________________                 SIGNATURE--REGISTERED OWNER MAILING ADDRESS

  MAILING ADDRESS ______________________________________________

  CITY, STATE &                                                                 X___________________________________________________
  ZIP CODE        ______________________________________________                 SIGNATURE--CO-OWNER
------------------------------------------------------------------------------------------------------------------------------------
  (13)  BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

  NAME OF REGISTERED
  REPRESENTATIVE
H [ ] Mr. [ ] Mrs. [ ]  Ms. __________________________________________________________         __________-______________-___________
                                                                                               REGISTERED REPRESENTATIVE'S TELEPHONE

  MAILING ADDRESS           __________________________________________________________         HAVE YOU CHANGED BROKER/DEALERS?
                                                                                               [ ] YES   [ ]  NO

  CITY, STATE &
  ZIP CODE                  __________________________________________________________         REGISTERED REPRESENTATIVE'S E-MAIL:

                                                                                               _____________________________________

  BROKER/DEALER
  NAME                      __________________________________________________________         REGISTERED REPRESENTATIVE'S FAX:

  HOME OFFICE                                                                                  _____________________________________
  MAILING ADDRESS           __________________________________________________________
                                                                                               X____________________________________
  CITY, STATE &                                                                                SIGNATURE--REGISTERED REPRESENTATIVE
  ZIP CODE                  __________________________________________________________


  [ ] REGISTERED INVESTMENT ADVISOR (RIA) (check here). This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed
  Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.



  [ ] DEFERRED COMMISSION OPTION: Check the box if broker/dealer has agreed to this option. Broker/dealer signature:________________


                     INLAND RETAIL REAL ESTATE TRUST, INC.


                               LASALLE BANK N.A.

                                PARTICIPANT COPY

                           BROKER/REPRESENTATIVE COPY

                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE


     Certain states have imposed special financial suitability standards for subscribers who purchase shares.

     If the subscriber is a resident of Maine, the subscriber must have either:
(i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

     If the subscriber is a resident of Massachusetts, Oregon, Missouri or Tennessee, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

     In addition, if the subscriber is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

     We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in this Subscription Agreement, "Inland" refers to The Inland Group, Inc. and its affiliates. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

     By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.






--------------------------------------------------------------------------------
OFFICE USE ONLY      Investor Check Date _______
                     Investor Check # __________
                                                     Owner Account
                                                     Number        _____________
                     Check Amount $ ____________     Co-Owner
                                                     Account Number_____________
Broker/Dealer___________________________________
--------------------------------------------------------------------------------

                                   APPENDIX D

                         TRANSFER ON DEATH DESIGNATION

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)

USE THIS FORM TO DESIGNATE A T.O.D.                    PLEASE MAIL THIS FORM TO:
BENEFICIARY(IES).                                  INLAND SECURITIES CORPORATION
THIS FORM IS NOT VALID FOR IRA ACCOUNTS.                   2901 BUTTERFIELD ROAD
                                                       OAK BROOK, ILLINOIS 60523
                                                         ATTN: INVESTOR SERVICES

--------------------------------------------------------------------------------
A.    INVESTOR INFORMATION
--------------------------------------------------------------------------------

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

      --------------------------------------------------------------------------

2.    Social Security number(s) of registered owner(s):

      --------------------------------------

      --------------------------------------

3.    Daytime phone number:

      --------------------------------------

4.    State(s) of Residence:

      --------------------------------------------------------------------------

--------------------------------------------------------------------------------
B.    TRANSFER ON DEATH DESIGNATION
--------------------------------------------------------------------------------

PLEASE REVIEW THE REVERSE SIDE FOR ADDITIONAL TRANSFER ON DEATH INFORMATION.

I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.    Name of Primary Beneficiary:

      --------------------------------------------------------------------------

2.    Social Security Number:

      --------------------------------------

     OR Tax Identification Number:

      --------------------------------------

      3.    Percentage: _____%

      1.    Name of Primary Beneficiary:

      --------------------------------------------------------------------------

      2.    Social Security Number:

      --------------------------------------

      OR Tax Identification Number:

      --------------------------------------

      3.    Percentage: _____%

--------------------------------------------------------------------------------
C. SIGNATURE
--------------------------------------------------------------------------------

By signing below, I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I hereby revoke any beneficiary designation(s) made previously with respect to my Inland shares. I have reviewed the information on the reverse side of this agreement. I agree on behalf of myself and my heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my shares in accordance with this T.O.D. designation.

I further understand that Inland Retail Real Estate Trust, Inc. cannot provide any legal advice and I agree to consult with my attorney, if necessary, to make certain that the T.O.D. designation is consistent with my estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND RETAIL REAL ESTATE TRUST, INC.

x_____________________________________    x_____________________________________
Signature                         Date     Signature                        Date

--------------------------------------------------------------------------------
TRANSFER ON DEATH INFORMATION
--------------------------------------------------------------------------------

      - A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.


      - Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.

      - A T.O.D. designation will be accepted only where shares are owned either (1) by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.

      - Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to natural person(s).

      - A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.

      - If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.

      -     A minor may not be named as a beneficiary.

      - A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

      - A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.

      - A T.O.D. designation may be voided at any time by Inland Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
------------------

                                   APPENDIX E1

                              LETTER OF DIRECTION

___________, 20___

Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523

RE:   Registered Investment Advisory Fees
      Account No. _________  ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to _______________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution paid by Inland Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees.

      $__________________;  OR

      ___________________% of the cash distributions paid by the Company on my
                           Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,


                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION

_____________, 20___

Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523

RE:   Revocation of Instruction
      Account No. ____________  ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to ______________, my registered investment advisor, pursuant to my letter to you dated _________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,


                                      E2-1

                                   APPENDIX F

                             PRIVACY POLICY NOTICE

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Retail Real Estate Trust, Inc.

1. INFORMATION WE MAY COLLECT

We may collect nonpublic personal information about you from three sources:

- Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

- Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

- Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2. PERSONS TO WHOM WE MAY DISCLOSE INFORMATION

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

- Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

- Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

-     If we suspect fraud.

- To protect the security of our records, Web site and telephone customer service center.

-     Information you have authorized us to disclose.

3. PROTECTING YOUR INFORMATION

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

- Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

- Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

- Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

- Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4. FORMER CUSTOMERS

We treat information concerning our former customers the same way we treat information about our current customers.

5. KEEPING YOU INFORMED

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

                            UP TO 168,000,000 SHARES


                      INLAND RETAIL REAL ESTATE TRUST, INC.

                                  COMMON STOCK



                         -------------------------------


                               P R O S P E C T U S

                         -------------------------------





                          INLAND SECURITIES CORPORATION

      You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

      UNTIL             , 2002 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses (other than selling commissions) expected to be incurred by the Company while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee are estimates.

Securities and Exchange Commission Registration Fee.......................      $   155,112.45
NASD Filing Fee...........................................................      $    30,500.00
Printing and Mailing Expenses.............................................      $ 2,500,000.00
Blue Sky Fees and Expenses................................................      $   500,000.00
Legal Fees and Expenses...................................................      $   200,000.00
Accounting Fees and Expenses..............................................      $   150,000.00
Advertising and Sales Literature..........................................      $ 4,000,000.00
Due Diligence.............................................................      $ 2,000,000.00
Miscellaneous.............................................................      $ 5,000,000.00

  Total...................................................................      $14,535,612.45

ITEM 32.  SALES TO SPECIAL PARTIES.

         Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which receive volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts."

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         As of March 15, 2002, the Company has sold the following securities for the following aggregate offering prices: In September 1998, Inland Retail Real Estate Advisory Services, Inc., the Advisor, purchased from the Company 20,000 shares of common stock ("Shares") for $10 per Share, for an aggregate purchase price of $200,000 in connection with the Company's organization. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares. No sales commissions or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

         Options to purchase an aggregate of 12,000 Shares at an exercise price of $9.05 per Share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 Shares as to each of the three Independent Directors plus options for 500 Shares each on the date of the first annual meeting and 500 Shares each on the date of the second annual meeting). Such options were granted without registration under the Act in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering. None of such options have been exercised. Therefore, no Shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XV of the Company's Third Articles of Amendment and Restatement of Charter, as amended (the "Articles"), provides as follows:

SECTION 3.        INDEMNIFICATION

         (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

         (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

         (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

         (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

         The Company's Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnified Party's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

         We entered into separate indemnification agreements with each of our Directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the Board of Directors or by the stockholders to eliminate the rights it provides.

         To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         The following financial statements are included as part of the registration statement in the prospectus.

         1.       INLAND RETAIL REAL ESTATE TRUST, INC.:

                  a.   Independent Auditor's Report

                  b. Consolidated Financial Statements at December 31, 2001 and 2000 and for the three years ended December 31, 2001

                  c. Notes to Consolidated Financial Statements at December 31, 2001 and 2000 and for the three years ended December 31, 2001

                  d. Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2001

                  e. Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2001

                  f. Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001

                  g. Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001

         2.       THE THOMAS PROPERTIES ACQUIRED IN 2002:

                  a.   Independent Auditors' Report

                  b. Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

                  c. Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         All schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)      Exhibits.

EXHIBIT NO.                DESCRIPTION

1.1           Form of Dealer Manager Agreement by and between Inland Retail Real
              Estate Trust, Inc. and Inland Securities Corporation.

1.2           Form of Soliciting Dealers Agreement by and between Inland Securities
              Corporation and the Soliciting Dealers.

1.3           Form of Warrant Purchase Agreement by and between Inland Retail Real
              Estate Trust, Inc. and Inland Securities Corporation.

3.1           Third Articles of Amendment and Restatement of Charter of Inland
              Retail Real Estate Trust, Inc.

3.1(a)        Articles of Amendment of Inland Retail Real Estate Trust, Inc. filed
              April 2, 2002.

3.2           Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc.
              (Included as Exhibit 3.2 to Form 10-K for the year ended December 31,
              2001 (File No. 000- 30413) and incorporated herein by reference.)

3.2(a)        Amendment to Amended and Restated Bylaws of Inland Retail Real Estate
              Trust, Inc. dated February 22, 2002. (Included as Exhibit 3.2(a) to
              Form 10-K for the year ended December 31, 2001 (File No. 000-30413)
              and incorporated herein by reference.)

4.1           Agreement of Limited Partnership of Inland Retail Real Estate Limited
              Partnership. (Included as Exhibit 4.1 to the Company's Registration
              Statement on Form S-11 filed November 28, 2000 (File No. 333-50822)
              and incorporated herein by reference.)

4.1(a)        First Amendment to Agreement of Limited Partnership of Inland Retail
              Real Estate Limited Partnership. (Included as Exhibit 4.1(a) to the
              Company's Registration Statement on Form S-11 filed November 28, 2000
              (File No. 333-50822) and incorporated herein by reference.)

4.2           Specimen Certificate for the Shares. (Included as Exhibit 4.2 to the
              Company's Registration Statement on Form S-11 filed September 28, 1998
              (File No. 333-64391) and incorporated herein by reference.)

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the Shares being registered.*

8             Opinion of Katten Muchin Zavis Rosenman as to tax matters.*

10.1          Form of Escrow Agreement by and among Inland Retail Real Estate Trust,
              Inc., Inland Securities Corporation and LaSalle National Bank, N.A.

10.2          First Amended and Restated Advisory Agreement by and between Inland
              Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory
              Services, Inc. (Included as Exhibit 10.2 to the Company's Registration
              Statement on Form S-11 filed November 28, 2000 (File No. 333-50822)
              and incorporated herein by reference.)

10.2(a)       First amendment to first Amended and Restated Advisory Agreement.
              (Included as Exhibit 10.2(a) Post-Effective Amendment No. 2 to the
              Company's Registration Statement filed on August 1, 2001 (File No.
              333-50822) and incorporated herein by reference.)

10.3(a)       Amended and Restated Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail
              Real Estate Trust, Inc. and Inland Southeast Property Management Corp.

10.3(b)       Master Management Agreement, including the form of Management
              Agreement for each Property by and between Inland Retail Real Estate
              Trust, Inc. and Inland Southern Management LLC.

10.4          First Amended and Restated Property Acquisition Service Agreement by
              and among Inland Retail Real Estate Trust, Inc., Inland Retail Real
              Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland
              Real Estate Advisory Services, Inc., and Inland Real Estate
              Acquisitions, Inc. (Included as Exhibit 10.4 to the Company's
              Registration Statement on Form S-11 filed November 28, 2000 (File No.
              333- 50822) and incorporated herein by reference.)

10.5          Independent Director Stock Option Plan. (Included as Exhibit 10.5 to
              Amendment No. 1 to the Company's Registration Statement on Form S-11
              filed January 7, 1999 (File No. 333-64391) and incorporated herein by reference.)

10.5(a)       Form of Option Agreement for initial grant of options. (Included as an
              Exhibit to Amendment No. 4 to the Company's Registration Statement
              filed on May 3, 2000 (File No. 333-64391) and incorporated herein by reference.)

10.5(b)       Form of Option Agreement for subsequent grant of options. (Included as
              Exhibit 10.5(b) to Amendment No. 6 to the Company's Registration
              Statement filed on August 2, 2000 (File No. 333-64391) and incorporated herein by reference.)

10.6          Form of Indemnification Agreement by and between Inland Retail Real
              Estate Trust, Inc. and its Directors and executive officers. (Included as Exhibit 10.6 to Amendment No. 3 to the Company's Registration
              Statement on Form S-11 filed February 9, 1999 (File No. 333-64391) and incorporated herein by reference.)

10.7          Agreement dated March, 1999 between Inland Retail Real Estate Trust,
              Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (Included as Exhibit 10.7 to the Company's Registration
              Statement on Form S-11 filed November 28, 2000 (File No. 333-50822)
              and incorporated herein by reference.)

21            Subsidiaries of the Registrant.

23.1          Consent of KPMG LLP.

23.2          Consent of Ballard Spahr Andrews & Ingersoll, LLP.*

23.3          Consent of Katten Muchin Zavis Rosenman.*

24            Power of Attorney (included on signature page to the Registration
              Statement).


*             To be filed by Amendment.

ITEM 37.  UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

         D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

         E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

        The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

         F. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 5th day of April, 2002.

                                           INLAND RETAIL REAL ESTATE TRUST, INC.


                                           By: /s/ Robert D. Parks
                                               ---------------------------------
                                               Robert D. Parks, Chairman, Chief
                                               Executive Officer and Director

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Scott W. Wilton and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME                                CAPACITY                              DATE
                  ----                                --------                              ----
                                             Chairman, Chief Executive
                                             Officer and Director
          /s/ Robert D. Parks                (Principal Executive Officer)               April 5, 2002
          --------------------------
               Robert D. Parks


          /s/ Barry L. Lazarus               President, Chief Operating                  April 5, 2002
          --------------------------         Officer, Treasurer and Chief
               Barry L. Lazarus              Financial Officer and Director
                                             (Principal Accounting and
                                             Financial Officer)


          /s/ Daniel K. Deighan              Director                                    April 5, 2002
          --------------------------
               Daniel K. Deighan


          /s/ Kenneth E. Masick              Director                                    April 5, 2002
          --------------------------
               Kenneth E. Masick


          /s/ Michael S. Rosenthal           Director                                    April 5, 2002
          --------------------------
                Michael S. Rosenthal

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
----------     -----------
1.1            Form of Dealer Manager Agreement by and between Inland Retail
               Real Estate Trust, Inc. and Inland Securities Corporation.

1.2            Form of Soliciting Dealers Agreement by and between Inland
               Securities Corporation and the Soliciting Dealers.

1.3            Form of Warrant Purchase Agreement by and between Inland Retail
               Real Estate Trust, Inc. and Inland Securities Corporation.

3.1            Third Articles of Amendment and Restatement of Charter of Inland
               Retail Real Estate Trust, Inc.

3.1(a)         Articles of Amendment of Inland Retail Real Estate Trust, Inc.
               filed April 2, 2002.

10.1           Form of Escrow Agreement by and among Inland Retail Real Estate
               Trust, Inc., Inland Securities Corporation and LaSalle National
               Bank, N.A.

10.3(a) Amended and Restated Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast
               Property Management Corp.

10.3(b)        Master Management Agreement, including the form of Management
               Agreement for each Property by and between Inland Retail Real
               Estate Trust, Inc. and Inland Southern Management LLC.

21             Subsidiaries of the Registrant.

23.1           Consent of KPMG LLP.

24             Power of Attorney (included on signature page to the Registration
               Statement).